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2023 Annual Meeting of Shareholders Proxy Statement

Martin Marietta

2023

ANNUAL MEETING OF SHAREHOLDERS | PROXY STATEMENT

2023 Annual Meeting of Shareholders Proxy Statement Martin Marietta ANNUAL MEETING OF SHAREHOLDERS | PROXY STATEMENT

April 13, 2023

Dear Shareholders:

It is my pleasure to invite you to attend Martin Marietta’s 2023 Annual Meeting of Shareholders on Thursday, May 11, 2023. This document provides some of the highlights of our key actions and important decisions in 2022, as well as information about our financial and other performance. Please review this Proxy Statement and the 2022 Annual Report for more information about these topics.

Record 2022 Financial Performance

In 2022 Martin Marietta delivered another year of strong financial results marking eleven years of consecutive growth for consolidated products and services revenues, gross profit and Adjusted EBITDA. We achieved product and services revenues from continuing operations of $5.7 billion, up 13% from $5.1 billion in 2021. We increased our dividend 8% in August 2022 (following a 7% increase in 2021) and during the year returned $309 million to shareholders through a combination of meaningful and sustainable dividends and share repurchases. Our five-year Total Shareholder Return (TSR) is 59% and ten-year TSR is 295%. These significant accomplishments demonstrate the continued success of our deliberate strategic planning process, our team’s outstanding operational execution, and the long-term resiliency and earnings power of our aggregates-led business.

Important Investments for Long-Term Success

Over recent years we have made tremendous progress on our Strategic Operating Analysis and Review (SOAR) 2025 initiatives. Since the launch of SOAR in 2010, the Company has invested nearly $8.0 billion in acquisitions, resulting in an enviable coast-to-coast geographic footprint in which we enjoy leading positions in many of the nation’s most attractive high-growth markets. In 2022, we also invested in our newly acquired West Coast operations with financial and management resources that improved training, safety, equipment, and financial performance. We also divested our Northern California cement facilities, our concrete operations in Southern California, Colorado and Central Texas, and entered into an agreement to divest our Southern California cement facilities. These important portfolio-shaping undertakings help position the Company for continued long-term success and are a testament to our team’s commitment to Martin Marietta’s vision and strategic priorities.

Environmental, Social and Governance Priorities

We continued our relentless focus on world-class safety performance, delivering a company-wide Total Injury Incident Rate (TIIR) of 0.78 in 2022, exceeding the world-class rate of 0.90 for the second consecutive year. Moreover, our fidelity to our Guardian Angel culture meant that 99.8% of our over 9,000 employees experienced ZERO lost-time incidents. Our safety performance sets the foundation for our long-term financial strength and successful SOAR execution. Martin Marietta’s goal is ZERO incidents.

Our stakeholders are increasingly focused on environmental, social, and governance (ESG) matters. We recognize the importance of building a resilient and sustainable company; our management’s engagement and the Board of Director’s oversight of our sustainability efforts are focused on transparency, responsiveness and vision. Our senior management team and I engage personally and continuously with our stakeholders to listen carefully and share thoughts regarding ESG; the important feedback we receive on these issues helps inform our policies, practices and disclosures. Among other things, since 2022:

•	We enhanced transparency of our diversity and inclusion progress by publishing our EEO-1 report data.

•

We joined the CEO Pledge for Diversity & Inclusion supporting a trusting environment where all ideas are welcomed and employees comfortable and empowered to have discussions about diversity and inclusion.

•

We launched a dedicated section on our Company’s website highlighting Inclusion, Engagement and Diversity at Martin Marietta and elevated the Head of Inclusion and Engagement to a vice president level position. Our Head of Inclusion and Engagement implements programs and training and advances a culture in furtherance of development, retention and engagement of our employees.

•

We will publish our 9th annual Sustainability Report in April 2023, which will expand our ESG disclosures, add clarity to our business’ related performance, our opportunities and challenges, and commit to goals we can achieve.

•

In last year’s letter to you, published in April 2022, I noted our continued progress on sustainability matters, including our Scope 1 reduction targets for greenhouse gas emissions (GHGs) and goals to reduce or offset our Scope 2 GHGs including a Scope 2 goal with a net zero target for 2050 as well as a roadmap for achieving our 2030 and 2050 reduction targets. In our 2022 Sustainability Report published later this month, we will provide more detail on our ambition to be net zero by 2050 across our entire value chain, including various initiatives we have implemented, and plan to implement, to fulfil our commitments.

•	We are adding a new website section providing additional transparency with respect to the Company’s political contributions and lobbying activities.

•

We refreshed the leadership of the Audit Committee and the Ethics, Environment, Safety and Health (EESH) Committee with a continued focus on diversity and ensuring our Board composition and skills are aligned with our strategy.

Over the past seven years, we have added seven new independent directors. Almost half (45 percent) of our Board is diverse, including three women, two African American and one Hispanic director, each of whom brings strong backgrounds and experience with publicly-traded companies and adds unique insights to our Board mix. At this year’s Annual Meeting, Smith W. Davis will retire in accordance with the mandatory retirement provision in our bylaws. Mr. Davis has been a superb and insightful member of our Board; we are extremely grateful for his steady guidance and thoughtful leadership throughout his Board tenure and as Chair of our EESH Committee. We wish him well in retirement.

Your Vote Matters

I urge you to promptly cast your vote, You may do so by either returning the enclosed Proxy Card or by the electronic or telephone options described in our Proxy Statement. On behalf of our Board of Directors, thank you for your investment in Martin Marietta. We look forward to continuing to deliver strong and responsible performance, innovation and growth to our customers, our shareholders and our other stakeholders.

Sincerely,

C. Howard Nye

Chairman of the Board, President and Chief Executive Officer

Notice of 2023 Annual Meeting of Shareholders

	Item of Business	For More Information See Page	Board Recommendation

Annual Meeting of Shareholders

When:

Thursday, May 11, 2023, 11:30 a.m. ET

Place:

4123 Parklake Avenue, Raleigh, NC 27612

(our principal executive offices)

Who Can Vote:

Shareholders of record at the close of
business on March 6, 2023

Item 1	To elect 10 directors	23	FOR
Item 2	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for 2023	37	FOR
Item 3	To vote on an advisory resolution to approve the compensation of our named executive officers	88	FOR
Item 4	To vote on an advisory resolution regarding the frequency of shareholder votes on executive compensation	89	EVERY 1 YEAR
Item 5	To vote on a shareholder proposal, if properly presented at the meeting, described in the accompanying proxy statement	90	AGAINST
	Any other matters that may properly come before the meeting

Date of Availability:

This Notice, Proxy Statement, the Proxy Card, and the Notice of Meeting are being sent commencing on approximately April 13, 2023 to shareholders of record at the close of business on March 6, 2023.

Your vote is important. You may vote in person at the 2023 Annual Meeting of Shareholders (Annual Meeting) or submit a proxy over the internet. If you have received a paper copy of the Proxy Card (or if you request a paper copy of the materials), you may submit a proxy by telephone or by mail.

Whether or not you expect to attend the meeting, we hope you will date and sign the enclosed Proxy Card and mail it promptly in the enclosed stamped envelope. Submitting your proxy now will not prevent you from voting your shares at the meeting, as your proxy is revocable at your option.

If you submit your proxy by telephone or over the internet, you do not need to return your Proxy Card by mail.

Sincerely,

Roselyn R. Bar

Executive Vice President, General Counsel

and Corporate Secretary

Martin Marietta Materials, Inc.

Raleigh, North Carolina

April 13, 2023

How to Vote: It is important that your shares be represented and voted at the Annual Meeting. We urge you to vote by using any of these methods.
Via the internet www.voteproxy.com
By Telephone 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from outside the United States
By Mail Sign, date and mail your proxy card in the envelope provided
In Person Attend the Annual Meeting and vote by ballot

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of

Shareholders: The Proxy Statement and Annual Report on Form 10-K are available at

https://ir.martinmarietta.com/reports-filings/annual-reports-and-proxies.

2023 PROXY STATEMENT

  ◆  PROXY

Proxy Statement Highlights

Shareholders Benefit from Martin Marietta’s Record 2022 Performance

This summary provides highlights of selected information about Martin Marietta Materials, Inc. (the Company, Martin Marietta, we or us) from this Proxy Statement. The Board of Directors is providing the Notice of 2023 Annual Meeting of Shareholders, this Proxy Statement and Proxy Card (the Proxy Materials) in connection with the Company’s solicitation of proxies for the 2023 Annual Meeting (the Annual Meeting) to be held on May 11, 2023, and at any adjournment or postponement thereof.

This proxy summary highlights information contained elsewhere in our Proxy Statement. The summary does not contain all the information that you should consider, and we encourage you to read the entire Proxy Statement before voting.

These are highlights of our financial performance in 2022:

•	Product and services revenues from continuing operations of $5.7 billion, up 13%

•	Net earnings attributable to continuing operations of $856 million

•	Gross profit from continuing operations of $1.4 billion, an increase of 6%

•	Earnings from operations from continuing operations of $1.2 billion

•	Adjusted EBITDA from continuing operations increased 5% to $1.6 billion*

•	Quarterly dividend increase of 8%, resulting in total annual dividends paid of $159 million, or $2.64 per share on an annualized basis

•	Diluted earnings per share from continuing operations of $13.70

•	Adjusted diluted earnings per share from continuing operations of $12.07*

•	Capital investments into operations of $482 million

•	Announced and/or completed over $1 billion of non-core asset divestitures in 2022, continuing our long track record of delevering following acquisitions, returning net leverage to 2.5x at December 31, 2022*

*Please see Appendix B for a reconciliation of non-GAAP measures to GAAP measures

RECORD FINANCIAL PERFORMANCE PRODUCTS AND SERVICES REVENUES $5.7 B +13% GROSS PROFIT $1.4 B +6% ADJUSTED EBITDA $1.6 B +5%

Proposal 1	Election of 10 Directors The Board recommends a vote FOR each of the Directors	See pages 23-27 for more information

Proposal 2	Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Auditors for 2023 The Board recommends a vote FOR ratification of PricewaterhouseCoopers for 2023	See pages 37-38 for more information

Proposal 3	Advisory Vote to Approve the Compensation of our Named Executive Officers The Board recommends a vote FOR our Say-On-Pay proposal	See page 88 for more information

Proposal 4	Advisory Vote on the Frequency of Executive Compensation Vote The Board recommends EVERY 1 YEAR as the frequency of Executive Compensation Votes	See page 89 for more information

Proposal 5	Vote on a Shareholder Proposal, if properly presented at the meeting The Board recommends AGAINST	See pages 90-95 for more information

MARTIN MARIETTA 1

PROXY  ◆

Measuring our Performance

World-Class Safety

We are committed to our Guardian Angel safety culture where Zero is Possible, and achieved a world-class lost-time incident rate (LTIR) for the sixth consecutive year. With a company-wide Total Injury Incident Rate (TIIR) of 0.78, we exceeded the world-class rate of 0.90.

Record Financial Performance We achieved record financial performance in 2022

* Please see Appendix B for a reconciliation of non-GAAP measures to GAAP measures.

2 2023 PROXY STATEMENT

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Execution of Strategic Plan

Our strategic plan inclusive of targeted platform and bolt-on acquisitions has resulted in best-in-class short- and long-term shareholder returns and has given us a meaningful presence in ten of the 11 U.S. megaregions, large networks of metropolitan population centers covering thousands of square miles.

Creation of Long-Term Value

Our accomplishments in 2022 and execution of our strategic plan have helped position the Company for continued long-term success and are a testament to our team’s commitment to Martin Marietta’s vision and strategic priorities

* Leverage ratio includes the discharge of $700 million in notes due 2023.

MARTIN MARIETTA 3

PROXY  ◆

Commitment to Sustainability Sustainability is part of our culture, including operating in an environmentally responsible manner

2050 Net Zero ambition with strong 2030 commitments

Martin Marietta has an ambition to be Net Zero by 2050 across our entire value chain. We have made a commitment to reduce the intensity of our Scope 1 CO2e process emissions from our heritage cement operations as compared to 2010 levels by 2030. We have made a commitment to reduce the intensity of our Scope 1 CO2e process emissions from our magnesia specialties business as compared to 2010 levels by 2030. We have made a commitment to reduce or offset 30% of our Scope 2 CO2e emissions by 2030 with a baseline year of 2021 and a goal of Net Zero Scope 2 emissions by 2050.[1] We are expanding our Net Zero goals to include a Net Zero by 2050 ambition for our Scope 1 emissions.

Strategy

As outlined in our Sustainability Report, Martin Marietta has a roadmap for achieving its sustainability goals including our ambitions and commitments. We seek ways to create lower carbon products. We have a growing recycled aggregates business in Texas, Minnesota and California. We are invested in our Magnesia Specialties business which produces magnesia-based products that help our customers reduce their harmful air emissions and chemical usage, as well as help purify water and neutralize nuclear waste among other applications. Our Management Development and Compensation Committee reviews management’s performance with regard to its sustainability goals and considers those achievements in determining incentive pay.

Resilience

We review physical and transition climate risks and the impact on the business of various climate scenarios and opportunities. We disclose those risks and the materiality of those potential impacts in our Annual Report. Our risk management process and sustainability oversight structure allow the Board and management to address and manage climate risks in the same manner as other material risks to the Company.

Collaboration

We actively participate in a dialogue to reduce emissions and the related impact on climate change. We participate in working groups both at the Portland Cement Association (PCA) and National Ready Mixed Concrete Association to evaluate the feasibility and/or opportunity associated with PCA’s 2050 “Net Zero Roadmap,” along with other developments relevant to commercial-scale carbon capture and storage (CCS) technologies that we anticipate being considered by the industry in the coming years. We work with Fortera, a Silicon Valley-based materials technology company, that is permitting and constructing a pilot carbon capture plant and determining the feasibility of this technology at other locations.

[1]

Facilities in most source categories subject to the United States Environmental Protection Agency’s (USEPA’s) Greenhouse Gas Reporting Program (codified at 40 CFR Part 98), including cement production, began reporting emissions in 2010. Thus, we believe 2010 is a year with reliable and comparable data across a side range of facilities in the U.S. Our Scope 1 CO2e emissions intensity associated with our cement operations in 2010 was 0.836. Notably, when we announced our 2030 emissions reduction targets in 2019, as described above, we took into account that we have been investing heavily over the past decade to reduce our cement and magnesia emissions, which is reflected in our favorable CO2e intensity performance relative to the U.S. cement industry average. We also believe this has allowed us to achieve significant environmental benefits from reduced emissions well ahead of many other operators in the industry and will position us not only to achieve our targets but to be in a good position to evaluate additional actions in the future.

4 2023 PROXY STATEMENT

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Board Oversight of Risk Management

Our Board currently has ten independent members and only one non-independent member, Mr. Nye. A number of our independent Board members are serving or have served as members of senior management of other public companies, have served as directors of other public companies, and otherwise have experience and/or educational backgrounds that we believe qualify them to effectively assess risk. Each of our Board Committees, including our Audit, Management Development and Compensation, and Nominating and Corporate Governance Committees, are comprised solely of independent Directors, each with a different independent Director serving as Chair of the Committee (other than the Executive Committee, which does not meet on a regular basis).

The Board has overall responsibility for oversight of risk management. The Board believes that an effective risk management system will accomplish the following goals:

The Board delegates certain responsibilities to the Committees to assist in fulfilling its risk oversight responsibilities. Each of the Committees reports regularly to the full Board of Directors as to actions taken and topics discussed. In addition, the Board regularly reviews with management the most significant risks facing Martin Marietta, the probabilities of those risks occurring, the steps taken to mitigate any impact of risks, and management’s general risk management strategy. This risk management approach includes consideration of risks and opportunities relating to climate change, sustainability and other ESG matters. In addition, the Board encourages management to promote a corporate culture that incorporates risk management into Martin Marietta’s day-to-day operations.

MARTIN MARIETTA 5

PROXY  ◆

Cybersecurity Risk Management

Our Cybersecurity strategy is overseen by the Audit Committee of our Board of Directors and directed by our Chief Information Officer. Senior management briefs the Audit Committee regarding cybersecurity at least four times per year, and reports to the Board on a regular basis. We provide cybersecurity training to employees on a regular basis; starting in 2023, we will do so on at least an annual basis. Our auditors perform IT general controls testing in connection with their audit compliance work, and we commission recognized external partners in top information security standards to perform penetration testing at least every two years. We believe these audits are an important part of our cybersecurity risk management program.

6 2023 PROXY STATEMENT

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Our Sustainability Governance

Our Board plays an essential role in determining strategic priorities and considers sustainability issues an integral part of its business oversight. Our Corporate Governance Guidelines, set forth a flexible framework within which the Board, assisted by its Committees, directs the affairs of Martin Marietta.

Board of Directors

•  Provides oversight of sustainability issues for the Company.

•  Receives a report from each of the Committees on its work relating to sustainability matters.

•  Engages in strategic review and risk assessments which also includes management’s sustainability goals, our performance relating to sustainability and our engagement with investors with regard to sustainability matters.

Ethics, Environment, Safety and Health Committee

•  Established in 1994 and meets at least four times annually.

•  Comprised wholly of independent directors, whose members are diverse and have relevant expertise to provide appropriate oversight in helping us achieve sustainable growth and reduce our risks.

•  Reviews our Sustainability Report and our sustainability performance commitments and goals, including those relating to climate change, as well as capital investments and improved practices that reduce greenhouse gas (GHG) and other emissions.

•  Reviews the input we have received from, and our engagement with, investors on climate, sustainability and other ESG matters.

•  Monitors our safety performance, Ethics Office activity and compliance with environmental, health and safety laws and regulations, as well as our public reporting and disclosure with respect to climate change-related risks and opportunities and other environmental issues.

•  Has the authority to investigate any matter falling within its purview.

Management Development and Compensation Committee

•  Reviews matters relating to human capital management, diversity, equity and inclusion (DEI), talent acquisition and retention, and compensation matters related thereto.

•  Reviews management’s performance with regard to its sustainability goals and considers those achievements in determining incentive pay.

Audit Committee

• Reviews our significant environmental matters and assesses the potential risks and liabilities they may pose to our business.

MARTIN MARIETTA 7

PROXY  ◆

Finance Committee

•  Reviews large capital projects relating to sustainability and growth.

•  Oversees our policies and practices relating to political contributions and political activities, including lobbying and/or trade associations of which we are a member, and expenditures.

•  Reviews and approves charitable contributions and community support budgets.

Nominating and Corporate Governance Committee

•  Oversees the development and implementation of a set of corporate governance principles applicable to Martin Marietta

•  Oversees the review and implementation of best practices in corporate governance matters affecting the Board, its Committees and the Company.

Management

•  The Chairman and CEO, as well as the executive leadership team, guides and governs corporate-wide sustainability objectives and initiatives.

•  Our dedicated employees help drive performance of our sustainability agenda, including:

○  Chief Ethics Officer

○  Head of Sustainability

○  Inclusion and Engagement Task Force

○  Head of Inclusion and Engagement

○  Safety teams

○  Environmental managers

8 2023 PROXY STATEMENT

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Our Board Practices Promote Sustainable Long-Term Shareholder Value

Corporate Governance Highlights

Our Board is accountable to our shareholders

•  Annual election of Directors

•  Majority voting for uncontested Director elections

•  Proxy access right for shareholders

•  No poison pill

•  Disclosure of governance processes implemented by the Board and its committees

Our Board is responsive to our shareholders and is proactive to understand their perspectives

•  Proactive, year-round engagement with shareholders

•  Engagement topics include Board refreshment, environmental, social and governance (ESG) matters, management compensation, and Board and management diversity

Our shareholders are entitled to voting rights in proportion to their economic interest

•  One class of voting stock

•  One share, one vote standard

Our Board adopted practices that enhance its effectiveness

•  10 of 11 Directors are independent

•  3 of our Directors are women comprising 30% of our independent directors

•  3 of our Directors are ethnically diverse

•  Significant Board refreshment with 7 new directors in the past 7 years

•  Directors reflect a diverse mix of skills and experience

•  Annual Board, committee and individual self-assessments

•  Board access to management and employees

•  Overboarding, anti-hedging and stock ownership policies

Our Board has strong, independent leadership

•  Independent Lead Director

•  Annual review of Board leadership structure

•  Independent chairs of Board committees

•  Only one Director is a Company employee

Our Board has developed a management compensation structure that is aligned with the long-term strategy of the company

•  Compensation programs reviewed to include short-and long-term goals tied to the long-range plan and to attract, retain, incentivize and reward excellent performance

Board Composition and Effectiveness

We seek to include a diverse group of Directors on our Board to provide different perspectives to the Board’s oversight responsibilities. Our Directors demonstrate diversity in the form of experience, geography, gender, ethnicity, age and tenure. We were recognized in 2021, 2019, 2017 and 2015 at the Women’s Forum of New York at its Biennial Breakfast of Corporate Champions for our Board diversity. We were also recognized by 2020 Women on Boards as a Winning ‘W’ Company for eight consecutive years for championing Board diversity.

3	Women represent 3 of our Directors comprising 30% of our current independent directors and 33% of our independent director nominees

3	Racially and ethnically diverse – 2 Board members are African American and 1 Board member is Hispanic

45%	45% of our Directors bring diversity in gender or ethnicity

8.5 years	The average tenure of our current Directors is 8.5 years

MARTIN MARIETTA 9

PROXY  ◆

Practices Contributing to Board Effectiveness

•	Identification of diverse Board candidates

•	Meaningful refreshment

•	Rotation of Board committee assignments based on experience and expertise

•	Robust onboarding

•	Tenure and overboarding guidelines

•

Our Board refreshment has resulted in a decrease of the Board’s average tenure, with a greater mix of Directors with long-term knowledge of the Company, its strategy, opportunities and challenges, and those with new perspectives

Director Nominees

Board Attendance

In 2022, during their terms of service, all directors attended 100% of the Board meetings and all directors attended at least 75% of the committee meetings to which they were assigned. All directors then in office attended the May 2022 Annual Meeting.

10 2023 PROXY STATEMENT

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Effective Shareholder Engagement

Accountability to our shareholders is an important component of the Company’s success. We recognize the value of building informed relationships with our investors that promote further transparency and accountability. While proxy voting is one direct way to influence corporate behavior, proactive engagement with our investors can be effective and impactful. Investor views are communicated to the Board and are instrumental in the development of our governance, compensation and sustainability policies and inform our business strategy.

During 2022, we engaged in person, through virtual meetings, by telephone, and/or written correspondence with our largest institutional investors and other significant shareholders on an array of governance topics, including our executive compensation programs. We also engaged by telephone conference or written correspondence with stakeholders or other parties on various topics including board composition, executive compensation, human capital management, and ESG matters, as well as other topics of interest.

2022 INVESTOR OUTREACH ~ 200 INVESTMENT GROUPS

At our 2022 Annual Meeting of Shareholders, 94% of the shares cast voted in favor of the advisory vote on executive compensation, or Say On Pay. We have made meaningful changes to our compensation program in recent years based on feedback from shareholders consisting of:

•	The elimination of the excise tax gross-up in executive officers’ Employment Protection Agreements

•	The elimination of the walk-right and value of perks in the severance calculation in executive officers’ Employment Protection Agreements

•	The decision to not include these provisions in future Employment Protection Agreements

•	The elimination of the single-trigger vesting for equity awards beginning in 2019

MARTIN MARIETTA 11

PROXY  ◆

Proactively Engaging and Responding to Shareholders

Shareholder Governance Highlights:

Majority voting standard for uncontested Director elections	Annual advisory vote to approve executive compensation

Longstanding active shareholder engagement

Annual Sustainability Report that provides information on our environmental footprint, safety record and community engagement

•  Created a new position to better focus on these important issues

•  Our Board committees review the Company’s goals and accomplishments with regard to sustainability

Annual advisory vote to ratify independent auditor

No shares with enhanced voting rights	Updated Board Committee Charters for ESG matters, Diversity, Engagement and Inclusion, and Political Contributions

12 2023 PROXY STATEMENT

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Our Commitment to Our People and Pay-for-Performance

In 2022, we advanced our initiatives relating to employee engagement

✓

Developed and launched an inclusion and engagement awareness communications campaign to help managers and employees better understand why inclusion and engagement matters and how inclusion and engagement are already ingrained in Martin Marietta’s culture and values. The campaign highlights that ensuring we maintain an inclusive and engaging culture will help create a competitive advantage for the Company.

✓	Launched a dedicated section on our Company’s external website to highlight Inclusion, Engagement and Diversity at Martin Marietta.

✓	Developed guidelines and strategies to launch Martin Marietta’s first three Employee Resource Groups, supporting veterans, women and diverse cultures, in early 2023.

✓	Joined the CEO Action for Diversity & Inclusion coalition.

✓	Elevated the Head of Inclusion and Engagement position to a Vice President level.

Our Compensation Approach and Highlights

A substantial portion of compensation paid to our named executive officers (NEOs) is variable and performance-based. We use the 50th percentile of our peer group as a reference point when determining target compensation, but target pay is set based on a variety of factors and actual pay realized by our NEOs is dependent on our financial, operational and other related performance. Based on our record levels of performance in 2022, variable compensation payable under both our short-term and long-term incentive plans exceeded the target amounts established for each NEO, which is consistent with our pay-for-performance philosophy. All compensation paid to our CEO and other NEOs for 2022 was performance-based other than base salary; approximately 88% of our CEO’s compensation was performance-based and 75% of our other NEOs’ actual compensation was performance based.*

* Based on grant date value of Performance Share Units (PSUs) and Restricted Stock Units (RSUs).

MARTIN MARIETTA 13

The Board of Directors

The Board of Directors currently consists of eleven members, ten of whom are non-employee Directors. Under our Bylaws, nominations of persons for election to the Board may be made at an Annual Meeting of Shareholders by the Board and by any shareholder who complies with the notice procedures set forth in the Bylaws. As described in the Proxy Statement for our 2022 Annual Meeting, for a nomination to be properly made by a shareholder at the 2023 Annual Meeting, the shareholder’s notice must have been sent to, and received by, our Secretary at our principal executive offices between January 13, 2023 and February 12, 2023. No such notice was received during this period.

The Bylaws of the Company provide that a Director will retire at the Annual Meeting of Shareholders following the Director’s 75th birthday. One of our current Directors, Smith W. Davis, reached this mandatory retirement age this year and is not eligible for election at the Annual Meeting for a new term. Mr. Davis has stated that he intends to serve as a Director through the commencement of the 2023 Annual Meeting of shareholders, after which he will retire from the Board. The Board extends its sincere appreciation to Mr. Davis for his years of service and thoughtful Board leadership. Mr. Davis gave generously of his time and consistently provided the Board with independent insight and advice, which have been invaluable to the Board and to Martin Marietta. In light of the retirement of Mr. Davis, the Board of Directors has set the size of the Board at ten effective upon the commencement of the 2023 Annual Meeting.

The Nominating and Corporate Governance Committee from time to time retains a search firm to help identify director prospects, perform candidate outreach, assist in reference checks, and provide other related services. The recruiting process typically involves either the Chairman, President and CEO, the search firm or a member of the Nominating and Corporate Governance Committee contacting a prospect to gauge their interest and availability. A candidate will then meet with several members of the Nominating and Corporate Governance Committee and sometimes the Board. At the same time, the Nominating and Corporate Governance Committee and the search firm will contact references for the prospect. A background check is completed before a final recommendation is made to the Board to appoint a candidate to the Board.

The Board has nominated ten persons for election as Directors to serve a one-year term expiring in 2024. Unless otherwise directed, proxies will be voted in favor of these nominees. Each nominee has agreed to serve if elected. Each of the nominees is currently serving as a Director. Should any nominee become unable to serve as a Director, the persons named in the enclosed form of proxy will, unless otherwise directed, vote for the election of such other person for such position as the present Board of Directors may recommend in place of such nominee. Proxies cannot be voted for a greater number of persons than the number of nominees named. Should any of the listed nominees be unavailable for election by reason of death or other unexpected occurrence, the proxy, to the extent permitted by applicable law, may be voted with discretionary authority in connection with the nomination by the Board and the election of any substitute nominee.

Board Effectiveness and Refreshment

Board composition is one of the most critical areas of focus for the Board of Directors. Having the right mix of people who bring diverse perspectives, business and professional experiences, and skills provides a foundation for robust dialogue, informed advice and collaboration in the boardroom. The Nominating and Corporate Governance Committee develops criteria for open Board positions, taking into account a variety of factors, which may include current Board member skills, composition, age, tenure, other diversity factors, the range of talents and experience that would best complement those already represented on the Board, the need for specialized expertise, and anticipated retirements to define gaps that may need to be filled through the Board refreshment process. The Board strives to ensure an environment that encourages diverse critical thinking and values innovative, strategic discussions to achieve a higher level of success for the Company.

The Nominating and Corporate Governance Committee screens and recommends candidates for nomination by the full Board. It uses a variety of methods to help identify potential Board candidates with the desired skills and background needed for the Company’s business, including from time to time informal networks, third-party search firms and other channels. When the Committee is assisted from time to time with its recruitment efforts by an outside search firm, the firm recommends candidates that satisfy the criteria defined by the Board, and provides background research and pertinent information regarding prospective candidates.

14 2023 PROXY STATEMENT

BOARD EFFECTIVENESS AND REFRESHMENT   ◆  THE BOARD OF DIRECTORS

Once the Committee has identified a prospective nominee, it makes an initial determination as to whether to conduct a full evaluation. In making this determination, the Committee takes into account various information, including information provided at the time of the candidate recommendation, the Committee’s own knowledge, and information obtained through inquiries to third parties to the extent the Committee deems appropriate. The preliminary determination is based primarily on the need for additional Board members and the likelihood that the prospective nominee can satisfy the criteria that the Committee has established. If the Committee determines, in consultation with the Chairman, President and CEO and other Directors as appropriate, that additional consideration is warranted, it may request management or a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee against the specific criteria that it has established for the position, as well as the standards and qualifications set out in the Company’s Corporate Governance Guidelines, including:

•	the ability of the prospective nominee to represent the interests of the shareholders of the Company;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•

the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of their duties, including the prospective nominee’s service on other public company boards, as specifically set out in the Company’s Corporate Governance Guidelines;

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board; and

•	the extent to which the prospective nominee helps the Board reflect the diversity of the Company’s shareholders, employees, customers and the communities in which it operates.

If the Committee decides, on the basis of its preliminary review, to proceed with further consideration, members of the Committee, the Chairman, President and CEO, as well as other members of the Board as appropriate, interview the nominee. After completing this evaluation and interview, the Committee makes a recommendation to the full Board, which makes the final determination whether to nominate or appoint the new Director after considering the Committee’s report. A background check is completed before a final recommendation is made to the Board to appoint a candidate to the Board.

In selecting nominees for the Board, the Board seeks to achieve a mix of members who together bring experience and personal backgrounds relevant to the Company’s strategic priorities and the scope and complexity of the Company’s business. The Board also seeks a demonstrated ability to manage complex issues that involve a balance of risk and reward. The background information on current nominees beginning on page 23 and the skills matrix on page 16 set out how each of the current nominees contributes to the mix of experience and qualifications the Board seeks. In making its recommendations with respect to the nomination for re-election of existing Directors at the annual shareholders meeting, the Committee assesses the composition of the Board at the time and considers the extent to which the Board continues to reflect the criteria set forth above.

MARTIN MARIETTA 15

THE BOARD OF DIRECTORS   ◆  BOARD QUALIFICATIONS, GENDER AND DIVERSITY

Board Qualifications, Gender and Diversity

The following sets forth certain information for each nominee for election regarding age, gender, diversity, tenure and skills that are important to the Board of Directors.

Demographics and Background

Age	65	72	51	72	60	69	63	74	61	63

Gender	F	F	M	M	M	F	M	M	M	M

African American/Black			●

Hispanic						●

White	●	●		●	●		●	●	●	●

Tenure	4	21	2	6	13	18	3	15	6	2

Qualification & Experience

Corporate Governance/Legal Ensures background and knowledge necessary to provide effective oversight and governance	●	●	●	●	●	●	●	●	●	●

Current or Former CEO of Public Company Strong leadership skills and critical experience with demands and challenges of managing a large public organization				●	●		●	●	●

Financial or Accounting Enables in-depth analysis of our financial statements, capital structure, financial transactions, and financial reporting process	●	●	●	●	●	●	●	●	●	●

Government Relations/Regulatory/Sustainability Critical for understanding complex regulatory and governmental environment that impacts our business and our strategic goals relating to sustainability	●	●	●	●	●	●	●	●	●	●

Logistics/Operations Necessary in overseeing a sustainable company that relies heavily on logistics			●	●	●		●	●	●	●

Other Public Boards Adds perspective important to shareholders and public company governance	●	●	●	●	●	●	●	●	●	●

Risk Management Facilitates understanding of the risks facing the Company and appropriate process and procedures for managing them	●	●	●	●	●	●	●	●	●	●

Strategy/M&A Supports setting of long-term corporate vision, disciplined strategic development and integration to facilitate the Company’s growth	●	●	●	●	●	●	●	●	●	●

Technology Facilitates business objectives and security of the Company’s proprietary and confidential data	●		●	●			●			●

The Board has implemented a number of processes to assist it in refreshing the Board in an appropriate manner that helps create shareholder value.

16 2023 PROXY STATEMENT

BOARD QUALIFICATIONS, GENDER AND DIVERSITY  ◆  THE BOARD OF DIRECTORS

Board Refreshment Elements

Review of Board Candidates

The Board seeks a diverse group of candidates who, at a minimum, possess the background, skills, expertise and time to make a significant contribution to the Board, the Company and its shareholders. The Corporate Governance Guidelines list criteria against which candidates may be assessed. In addition, the Nominating and Corporate Governance Committee considers, among other things:

•  input from the Board’s self-assessment process to prioritize areas of expertise that were identified;

•  investor feedback and perceptions;

•  the candidates’ skills and competencies to ensure they are aligned with the Company’s future strategic challenges and opportunities; and

•  the needs of the Board in light of recent and anticipated Board vacancies.

During the process of identifying and selecting director nominees, the Nominating and Corporate Governance Committee screens and recommends candidates for nomination by the full Board. The Bylaws provide that the size of the Board may range from 9 to 11 members.

Director candidates also may be identified by shareholders and will be evaluated under the same criteria applied to other director nominees and considered by the Nominating and Corporate Governance Committee. Information on the process and requirements for shareholder nominees may be found in our Bylaws on the Company’s website at https://ir.martinmarietta.com/corporate-governance/governance-documents-and-charters.

Board Assignments	Each February, the Nominating and Corporate Governance Committee reviews the membership, tenure, leadership and commitments of each of the Committees and considers possible changes given the qualifications and skill sets of members on the Board or a desire for committee rotation or refreshment. The Nominating and Corporate Governance Committee also takes into consideration the membership requirements and responsibilities set forth in each of the respective Committee charters and the Corporate Governance Guidelines as well as any upcoming vacancies on the Board due to our mandatory retirement age. The Nominating and Corporate Governance Committee recommends to the Board any proposed changes to Committee assignments and leadership to be made effective at the next Annual Meeting of Shareholders. The Nominating and Corporate Governance Committee also reviews the operation of the Board generally.

Refreshment	The Board has added seven new directors in the past seven years. At the same time, obtaining a detailed understanding of the Company’s business takes time. We believe that implementing term limitations may prevent the Board from taking advantage of insight that longer tenure brings.

Annual Performance Assessment	The Board conducts a self-assessment of its performance and effectiveness as well as that of its Committees on an annual basis. The self-assessment helps the Nominating and Corporate Governance Committee track progress in certain areas targeted for improvement from year-to-year and to identify ways to enhance the Board’s and its Committees’ effectiveness. For 2022, each director completed a written questionnaire. The questions were open-ended to solicit candid feedback. The collective ratings and comments are compiled and summarized and then discussed by the Nominating and Corporate Governance Committee and the full Board.

Onboarding and Education	New directors are provided with an orientation about the Company, including our business operations, strategy and governance. Directors also are provided continuing education by subject matter experts and/or continuing education programs sponsored by educational and other institutions to assist them in staying abreast of developments in corporate governance and critical issues relating to the operation of public company boards. Members of our senior management regularly review with the Board the operating plan of each of our business segments and the Company as a whole. The Board also conducts periodic visits to our facilities as part of its regularly scheduled Board meetings.

Tenure Guidelines

Mandatory Retirement Age	Directors must retire at the annual meeting following their 75th birthday.

Employment Change	Directors must report to the Chairman of the Board and Chairman of the Nominating and Corporate Governance Committee regarding any significant change in principal employment or responsibilities to assure they can continue to commit the appropriate time to Board service.

MARTIN MARIETTA 17

THE BOARD OF DIRECTORS   ◆  BOARD, COMMITTEE AND INDIVIDUAL DIRECTOR EVALUATIONS

Board, Committee and Individual Director Evaluations

As a part of our continuous improvement process intended to enhance the Board’s overall effectiveness, the Board regularly evaluates its performance through self-assessments, corporate governance reviews and periodic charter reviews. Those evaluations, changes in our business strategy or operating environment, and the future needs of the Board in light of anticipated director retirements are used to identify desired backgrounds and skill sets for future Board members. The feedback solicited from Board members regarding the Board, each Committee on which they serve, and individual Board members is one of the tools used to assist the Nominating and Corporate Governance Committee in its responsibility to evaluate Board and Committee performance annually.

18 2023 PROXY STATEMENT

BOARD COMMITTEES   ◆  THE BOARD OF DIRECTORS

Board Committees

Martin Marietta’s Board of Directors has six standing Committees: the Audit Committee; the Ethics, Environment, Safety and Health Committee; the Executive Committee; the Finance Committee; the Management Development and Compensation Committee; and the Nominating and Corporate Governance Committee. Each Committee has a written charter that describes its purposes, membership, meeting structure, authority and responsibilities. These charters are reviewed by the respective Committee on an annual basis with any recommended changes adopted upon approval by our Board. The charters of our six standing Committees are posted on our website.

Below is a summary of our current Committee structure and membership information.

Director	Independent Director	Audit Committee	Ethics, Environment, Safety and Health Committee	Executive Committee	Finance Committee	Management Development and Compensation Committee	Nominating and Corporate Governance Committee

Dorothy M. Ables Financial Expert	Yes	✓	Chair

Sue W. Cole	Yes		✓				✓

Smith W. Davis	Yes		✓				✓

Anthony R. Foxx	Yes		✓		✓

John J. Koraleski Lead Independent Director Financial Expert	Yes	✓		✓		Chair

C. Howard Nye*				Chair

Laree E. Perez Financial Expert	Yes	✓					✓

Thomas H. Pike	Yes				✓	✓

Michael J. Quillen	Yes			✓	Chair	✓

Donald W. Slager	Yes				✓		Chair

David C. Wajsgras Financial Expert	Yes	Chair				✓

*Mr. Nye is the only member of management on the Board.

The Executive Committee held no meetings during 2022. It has the authority to act during the intervals between the meetings of the Board of Directors and may exercise the powers of the Board in the management of the business and affairs of Martin Marietta as may be authorized by the Board of Directors, except to the extent such powers are reserved to the full Board by statute, by our Articles of Incorporation, or by our Bylaws. The Executive Committee’s current members are Directors Nye (Chair), Koraleski, and Quillen.

MARTIN MARIETTA 19

THE BOARD OF DIRECTORS   ◆  BOARD COMMITTEES

The primary responsibilities, membership and meeting information for our other standing Committees are summarized below

Audit Committee

Current Members: David C. Wajsgras (Chair) Dorothy M. Ables John J. Koraleski Laree E. Perez

Primary Responsibilities:

•  Reviews our significant accounting principles, policies and practices in reporting our financial results under generally accepted accounting principles.

•  Reviews our annual audited financial statements and related disclosures.

•  Reviews management letters or internal control reports, and reviews our system of internal control over financial reporting.

•  Appoints, retains and oversees the work of the independent auditors.

•  Reviews the effectiveness of the independent audit effort.

•  Pre-approves audit and permissible non-audit services provided by the independent registered public accounting firm.

•  Reviews our interim financial results for each fiscal quarter.

•  Reviews the qualifications and the plan and scope of work of the corporate internal audit function.

•  Reviews and discusses the reports of our internal audit group.

•  Reviews and discusses management’s assessment of the effectiveness of Martin Marietta’s system of internal control over financial reporting.

•  Discusses Martin Marietta’s earnings press releases, as well as financial information and earnings guidance provided to analysts, investors and rating agencies.

•  Discusses matters related to risk assessment and risk management and how the process is handled by management.

•  Reviews and oversees related party transactions.

•  Reviews complaints regarding accounting, internal controls or auditing matters.

•  Considers allegations of possible financial fraud or other financial improprieties.

•  Reviews annually the adequacy of the Committee charter and recommends proposed changes to the Board.

•  Prepares the annual Audit Committee Report to be included in the Proxy Statement.

Other Governance Matters:

All members of the Audit Committee, including the Chair, are audit committee financial experts under applicable U.S. Securities and Exchange Commission (SEC) regulations.

The Chair of the Audit Committee is an independent Director.

The Chair of the Audit Committee has experience serving as a Chair and member of other public company audit committees.

All members satisfy the audit committee experience and independence standards required by the New York Stock Exchange (NYSE).

Meetings in 2022 6
Average Attendance in 2022: 100%

20 2023 PROXY STATEMENT

BOARD COMMITTEES   ◆  THE BOARD OF DIRECTORS

Ethics, Environment, Safety and Health Committee

Current Members: Dorothy M. Ables (Chair) Sue W. Cole Smith W. Davis Anthony R. Foxx

Primary Responsibilities:

•  Monitors compliance with our Code of Ethical Business Conduct and reviews all matters presented to it by the Corporate Ethics Officer concerning the ethical practices of Martin Marietta and its Directors, officers, and employees, including conflicts or potential conflicts of interest between Martin Marietta and any of its Directors, officers, and employees.

•  Reviews and discusses our sustainability efforts, goals and risks, and our annual Sustainability Report.

•  Reviews and monitors the adequacy of our policies and procedures and organizational structure for ensuring compliance with environmental laws and regulations.

•  Reviews matters relating to our health and safety programs and performance.

•  Reviews annually the adequacy of the Committee charter and recommends proposed changes to the Board.

•  Oversees environmental performance, initiatives and results, including annual and long-term targets and commitments.

•  Reviews the Company’s strategy, programs, initiatives and performance with respect to climate change and other sustainability matters.

Meetings in 2022 3
Average Attendance in 2022: 100%

Finance Committee

Current Members: Michael J. Quillen (Chair) Anthony R. Foxx Thomas H. Pike Donald W. Slager

Primary Responsibilities:

•  Provides general oversight relating to the management of our financial affairs.

•  Reviews and approves establishment of lines of credit or other short-term borrowing arrangements and investing excess working capital funds on a short-term basis.

•  Reviews and makes recommendations to the Board concerning changes to capital structure, including the incurrence of long-term debt, issuance of equity securities, share repurchases, and the payment of dividends, as well as capital expenditures.

•  Reviews annually the adequacy of the Committee charter and recommends proposed changes to the Board.

•  Oversees our policies and practices on political contributions, including those contained in our Code of Ethical Business Conduct, and reviews our political activities, including lobbying and/or through trade associations of which we are a member, and expenditures, and ensure that any such activities are consistent with and serve to promote our business strategy and goals.

•  Reviews and approves charitable contributions and community support budgets.

Meetings in 2022 4
Average Attendance in 2022: 100%

MARTIN MARIETTA 21

THE BOARD OF DIRECTORS   ◆  BOARD COMMITTEES

Management Development and Compensation Committee

Current Members: John J. Koraleski (Chair) Thomas H. Pike Michael J. Quillen David C. Wajsgras

Primary Responsibilities:

•  Establishes an overall strategy with respect to compensation for officers and management to enable Martin Marietta to attract and retain qualified employees.

•  Reviews and oversees executive succession and management development plans.

•  Reviews and approves management’s assessment of the performance of executive officers, and reviews and approves the salary, incentive compensation, and other compensation of such officers.

•  Approves and administers our equity and other plans relating to compensation of Martin Marietta’s directors and executive officers.

•  Reviews and discusses the Compensation Discussion and Analysis and produces a compensation committee report as required by the SEC to be included in this Proxy Statement.

•  Provides oversight of our Benefit Plan Committee, which administers Martin Marietta’s defined benefit and contribution plans.

•  Reviews and approves the goals and objectives for the CEO’s compensation, evaluates the CEO’s performance in light of those goals and objectives, and determines and approves the CEO’s compensation.

•  Makes recommendations to the Board on changes in the compensation of non-employee directors.

•  Reviews annually the adequacy of the Committee charter and recommends proposed changes to the Board.

•  Has the authority, in its sole discretion, to retain, pay, and terminate any consulting firm, if any, used to assist in evaluating director, CEO, or senior executive compensation.

•  Reviews matters relating to human capital management, diversity, equity and inclusion (DEI), talent acquisition and retention, and compensation matters related thereto.

Other Governance Matters:

All members are non-employee, independent Directors as required by the rules of the NYSE, the Martin Marietta Guidelines for Director’s Independence, applicable rules of the SEC, and the Committee’s charter.

Meetings in 2022 4
Average Attendance in 2022: 100%

Nominating and Corporate Governance Committee

Current Members: Donald W. Slager (Chair) Sue W. Cole Smith W. Davis Laree E. Perez

Primary Responsibilities:

•  Develops criteria for nominating and appointing directors, including Board size and composition, corporate governance policies, and individual director expertise, attributes and skills.

•  Recommends to the Board the individuals to be nominated as directors.

•  Recommends to the Board the appointees to be selected for service on the Board Committees.

•  Oversees an annual review of the performance of the Board and each Committee.

•  Reviews annually the adequacy of the Committee charter and recommends proposed changes to the Board.

•  Oversees the development and implementation of a set of corporate governance principles applicable to Martin Marietta.

Other Governance Matters:

All members are non-employee, independent Directors as required by the rules of the NYSE.

Upon recommendation of this Committee, the Board of Directors has adopted a set of Corporate Governance Guidelines for Martin Marietta. The Guidelines are posted and available for public viewing on our website at https://ir.martinmarietta.com/corporate-governance. A copy may also be obtained upon request from Martin Marietta’s Corporate Secretary.

Meetings in 2022 3
Average Attendance in 2022: 100%

22 2023 PROXY STATEMENT

Proposal 1:	Election of Directors

The following sets forth the age, experience, key attributes and other biographical information for each nominee for election as a director for a one-year term until the 2024 Annual Meeting of Shareholders.

DOROTHY M. ABLES Director Since: 2018 Age: 65 Committees: Chair

Ms. Ables joined the Martin Marietta Board in November 2018. Ms. Ables held a number of executive positions with Spectra Energy and predecessor companies, including serving from 2008 to 2017 as the Chief Administrative Officer of Spectra Energy Corp. where she was responsible for human resources, information technology, support services, community relations and audit services. Prior to that, she served as Vice President of Audit Services and Chief Ethics and Compliance Officer for Spectra Energy, Vice President and Chief Compliance Officer for Duke Energy Corporation, an American electric power holding company, and Senior Vice President and Chief Financial Officer for Duke Energy Gas Transmission. Spectra Energy was a Fortune 500 Company and one of North America’s leading pipeline and midstream companies prior to its acquisition by Enbridge Inc. in 2017. (NYSE: ENB) Ms. Ables started her career in the audit department of Peat, Marwick, Mitchell & Co. Ms. Ables serves as Chair of the Audit Committee and a member of the Governance and Social Responsibility Committee of Coterra Energy (NYSE: CTRA), an independent oil and gas company, which is the result of the merger of Cabot Oil & Gas Corporation (NYSE: COG) and Cimerex Energy Co. in October 2021. Ms. Ables served as an Independent Director of Cabot, an independent oil and gas company, where she was chair of the Audit Committee from 2019 to 2021 and a member of the Audit and Compensation Committees from 2015 to 2021. She served as a Director of Spectra Energy Partners, an affiliate of Spectra Energy Corp., from 2013 to 2017. Ms. Ables attended the University of Texas at Austin where she earned a Bachelor of Business Administration degree in Accounting.

Key attributes, experience and skills:

•  More than nine years of C-Suite experience

•  Financial expertise acquired through serving as CFO of Duke Energy Gas Transmission and as Vice President of Audit Services and Chief Compliance Officer of Spectra Energy Corp. and Duke Energy Corporation

•  Valuable business leadership in human resources, information technology, community relations, finance and financial statements

•  Strong leadership skills and familiarity with Texas, an important state for the Company

SUE W. COLE Director Since: 2002 Age: 72 Committees:

Ms. Cole is the managing partner of SAGE Leadership & Strategy, LLC, an advisory firm for businesses, organizations and individuals relating to strategy, governance and leadership development. Ms. Cole was previously a principal of Granville Capital Inc., a registered investment advisory firm, from 2006 to 2011, and before that she was the Regional CEO, Mid-Atlantic Region, of U.S. Trust Company, N.A., where she was responsible for the overall strategic direction, growth, and leadership of its North Carolina, Philadelphia and Washington, D.C. offices. Ms. Cole previously held various positions in the U.S. Trust Company, N.A. and its predecessors. Ms. Cole has previously served on the public-company board of UNIFI, Inc. (NYSE: UFI), a manufacturer of textured yarns. She has also been active in community and charitable organizations, including previously serving as Chairman of the North Carolina Chamber of Commerce, the North Carolina Biotech Center and the Greensboro Science Center. She is currently Chair of the National Association of Corporate Directors. Ms. Cole attended the University of North Carolina at Greensboro where she earned a Bachelor of Science degree in Business Administration and a Masters in Business Administration in Finance.

Key attributes, experience and skills:

•  Valuable experience in executive compensation, corporate governance, human resources, finance and financial statements, and customer service

•  Chief executive officer of several financial services businesses as well as several non-profit organizations

•  Strong leadership skills and familiarity with North Carolina, an important state for the Company

MARTIN MARIETTA 23

PROPOSAL 1: ELECTION OF DIRECTORS   ◆  DIRECTOR NOMINEES

ANTHONY R. FOXX Director Since: 2020 Age: 51 Committees:

Mr. Foxx served from October 2018 to January 2022 as Chief Policy Officer and advisor to the President and Chief Executive Officer of Lyft, Inc. Prior to joining Lyft, he served as the seventeenth United States Secretary of Transportation from 2013 to 2017, where he led an agency with more than 55,000 employees and a $70 billion budget, whose primary goal was to ensure that America maintains the world’s safest, most efficient transportation system. Previously, Mr. Foxx served as the Mayor of Charlotte, North Carolina, from 2009 to 2013. Since January 2021, Mr. Foxx also serves as an independent director and member of the Audit Committee and Nominating and Governance Committee of CDW Corporation (NASDAQ: CDW), a leading multi-brand technology solutions provider to business, government, education, and healthcare customers, and since May 2021, Mr. Foxx has served as an independent director for NXP Semiconductors, a world leader in secure connectivity solutions for embedded applications. Mr. Foxx earned his Bachelors degree at Davidson College and his Juris Doctor degree at New York University Law School.

Key attributes, experience and skills:

•  Extensive experience in legal, compliance and corporate governance

•  Brings valuable experience from his elected position as Mayor of Charlotte, North Carolina and as United States Secretary of Transportation relating to leadership, finance matters, corporate governance, legal, governmental and regulatory issues, safety, health and environmental matters

•  Brings additional perspective to the Board on diversity and corporate citizenship

JOHN J. KORALESKI Director Since: 2016 Age: 72 Lead Independent Director Committees: Chair

Mr. Koraleski joined the Martin Marietta Board in 2016. Mr. Koraleski served from February 2015 through his retirement in September 2015 as executive Chairman of the Board of the Union Pacific Corporation (UP) (NYSE: UNP), which through its subsidiaries operates North America’s premier railroad franchise, covering 23 states across the western two-thirds of the United States. Prior to that, he was named President and Chief Executive Officer of the UP in March 2012, elected as a Director of the UP in July 2012 and appointed Chairman of the Board in 2014. Since joining the Union Pacific (Railroad) in 1972, Mr. Koraleski held a number of executive positions in the UP and the Railroad, including, Executive Vice President – Marketing and Sales from 1999 to 2012, Executive Vice President – Finance and Information Technology, Chief Financial Officer and Controller. Mr. Koraleski served as the Chairman of The Bridges Investment Fund, Inc., a general equity fund whose primary investment objective is to seek long-term capital appreciation, from 2005 through March 2012 and is a past Chairman of the Association of American Railroads. Mr. Koraleski earned a Bachelor’s and Master’s degree in business administration from the University of Nebraska at Omaha.

Key attributes, experience and skills:

•  Experience with the demands and challenges associated with managing a large publicly-traded organization from his experience as Chairman and CEO of Union Pacific

•  Extensive knowledge of financial system management, public company accounting, disclosure requirements and financial markets

•  Valuable expertise in talent management, compensation, governance and succession planning

•  Understanding of complex logistic operations, safety and rail operations

•  Broad strategic analysis and experience with acquisitions, integration, marketing and information technologies

24 2023 PROXY STATEMENT

DIRECTOR NOMINEES   ◆  PROPOSAL 1: ELECTION OF DIRECTORS

C. HOWARD NYE Director Since: 2010 Age: 60 Committees: Chair

Mr. Nye has served as Chairman of the Board of Martin Marietta since 2014, as President since 2006 and as Chief Executive Officer and a Director since 2010. Mr. Nye previously served as Chief Operating Officer from 2006 to 2009. Prior to joining Martin Marietta in 2006, Mr. Nye spent nearly 13 years in a series of increasingly responsible positions with Hanson PLC, an international building materials company. Mr. Nye received a Bachelor’s degree from Duke University and a Juris Doctor degree from Wake Forest University. In addition to his educational, professional, executive and related roles, Mr. Nye is a past Chairman of the Board of each of the National Stone, Sand & Gravel Association (NSSGA), the North Carolina Chamber, and the American Road & Transportation Builders Association (ARTBA). Mr. Nye is also a member of the Board of Directors and the Executive Committee of the United States Chamber of Commerce, the world’s largest business organization. Since 2018, Mr. Nye has been a member of the Board of Directors of General Dynamics Corporation (NYSE: GD), a global aerospace and defense company. From 2015 to 2018, Mr. Nye was also an independent director for Cree, Inc. (NASDAQ: CREE), an American manufacturer and marketer of lighting-class lighting products. In 2019, Forbes magazine recognized Mr. Nye as one of America’s Most Innovative Leaders; he was previously recognized by both Aggregates Manager and Pit & Quarry magazines, as Aggman of the Year and a Hall of Fame inductee, respectively. Mr. Nye has also served on numerous other state, local and/or philanthropic organizations including the boards of directors of the University of North Carolina Health System and the Research Triangle Foundation, as well as the Board of Governors of the Research Triangle Institute. He also served as Co-Chair of the NC FIRST Commission (evaluating North Carolina’s current and future transportation investment needs).

Key attributes, experience and skills:

•  Extensive knowledge of the building materials industry

•  Extensive leadership, business, operating, marketing, mergers and acquisitions, legal, customer-relations, and safety and environmental experience

•  Understands the competitive nature of the business and has strong management skills, broad executive experience, and corporate governance expertise

•  Broad strategic vision for the future growth of Martin Marietta

LAREE E. PEREZ Director Since: 2004 Age: 69 Committees:

Ms. Perez is an investment consultant with DeRoy & Devereaux, an independent investment adviser, where she has provided client consulting services since 2015. She was previously Owner and Managing Partner of The Medallion Company, LLC, a consulting firm, from 2003 to 2015. Ms. Perez was previously a Director of GenOn Energy, Inc. (NYSE: GEN), one of the largest power producers in the United States, from 2002 to 2012, and served as the Chairman of the audit committee of GenOn Energy, Inc. from 2002 to 2007 and a member of its audit and risk and finance oversight committees from 2008 to 2012. Previously, she was Vice President of Loomis, Sayles & Company, L.P. and co-founder, President and Chief Executive Officer of Medallion Investment Company, Inc. In addition to civic and charitable organizations, Ms. Perez served as Vice Chairman of the Board of Regents at Baylor University and previously served on the Board of Trustees of New Mexico State University, where she was also Chairman of the Board. Ms. Perez earned a Bachelor’s degree from Baylor University in Finance and Economics.

Key attributes, experience and skills:

•  Significant business, financial and private investment experience

•  Significant expertise with respect to financial statements, corporate finance, accounting and capital markets, mergers and acquisitions, and strategic analysis

•  Insight into auditing best practices

•  Familiarity with the southwestern United States

MARTIN MARIETTA 25

PROPOSAL 1: ELECTION OF DIRECTORS   ◆  DIRECTOR NOMINEES

THOMAS H. PIKE Director Since: 2019 Age: 63 Committees:

Mr. Pike joined the Martin Marietta Board in July 2019. In January 2023, Mr. Pike was appointed President and CEO of Clinical Development at Labcorp. As previously announced by Labcorp, Clinical Development is planned to be spun out later this year as an independent company, where Mr. Pike will serve as Chairman of the Board and CEO. Mr. Pike served as Chief Executive Officer and a member of the Board of Directors of Quintiles Transnational Holdings, Inc. (Quintiles) from April 2012 until its merger with IMS Health in December 2016 to create IQVIA (NYSE:IQV). Before its merger with IMS, Quintiles had a network of more than 35,000 employees conducting business in approximately 100 countries. Mr. Pike led Quintiles through a successful public offering and helped grow into a Fortune 500 company. Under Mr. Pike’s leadership, Quintiles was named one of the world’s Most Ethical Companies in 2016. Prior to Quintiles, Mr. Pike spent 22 years at Accenture (NYSE: ACN), a leading global professional services company, providing a broad range of services and solutions in strategy, consulting, digital, technology and operations, until December 2009. At Accenture, Mr. Pike’s roles included serving as Chief Risk Officer and Managing Director of the North America Health and Products business areas. He previously served as the global Chief Operating Officer for Accenture’s Resources operating group and had also served as Accenture’s Chief Strategy Officer. Since leaving Accenture in December 2009 and until joining Quintiles in April 2012, Mr. Pike was involved with a number of start-ups in the technology and healthcare sectors. Early in his career Mr. Pike was a consultant with McKinsey & Company. Mr. Pike earned his Bachelor’s degree in accounting from the University of Delaware.

Key attributes, experience and skills:

•  More than 15 years of C-Suite experience

•  Broad strategic and financial experience

•  Extensive experience in mergers and acquisitions, integration, and strategic development and analysis

•  Significant mentorship, business and operating experience in a public company

•  Valuable knowledge of financial system management, public company accounting, disclosure requirements and financial markets

MICHAEL J. QUILLEN Director Since: 2008 Age: 74 Committees: Chair

Mr. Quillen was the founder and served as Chief Executive Officer of Alpha Natural Resources, Inc. (NYSE: ANR), a leading eastern United States coal supplier, from its formation in 2004 until its merger with Foundation Coal Holdings, Inc. in July 2009, and served as President and Chairman of ANR from 2006 to 2009, and non-Executive Chairman until May 2012. Mr. Quillen held senior executive positions in the coal industry throughout his career at Pittston/Pittston Coal Sales Corp., AMVEST Corporation, NERCO Coal Corporation, Addington, Inc. and Mid-Vol Leasing, Inc. Mr. Quillen also serves as an independent director of Alpha Metallurgical Resources, Inc., a leading coal supplier with underground and surface coal mining complexes across Northern and Central Appalachia. He has also served as Chairman (Rector) of the Board of Visitors of Virginia Polytechnic Institute and State University from July 2012 to June 2018. He was Chairman of the audit and finance committee of Virginia Polytechnic Institute and State University from July 2010 to June 2012. He also served on the Virginia Port Authority from 2003 to 2012 and as Chairman from July 2011 to December 2012. Mr. Quillen currently serves as Chairman of the Southwest Virginia Energy Authority, created by the Virginia General Assembly to review and promote the development of alternate energy sources. Mr. Quillen attended Virginia Polytechnic Institute and State University, earning both Bachelor’s and Master’s degrees in Civil Engineering.

Key attributes, experience and skills:

•  Valuable business, leadership, management, financial, and mergers and acquisitions experience

•  Extensive experience related to mining companies, governmental and regulatory issues, safety, health and environmental matters

•  Tremendous insight and expertise with respect to strategic analysis, the natural resources industry, and energy

•  Wealth of knowledge related to transportation

26 2023 PROXY STATEMENT

DIRECTOR NOMINEES   ◆  PROPOSAL 1: ELECTION OF DIRECTORS

DONALD W. SLAGER Director Since: 2016 Age: 61 Committees: Chair

Mr. Slager was President and Chief Executive Officer of Republic Services, Inc. (Republic) (NYSE: RSG), a service provider in the non-hazardous solid waste industry, holding this position from 2011 through his retirement in 2021. Prior to this, he served as President and Chief Operating Officer of Republic from December 2008 until his promotion to CEO. Prior to that, Mr. Slager served in the same capacity for Allied Waste Industries, Inc. (Allied Waste), from 2005 to 2008, prior to its merger with Republic. Mr. Slager was Executive Vice President and Chief Operating Officer of Allied Waste between 2003 and 2004. Prior to that, Mr. Slager held varying positions of increasing responsibility with Allied Waste. Mr. Slager also has served as a Director of Republic since 2010. Mr. Slager previously served as an independent Director of UTi Worldwide Inc. (UTi) from 2009 to January 2016, where he served as Chairman of the nominating and corporate governance committee and as a member of both the compensation and risk committees. UTi, a former NYSE listed company, was an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services until it was acquired by DSV A/S, a third-party logistics services provider, in January 2016. Mr. Slager also serves as a director on the Board for the Phoenix Children’s Hospital. Mr. Slager has completed the Northwestern University Kellogg School Advanced Executive Program and holds a certificate from the Stanford University Board Consortium Development Program.

Key attributes, experience and skills:

•  More than 16 years of C-Suite experience

•  More than 29 years of general management experience in a complex, capital intensive and logistics business

•  Extensive experience in mergers and acquisitions, integration, and strategic development and analysis

•  Valuable experience from his membership on the boards of directors of two publicly-traded companies

DAVID C. WAJSGRAS Director Since: 2020 Age: 63 Committees: Chair

Mr. Wajsgras is Chief Executive Officer of Intelsat, the foundational architects of satellite communications technology with a globalized network of integrated satellite and terrestrial communications, delivering critical broadband connectivity and media content distribution that impacts and transforms businesses and communities in more than 200 countries. He previously served as Raytheon Company (NYSE: RTN) president of the Intelligence, Information and Services (IIS) business from March 2015 to April 2020. Raytheon is a major U.S. defense contractor and industrial corporation. IIS provides a full range of technical and professional services to intelligence, defense, federal and commercial customers worldwide. The business specializes in global Intelligence, Surveillance and Reconnaissance; navigation; Department of Defense space and weather solutions; cybersecurity; analytics; training; logistics; mission support; engineering; automation and sustainment solutions; and international and domestic Air Traffic Management systems. Prior to this role, he was senior vice president and chief financial officer (CFO) of Raytheon from March 2006 to March 2015. Mr. Wajsgras is also an independent director and a member of the audit committee and compensation committee at Parsons Corporation (NYSE: PSN), a digitally enabled solutions provider focused on the defense, intelligence, and critical infrastructure markets. He was named Federal Computer Week’s prestigious Industry Eagle Award winner in 2018 for his pivotal role in the U.S. government Information Technology community. In 2012, Mr. Wajsgras was named one of the Wall Street Journal’s 25 Best CFOs among the larger companies in the Standard & Poor’s 500 Index. Mr. Wajsgras earned his Bachelor’s degree in accounting from the University of Maryland. He has a Masters in Business Administration from American University.

Key attributes, experience and skills:

•  Extensive financial and operating experience

•  Knowledge of corporate finance, strategic planning and risk management processes

•  Experience as a public company CFO, as well as expansive knowledge of accounting principles and practices, auditing, internal control over financial reporting, and risk management processes

•  Expertise in cybersecurity products and services

The Board Unanimously Recommends a Vote “FOR” all Nominees for Election to the Board of Directors on this Proposal 1

MARTIN MARIETTA 27

PROPOSAL 1: ELECTION OF DIRECTORS   ◆  DIRECTOR COMPENSATION

Director Compensation

Martin Marietta uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board of Directors. In setting Director compensation, Martin Marietta considers the significant amount of time that Directors expend in fulfilling their duties to Martin Marietta as well as the skill level required by Martin Marietta of members of the Board. The Board determines reasonable compensation for Directors upon recommendation of the Management Development and Compensation Committee of the Board, which retains an independent compensation consultant to assist it in making each recommendation.

Cash Compensation Paid to Non-Employee Board Members

The cash-based elements of annual Director compensation for fiscal year 2022 paid in quarterly installments, measured from the end of the month during which the 2022 Annual Meeting of Shareholders was held, were as follows.

Cash Component Amount

Annual Board Cash retainer	$120,000

Annual Audit Committee chair retainer[1]	$20,000

Annual Management Development and Compensation Committee chair retainer[2]	$20,000

Annual Finance Committee chair retainer[2]	$15,000

Annual Nominating and Corporate Governance Committee chair retainer[2]	$15,000

Annual Ethics, Environment, Safety and Health Committee chair retainer[2]	$15,000

Annual Audit Committee member retainer[2]	$5,000

Annual Lead Independent Director retainer[3]	$30,250

1	This is in addition to the annual retainer and the annual Audit Committee member retainer
2	This is in addition to the annual retainer in view of increased responsibilities
3	This is in addition to the annual retainer and the annual Committee chair retainers in view of increased responsibilities

The Company reimburses Directors for the travel expenses of, or provides transportation on Company aircraft for, Board and Committee meetings, meetings with management or independent consultants or advisors, and other Company-related events, such as Investor Day and meetings with potential Board candidates. No non-employee Directors received personal use of Martin Marietta’s aircraft or other perquisites or personal benefits in 2022.

Equity Compensation Paid to Non-Employee Board Members

Non-employee Directors received an award of restricted stock units (RSUs) with a value of $145,000 (rounded up to the nearest RSU) based on the closing price as of the date of grant, which was generally immediately following the 2022 Annual Meeting of Shareholders in May 2022. In May 2022, this award was 443 RSUs. The RSUs granted to the Directors in 2022 were fully vested upon award. Directors are required to defer at least 50% of the RSUs until retirement from the Board. Directors may choose to voluntarily defer an additional portion of their RSUs, and any RSUs that are not so deferred are settled in shares of common stock of Martin Marietta as soon as practicable following the grant date. The RSUs were awarded under the Martin Marietta Amended and Restated Stock-Based Award Plan (the Stock Plan), which was approved by shareholders on May 19, 2016. The Stock Plan provides that, during any calendar year, no non-employee Director may be granted (i) restricted shares and other full-value stock-based awards, including RSUs, in respect of more than 7,000 shares of common stock of Martin Marietta or (ii) options or stock appreciation rights in respect of more than 20,000 shares of common stock of Martin Marietta.

The Directors do not have voting or investment power for their respective RSUs.

Deferred Compensation Program for Non-Employee Board Members

The Common Stock Purchase Plan for Directors provides that non-employee Directors may elect to receive all or a portion of their fees earned in 2022 in the form of Martin Marietta common stock units. If deferral is elected, there is a mandatory

28 2023 PROXY STATEMENT

DIRECTOR COMPENSATION   ◆  PROPOSAL 1: ELECTION OF DIRECTORS

minimum deferral time of three years with, subject to certain restrictions, redeferrals at each Director’s election up to the date the person ceases to be a Director or the date that is one year and one month following the date that the person ceases to be a Director. Directors may elect to receive payment of the deferred amount in a single lump sum or in equal annual installments for a period of up to ten years. All deferrals in common stock are credited at 100% of the fair market value of the common stock (the closing price of the common stock as reported in The Wall Street Journal). There are no matching contributions made by Martin Marietta. Dividend equivalents are paid on the units at the same rate as dividends are paid to all shareholders. The Directors do not have voting or investment power for their respective common stock units. Directors may also elect to defer their fees into a cash-based account on the same basis. Amounts deferred under the plan in cash are credited with interest at the prime rate as of January 1 of that year.

Director Compensation Table

The table below summarizes the compensation paid by Martin Marietta to each person who served as a non-employee Director during the fiscal year ended December 31, 2022.

Name[1]	Fees Earned or Paid in Cash ($)[2]	Stock Awards ($)[3]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)[5]	Total ($)
(a)	(b)	(c)	(f)	(g)	(h)

Dorothy M. Ables	128,750	145,114	527	7,210	281,601

Sue W. Cole	120,000	145,114	23,178	65,726	354,018

Smith W. Davis	135,000	145,114	909	13,346	294,369

Anthony R. Foxx	120,000	145,114	5,153	3,131	273,398

John J. Koraleski	175,252	145,114	1,399	17,325	339,090

Laree E. Perez	145,000	145,114	11,668	38,948	340,730

Thomas H. Pike	120,000	145,114	334	7,498	272,946

Michael J. Quillen	135,000	145,114	12,015	42,342	334,471

Donald W. Slager	135,000	145,114	924	9,351	290,389

David C. Wajsgras	130,000	145,114	269	6,967	282,350

1

Mr. Nye, who is the Chief Executive Officer of Martin Marietta and a member of the Board of Directors, is not included in this table because he is not compensated separately for his service as a Director. The compensation received by Mr. Nye as an employee of Martin Marietta is shown in the Summary Compensation Table on page 72.

2

The amounts in column (b) reflect fees earned in 2022. Some of these fees were deferred pursuant to the Common Stock Purchase Plan for Directors in the form of common stock units. The number of units of common stock credited in 2022 to each of the Directors under the Common Stock Purchase Plan for Directors and the grant date fair value for these awards determined in accordance with FASB ASC Topic 718, are as follows: Ms. Ables, 0; Ms. Cole, 0; Mr. Davis, 380 units and $135,683 value, respectively; Mr. Foxx, 0; Mr. Koraleski, 493 units and $176,267 value, respectively; Ms. Perez, 0; Mr. Pike, 338 units and $120,859 value, respectively; Mr. Quillen, 191 units and $68,304 value, respectively; Mr. Slager, 0; and Mr. Wajsgras, 365 units and $130,628 value, respectively. The number of units credited to each of the Directors as of December 31, 2022, including units accumulated under the plan for all years of service as a Director, is as follows: Ms. Ables, 0; Ms. Cole, 14,417; Mr. Davis, 2,351; Mr. Foxx, 0; Mr. Koraleski, 2,960; Ms. Perez, 5,258; Mr. Pike, 665; Mr. Quillen, 5,767; Mr. Slager, 0; and Mr. Wajsgras, 1,140.

3

Each Director who was serving immediately following the 2022 Annual Meeting of Shareholder received 443 RSUs in May 2022. The amounts in column (c) reflect the grant date fair value for these awards determined in accordance with FASB ASC Topic 718. The RSUs fully vested upon award and will be distributed to the Director upon retirement, except Ms. Cole and Ms. Perez, who each received a distribution of 222 unrestricted shares of common stock and deferred the distribution of 221 RSUs until retirement. As of December 31, 2022, each Director held RSUs in the amounts as follows: Ms. Ables, 2,945; Ms. Cole, 11,338; Mr. Davis, 2,810; Mr. Foxx, 1,339; Mr. Koraleski, 3,749; Ms. Perez, 10,129; Mr. Pike, 2,179; Mr. Quillen, 10,545; Mr. Slager, 3,788; and Mr. Wajsgras, 1,601. As of December 31, 2022, none of the Directors held options for common stock.

4	The amounts in column (f) reflect interest paid on fees deferred in cash under the Common Stock Purchase Plan for Directors.
5

The amounts in column (g) reflect for each Director the dollar value of dividend equivalents paid in 2022 on common stock units held under the Common Stock Purchase Plan for Directors. The non-employee Directors did not receive perquisites or other personal benefits in 2022.

MARTIN MARIETTA 29

Beneficial Owners and Management

Stock Ownership

How much stock do Martin Marietta’s Directors and executive officers own?

The following table sets forth information as of March 6, 2023 with respect to the shares of common stock that are beneficially owned by the Directors, the Chief Executive Officer, the Chief Financial Officer, and the three other named executive officers who are listed in the Summary Compensation Table on page 72 of this Proxy Statement, individually, and by all Directors and executive officers of Martin Marietta as a group. The address of each beneficial owner below is Martin Marietta’s principal executive office.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]		Deferred and Restricted Units[5]	Total

Dorothy M. Ables	2,945	[2]	–

Roselyn R. Bar	59,876	[3]	6,029	65,905

Sue W. Cole	30,998	[2,4]	–

Smith W. Davis	5,225	[2]	–

Anthony R. Foxx	1,339	[2]	–

John J. Koraleski	13,731	[2]	–

Craig M. LaTorre	8,078	[3]	4,087	12,165

John P. Mohr	11,241	[3]	3,910	15,151

James A. J. Nickolas	16,488	[3]	3,612	20,100

C. Howard Nye	178,189	[3]	27,635	205,824

Laree E. Perez	15,943	[2]	–

Thomas H. Pike	2,928	[2]	–

Michael J. Quillen	22,467	[2]	–

Donald W. Slager	3,788	[2]	–

David C. Wajsgras	2,842	[2]	–

All Directors and executive officers as a group (17 individuals including those named above)	380,258	[3,4]	57,196	437,454

1

As to the shares reported, unless indicated otherwise, (i) beneficial ownership is direct, and (ii) the person indicated has sole voting and investment power. None of the Directors or named executive officers individually own in excess of one percent of the shares of common stock outstanding. All Directors and executive officers as a group own .61% of the shares of common stock outstanding as of March 6, 2023. None of the shares reported are pledged as security.

2

Amounts reported include (1) compensation paid on an annual basis that Directors have received in common stock units that are deferred pursuant to the Amended and Restated Martin Marietta Materials, Inc. Common Stock Purchase Plan for Directors and (2) RSUs that each Director received in 2022 as part of their compensation. The Directors do not have voting or investment power for their respective common stock units and RSUs. The number of common stock units credited to each of the Directors pursuant to the Common Stock Purchase Plan as of March 6, 2023 is as follows: Ms. Ables, 0; Ms. Cole, 14,285; Mr. Davis, 2,445; Mr. Foxx, 0; Mr. Koraleski, 3,082; Ms. Perez, 5,258; Mr. Pike, 749; Mr. Quillen, 5,648; Mr. Slager, 0; and Mr. Wajsgras, 1,241.

3

The number of shares owned for each of Mr. Nye, Ms. Bar, Mr. LaTorre, Mr. Mohr, Mr. Nickolas and all Directors and executive officers as a group assumes that options held by each of them covering shares of common stock in the amounts indicated, which are currently exercisable within 60 days of March 6, 2023, have been exercised: Mr. Nye, 0; Ms. Bar, 0; Mr. LaTorre, 0; Mr. Mohr, 0; Mr. Nickolas, 0; and all Directors and executive officers as a group, 0.

4	Includes an approximation of the number of shares in an IRA account.
5

The amounts reported include common stock units credited to each of the NEOs in connection with (i) their deferral of a portion of their cash bonus under the Martin Marietta Materials, Inc. Incentive Stock Plan, and (ii) RSUs (not including any performance-based share units (PSUs) granted under the Martin Marietta Amended and Restated Stock-Based Award Plan (the Plan) that are subject to forfeiture in accordance with the terms of the Stock Plan and are scheduled to vest within 60 days of March 6, 2023), each in the following amounts: Mr. Nye, 10,491 and 17,144, respectively; Ms. Bar, 2,970 and 3,059, respectively; Mr. Nickolas, 612 and 3,000, respectively; Mr. LaTorre, 998 and 3,089, respectively; Mr. Mohr, 411 and 3,499, respectively; and all Directors and executive officers as a group, 15,969 and 41,227, respectively. There are no voting rights associated with the stock units or RSUs.

30 2023 PROXY STATEMENT

      ◆  BENEFICIAL OWNERS AND MANAGEMENT

Who are the largest owners of Martin Marietta’s stock?

The following table sets forth information with respect to the shares of common stock which are held by persons known to Martin Marietta to be the beneficial owners of more than 5% of such stock as of March 6, 2023. To the best of Martin Marietta’s knowledge, based on filings with the Securities and Exchange Commission as noted below, no person beneficially owned more than 5% of any class of Martin Marietta’s outstanding voting securities at the close of business on March 6, 2023, except for those shown below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

The Vanguard Group, Inc.[1]	7,004,469	11.28%

BlackRock, Inc.[2]	4,025,394	6.50%

Select Equity Group, L.P.[3]	3,610,893	5.80%

Aristotle Capital Management, LLC[4]	3,302,718	5.32%

1

As reported in Schedule 13G/A reporting beneficial ownership as of December 31, 2022 filed with the SEC on February 9, 2023, indicating sole power to vote 0 shares, shared power to vote 86,505 shares, sole power to dispose of 6,749,487 shares, and shared power to dispose of 254,982 shares. The Vanguard Group, Inc.’s address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

2

As reported in Schedule 13G reporting beneficial ownership as of December 31, 2022 filed with the SEC on February 1, 2023, indicating sole power to vote 3,672,758 shares, shared power to vote 0 shares, sole power to dispose of 4,025,394 shares, and shared power to dispose of 0 shares. BlackRock, Inc.’s address is 55 East 52nd Street, New York, New York 10055.

3

As reported in Schedule 13G reporting beneficial ownership as of December 31, 2022 filed with the SEC on February 14, 2023, indicating sole power to vote 0 shares, shared power to vote 3,610,893 shares, sole power to dispose of 0 shares, and shared power to dispose of 3,610,893 shares. Select Equity Group, L.P.’s address is 380 Lafayette Street, 6th Floor, New York, New York 10003.

4

As reported in Schedule 13G reporting beneficial ownership as of December 31, 2022 filed with the SEC on February 14, 2023, indicating sole power to vote 2,922,756 shares, shared power to vote 0 shares, sole power to dispose of 3,302,718 shares, and shared power to dispose of 0 shares. Aristotle Capital Management, LLC’s address is 11100 Santa Monica Blvd., Suite 1700, Los Angeles, California 90025.

MARTIN MARIETTA 31

Corporate Governance Matters

Corporate Governance Philosophy

Martin Marietta has a culture dedicated to ethical business behavior and responsible corporate activity, which we believe promotes the long-term interests of shareholders. This commitment is reflected in our Corporate Governance Guidelines, posted and available for public viewing on Martin Marietta’s website at https://ir.martinmarietta.com/corporate-governance/governance-documents-and-charters, which set forth a flexible framework within which the Board, assisted by its Committees, directs the affairs of Martin Marietta. The Guidelines address, among other things, the composition and functions of the Board of Directors, director qualifications and independence, Chief Executive Officer performance evaluation and management succession, Board Committees and the selection of new Directors.

Martin Marietta’s Code of Ethical Business Conduct has been in place since the 1980s and is regularly updated. It applies to all Board members, officers, and employees, providing our policies and expectations on a number of topics, including our commitment to good citizenship, promoting a positive and safe work environment, avoiding conflicts of interest, honoring the confidentiality of sensitive information, preservation and use of Company assets, compliance with all laws, and operating with integrity in all that we do. To implement the Code of Ethical Business Conduct, Board members, officers, and employees participate regularly in ethics training. There have been no waivers from any provisions of our Code of Ethical Business Conduct to any Board member or executive officer.

In addition, the Board believes that accountability to shareholders is a hallmark of good governance and critical to Martin Marietta’s success. To that end, management regularly engages with shareholders on a variety of topics throughout the year, including sustainability and governance, to ensure we are addressing their questions, thoughts and concerns, to seek input and to provide perspective on Company policies and practices. Feedback received during these discussions is shared with the Board and directly impacts deliberations on material topics. See discussion of our shareholder outreach on pages 11, 45 and 49.

32 2023 PROXY STATEMENT

CORPORATE GOVERNANCE BOARD PRACTICES  ◆  CORPORATE GOVERNANCE MATTERS

The chart below provides a snapshot of Martin Marietta’s governance highlights.

Corporate Governance Board Practices

Who are Martin Marietta’s independent Directors?

All of Martin Marietta’s Directors are non-employee Directors except Mr. Nye. Mr. Nye neither sits in the executive sessions of the independent Directors (unless invited to attend for a specific discussion) nor does he participate in any action of the Board relating to any executive compensation which he may receive.

In assessing the independence of its members and nominees, the Board has adopted for Martin Marietta a set of Guidelines for Director’s Independence (Guidelines). The Guidelines are posted and available for public viewing on Martin Marietta’s website at https://ir.martinmarietta.com/corporate-governance/governance-documents-and-charters. These Guidelines reflect the rules of the NYSE, applicable requirements of the SEC, and other standards determined by the Board to be important in assessing the independence of Board members. The Board has determined that, other than Mr. Nye, all members of the Board are “independent” under these Guidelines, resulting in 91% of the Board being independent. The Board of Directors has determined that no Director (except Mr. Nye), or any person or organization with which the Director has any affiliation, has a relationship with Martin Marietta that may interfere with his or her independence from Martin Marietta and its management. In making this “independence” determination, the Board considered other entities with which the Directors were affiliated and any business Martin Marietta had done with such entities.

MARTIN MARIETTA 33

CORPORATE GOVERNANCE MATTERS  ◆  CORPORATE GOVERNANCE BOARD PRACTICES

Do the independent Directors ever meet without management?

Martin Marietta’s Corporate Governance Guidelines adopted by the Board provide that at least two Board meetings each year will include an executive session of the non-employee Directors to discuss such topics as they may choose, including a discussion of the performance of Martin Marietta’s Chairman and Chief Executive Officer. In 2022, Martin Marietta’s independent Directors met at each regularly scheduled Board meeting, consisting of four times in executive session without management, in addition to executive sessions held by Committees of the Board. In 2022, all the independent Directors were non-employees.

What is the Board’s leadership structure?

Our Corporate Governance Guidelines provide that the Board’s policy as to whether the Chairman and CEO positions should be separate is to adopt the practice that best serves the Company’s needs at any particular time. The Nominating and Corporate Governance Committee and the Board discussed Board leadership alternatives in connection with combining the Chairman and CEO roles.

The Board believes that, at the present time, the Company is best served by allocating governance responsibilities between a combined Chairman and CEO and a Lead Independent Director with robust responsibilities. This structure allows the Company to present a single face to our constituencies through the combined Chairman and CEO position while at the same time providing an active role and voice for the independent directors through the Lead Independent Director.

Reasons for Combined Chair and CEO

Key highlights

• The independent Board members believe that Mr. Nye has extensive experience in all facets of the building materials industry, in both the U.S. and with global competitors.

• Mr. Nye has been effective in creating shareholder value through strategic acquisitions and divestitures, with achievement of expected synergies.

• Mr. Nye has in-depth knowledge of safety, health, operational, environmental, and regulatory considerations that impact the business and oversight of management.

•  Mr. Nye has demonstrated his leadership and vision to guide the Board in its oversight of management with the development of three five-year strategic plans, with the current Strategic Operating Analysis and Review (SOAR 2025) discussed with and approved by the Board in August 2020.

• Mr. Nye has engaged in an active investor relations program, including the Company’s Investor Day presentations, and leads the Board in understanding the perspective of the Company’s shareholders.

• Mr. Nye is the only member of management on the Board.

• Strong independent directors comprise 91% of the current Board, and open communications exist between Mr. Nye and the independent directors.

As a result of Mr. Nye’s tenure at Martin Marietta and strong performance as a leader since his election as CEO, the Board believes he is uniquely qualified through his experience, education and expertise to be the person who promotes strong and visionary leadership for our Board, as well as important recognition as the leader of Martin Marietta by our customers, employees and other constituencies. The Board also believes that Mr. Nye’s serving as both Chairman and CEO is appropriate taking into consideration the size and nature of our business, Mr. Nye’s effective and careful formulation and execution of our strategic plan, his established working relationship and open communication with our other Directors, both during meetings and in the intervals between meetings, the significant board-level experience of our independent Directors as a whole, the strong independent leadership and accountability to shareholders provided by 91% of our Directors being independent, the independent leadership provided by our Committee chairs, and our Board culture in which Mr. Nye and the other Directors are able to thoughtfully debate different points of view and reach consensus in an efficient manner.

34 2023 PROXY STATEMENT

CORPORATE GOVERNANCE BOARD PRACTICES  ◆  CORPORATE GOVERNANCE MATTERS

Does the Board have a Lead Independent Director?

In deciding that a combined Chairman and Chief Executive Officer position is the appropriate leadership structure for the Company at this time, the Nominating and Corporate Governance Committee and Board also recognized the benefit of independent leadership to enhance the effectiveness of the Board’s oversight role and communications between the Board and Mr. Nye. Accordingly, in November 2014, our Corporate Governance Guidelines were revised to provide that in the event the Chairman and Chief Executive Officer positions are held by one person, our independent Directors may designate a Lead Independent Director from among the independent Directors. The designation of the Lead Independent Director is to be made annually, with the expectation of the Board that the Lead Independent Director will be re-appointed for multiple, consecutive one-year terms. John J. Koraleski currently serves as the Lead Independent Director.

The responsibilities of the Lead Independent Director include:

•	Presiding at Board meetings when the Chairman is not present.

•	Presiding at executive sessions of the independent Directors, and meeting separately with the Chairman after executive sessions to review the matters discussed during the executive sessions.

•	Acting as a liaison between the Chairman and the independent Directors.

•	Suggesting to the Chairman agenda items for Board meetings and consulting with the Chairman regarding Board meeting schedules.

•	Calling, where necessary, executive sessions of independent Directors.

•	Being available to meet with shareholders and other key constituents.

•	Acting as a resource for, and counsel to, the Chairman.

•	In addition, the Lead Independent Director attends and meets with shareholders at Company-sponsored Investor Days.

How would interested parties make their concerns known to the independent Directors?

The Board of Directors provides a process for shareholders and other interested parties to send communications to the Board. Shareholders and other interested parties may communicate anonymously and confidentially with the Board through Martin Marietta’s Ethics Hotline at +1 (800) 209-4508. The Board has also designated the Corporate Secretary to facilitate communications to the Board. Shareholders and other interested parties may communicate directly with the Board of Directors, or directly with the independent Directors, or an individual Director, including the Lead Independent Director, by writing to Martin Marietta, Attn: Corporate Secretary, 4123 Parklake Avenue, Raleigh, North Carolina 27612.

All communications by shareholders or other interested parties addressed to the Board will be sent directly to Board members. While Martin Marietta’s Ethics Office and the Corporate Secretary may review, sort, and summarize these communications, all direct communications will be presented to the independent Directors unless there is instruction from them to filter such communications (and in such event, any communication that has been filtered out will be made available to any independent Director who wishes to review it).

Martin Marietta and its Board of Directors will continue to review and evaluate the process by which shareholders or other interested persons communicate with Martin Marietta and the Board and may adopt other or further processes and procedures in this regard. If so, we will identify those policies and procedures on our website at www.martinmarietta.com.

How often did the Board meet during 2022?

Martin Marietta’s Board of Directors held four regularly scheduled meetings during 2022. There were no special meetings of the Board of Directors in 2022. There were also a total of 20 Committee meetings in 2022. In addition, management confers frequently with its Directors on an informal basis to discuss Company affairs.

How many times did Directors attend meetings of the Board and its Committees?

Martin Marietta’s Directors are expected to attend 100% of the meetings of the Board and Committees of the Board on which they serve unless there is a good reason otherwise. In 2022, all Directors attended 100% of the meetings of the Board of Directors during their term of service on the Board. All Directors attended at least 75% of the meetings of the Committees of the Board on which they served (during the periods that they served).

MARTIN MARIETTA 35

CORPORATE GOVERNANCE MATTERS  ◆  CORPORATE GOVERNANCE BOARD PRACTICES

Will the Directors attend the Annual Meeting?

Martin Marietta’s Directors are expected to be available to respond to questions and react to comments at the Martin Marietta’s Annual Meeting of Shareholders although frequently no shareholders other than Directors and Officers attend these meetings. In 2022, all then-current Directors attended the Annual Meeting in May.

Will the Nominating and Corporate Governance Committee consider any Director candidates recommended by shareholders?

The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders for election as a Director at an Annual Meeting of Shareholders of Martin Marietta, if the shareholder making such recommendation complies with the advance notice provisions and other criteria specified in the Bylaws of Martin Marietta. The Bylaws of Martin Marietta require advance notice for any proposal for the nomination for election as a Director at an Annual Meeting of Shareholders that is not included in Martin Marietta’s Notice of Meeting or made by or at the direction of the Board of Directors. In general, nominations must be delivered to the Secretary of Martin Marietta at its principal executive offices, 4123 Parklake Avenue, Raleigh, North Carolina 27612, not less than 60 days nor more than 90 days prior to the first anniversary of the mailing of the Proxy Statement in connection with the preceding year’s Annual Meeting of Shareholders and must contain specified information concerning the nominee and the shareholder proposing the nomination. Any shareholder desiring a copy of the Bylaws of Martin Marietta will be furnished a copy without charge upon written request to the Secretary of Martin Marietta. In November 2022, Martin Marietta amended and restated its Bylaws to implement certain “universal proxy” rules adopted by the SEC, to update certain procedural requirements relating to director nominations by shareholders set forth in Rule 14a-19 under the Securities Exchange Act of 1934, as amended. The amendments effected by the amended Bylaws also include: (i) enhanced requirements regarding the information shareholders must submit and representations shareholders must make in connection with providing advance notice of shareholder meeting proposals and director nominations, including a representation that the shareholder intends or is part of a group that intends to solicit proxies with respect to such proposal or nomination; (ii) requirements for shareholders submitting such proposals or director nominations to supplement the information provided in the notice as of the record date of the shareholder meeting and, generally, as of ten (10) days prior to the shareholder meeting; (iii) a requirement that a shareholder or a qualified representative of the shareholder appear at the shareholder meeting to present a nomination or other business; (iv) a prohibition against a shareholder nominating a greater number of persons for election to the board of directors than are subject to election at the shareholder meeting; (v) a requirement that for an individual to be eligible for election as a director the individual must complete a questionnaire in a form provided by the Company to provide information relevant to election as a director, including with respect to background, qualifications, stock ownership and independence, and represent that he or she is not and, if elected as a director during his or her term of office, will not become a party to any agreement, arrangement or understanding specifying how he or she is to act or vote as a director on any issue or question unless disclosed to the Company or that would interfere with the ability of the individual to comply with fiduciary duties as a director; and (vi) a requirement that a shareholder soliciting proxies from other shareholders use a proxy card color other than white. In addition to satisfying the foregoing requirements under our amended Bylaws, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Board of Directors’ nominees must provide notice that sets forth the information required by SEC Rule 14a-19 no later than 60 calendar days prior to the anniversary of the 2023 Annual Meeting date. Additional information is contained in the section entitled Shareholders’ Proposals For 2023 Annual Meeting below.

How does the Board select nominees for the Board?

The Nominating and Corporate Governance Committee will consider candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The Committee may also retain a third-party executive search firm to identify potential candidates for its consideration from time to time. The Committee makes an initial determination as to whether to conduct a full evaluation of the candidate, and reviews all information provided to the Committee, including the recommendations for the prospective candidate and the Committee’s own knowledge of the prospective candidate. If the Committee determines that additional consideration is warranted, interviews are conducted by the members of the Committee, as well as the Chief Executive Officer of Martin Marietta; appropriate inquiries are conducted into the background and qualifications of potential candidates; the Committee meets to discuss its evaluation and feedback from the Chief Executive Officer; and, if the Committee determines to do so, it makes a recommendation to the full Board as to the persons who should be nominated by the Board. The Board of Directors determines the nominees after considering the recommendation and report of the Committee.

36 2023 PROXY STATEMENT

  ◆  PROPOSAL 2: INDEPENDENT AUDITORS

In evaluating any potential candidate, the Nominating and Corporate Governance Committee considers the extent to which the candidate has the personal characteristics and core competencies outlined in the Guidelines for Potential New Board Members adopted by the Committee, and takes into account all other factors it considers appropriate. A copy of these Guidelines is attached to this Proxy Statement as Appendix A.

Do the Board Committees have charters? How can shareholders obtain them?

Martin Marietta’s Board of Directors has adopted written charters meeting the requirements of the NYSE for the Audit Committee, Management Development and Compensation Committee, and Nominating and Corporate Governance Committee. These charters address the purposes and responsibilities of each Committee, as described above, and provide for an annual performance evaluation of each Committee. Copies of these charters, and the charters of the other Committees of the Board, are posted on Martin Marietta’s website at https://ir.martinmarietta.com/corporate-governance/governance-documents-and-charters, along with copies of Martin Marietta’s Corporate Governance Guidelines, Code of Ethical Business Conduct, and Guidelines for Director’s Independence.

How are transactions with persons related to Martin Marietta reviewed?

The SEC requires Martin Marietta to disclose in this Proxy Statement certain transactions in which Martin Marietta participates and in which certain persons considered “related persons” of Martin Marietta have a direct or indirect material interest. These “related persons” would include the Directors and executive officers of Martin Marietta, nominees for Director, certain control persons, and their immediate family members. Since January 1, 2022, there have been no such transactions.

Each Director, executive officer, and nominee for Director of Martin Marietta receives and agrees to abide by Martin Marietta’s Code of Ethical Business Conduct. Martin Marietta considers that any transaction in which Martin Marietta participates and in which any related person of Martin Marietta has a direct or indirect material interest will be subject to review, approval or ratification, as appropriate under the circumstances, by Martin Marietta under the standards enumerated in Martin Marietta’s Code of Ethical Business Conduct. If a proposed transaction is one in which a Director of Martin Marietta has an actual or potential conflict of interest, it will be subject to review by the Chairman of the Board of Directors and the Chairman of the Nominating and Corporate Governance Committee.

Any waivers of the Code of Ethical Business Conduct for Directors and executive officers may be made only by Martin Marietta’s Board of Directors or any Committee to which it delegates that authority. Any waivers for Directors and executive officers and any amendments to the Code of Ethical Business Conduct will be promptly disclosed on our website, www.martinmarietta.com.

In assessing the independence of its members, the Board considers any interests a director may have in any transactions in which Martin Marietta participates. The Board also considers other entities with which the Directors are affiliated and any business Martin Marietta has done with such entities.

Proposal 2:	Independent Auditors

The Audit Committee has appointed PricewaterhouseCoopers LLP (PwC), an independent registered public accounting firm, to audit the consolidated financial statements of Martin Marietta and the effectiveness of Martin Marietta’s internal control over financial reporting for the 2023 fiscal year and the Board of Directors recommends that the shareholders ratify this appointment. The ratification of the appointment of PwC is being submitted to the shareholders because the Board of Directors believes this to be good corporate practice. Should the shareholders fail to ratify this appointment, the Audit Committee will review the matter and determine, in its sole discretion, whether PwC or another independent registered public accounting firm should be retained.

MARTIN MARIETTA 37

PROPOSAL 2: INDEPENDENT AUDITORS  ◆  SUMMARY OF FEES

PwC served as Martin Marietta’s independent auditors for 2022 and audited the consolidated financial statements of Martin Marietta for the year ended December 31, 2022 and the effectiveness of Martin Marietta’s internal control over financial reporting as of December 31, 2022. In connection with the audit of Martin Marietta’s 2022 consolidated financial statements, Martin Marietta entered into an engagement letter with PwC that sets forth the terms by which PwC would perform audit services for Martin Marietta.

The Audit Committee is solely responsible for retaining or terminating Martin Marietta’s independent auditors. Representatives of PwC are expected to attend the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to questions from shareholders.

The Board Unanimously Recommends a Vote “FOR” on this Proposal 2

Summary of Fees

The following table summarizes the aggregate of fees billed for professional services rendered to Martin Marietta by PwC in 2022 and 2021.

	2022	2021

Audit Fees[1]	$3,296,000	$3,401,000

Audit-Related Fees[2]	100,000	100,000

Tax Fees	–	–

All Other Fees[3]	3,000	3,000

TOTAL	$3,399,000	$3,504,000

Percentage of Audit & Audit-Related Fees to Total Fees	99.9%	99.9%

1

Services in connection with the annual consolidated financial statement audit, the annual internal controls audit, reviews of the consolidated financial statements included in the quarterly reports, and comfort letter and consent matters related to debt offerings.

2	Services in connection with audit-related services, including agreed-upon procedures reports and subsidiary audits.
3	Other fees include license fees for technical accounting software.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by its independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services, provided that the Chair reports any decision to the Committee at its next scheduled meeting.

Audit Committee Review

In connection with the Audit Committee’s review of services rendered and fees billed by the independent auditor, the Audit Committee has considered whether the provision of the non-audit related services described above is compatible with maintaining the independent auditors’ independence and has concluded that the provision of these services did not compromise such independence.

38 2023 PROXY STATEMENT

  ◆  AUDIT COMMITTEE REPORT

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board of Directors, which is reassessed at least annually for adequacy by the Audit Committee. The Directors who serve on the Audit Committee have no financial or personal ties to Martin Marietta (other than Director compensation and equity ownership as described in this Proxy Statement) and are all “independent” for purposes of the SEC’s regulations, the NYSE listing standards, and the Guidelines for Director’s Independence adopted by the Board of Directors. The Board of Directors has determined that none of the Audit Committee members has a relationship with Martin Marietta that may interfere with the Director’s independence from Martin Marietta and its management. Copies of the Audit Committee’s charter and Martin Marietta’s Guidelines for Director’s Independence can be viewed on Martin Marietta’s website at https://ir.martinmarietta.com/corporate-governance/governance-documents-and-charters.

The Board of Directors has charged the Audit Committee with a number of responsibilities, including review of the adequacy of Martin Marietta’s financial reporting, accounting systems, and internal controls. Martin Marietta’s independent auditors and the vice president of the internal audit function report directly and are ultimately accountable to the Audit Committee.

In the discharge of its responsibilities, the Audit Committee has reviewed and discussed with management and the independent auditors Martin Marietta’s audited consolidated financial statements for fiscal year 2022 and has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB), the SEC and the NYSE. In addition, the Committee has discussed with the independent auditors matters such as the quality (in addition to acceptability), clarity, consistency, and completeness of Martin Marietta’s financial reporting, as required by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB.

The Audit Committee has received from the independent auditors written disclosures and a letter concerning the independent auditors’ independence from Martin Marietta, as required by the PCAOB in Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditors the independent auditors’ independence. These disclosures have been reviewed by the Committee and discussed with the independent auditors.

Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in Martin Marietta’s 2022 Annual Report on Form 10-K for filing with the SEC.

February 9, 2023

AUDIT COMMITTEE

David C. Wajsgras, Chair

Dorothy M. Ables

John J. Koraleski

Laree E. Perez

MARTIN MARIETTA 39

Management Development and Compensation Committee Report

The Management Development and Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis beginning on page 41 of this Proxy Statement. Based on this review and discussion, the Management Development and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Martin Marietta’s 2022 Annual Report on Form 10-K and this Proxy Statement.

February 21, 2023

MANAGEMENT DEVELOPMENT AND

COMPENSATION COMMITTEE

John J. Koraleski, Chair

Thomas H. Pike

Michael J. Quillen

David C. Wajsgras

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The members of Martin Marietta’s Management Development and Compensation Committee are Directors Koraleski, Pike, Quillen, and Wajsgras, none of whom has ever been an officer or employee of Martin Marietta or any of its subsidiaries, or had any relationship requiring disclosure by Martin Marietta under Item 404 of Regulation S-K of the SEC. There are no executive officer-Director interlocks where an executive of Martin Marietta serves on the compensation committee of another corporation that has an executive officer serving on Martin Marietta’s Board of Directors.

40 2023 PROXY STATEMENT

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis, or CD&A, describes our 2022 executive compensation program and the attendant oversight provided by the Management Development and Compensation Committee of the Board of Directors (the Committee). It also summarizes our executive compensation structure and discusses the compensation earned by Martin Marietta’s named executive officers, or NEOs (the CEO, the CFO, and the three other most highly compensated executive officers in 2022), as presented below in the tables under “Executive Compensation” following this CD&A, which contain detailed compensation information quantifying and further explaining our NEOs’ compensation.

The Company did not change the executive compensation program in 2022, and all pre-established performance goals were retained.

For 2022, our NEOs were:

NEO	Title
C. Howard Nye	Chairman of the Board, President and Chief Executive Officer
James A. J. Nickolas	Senior Vice President and Chief Financial Officer
Roselyn R. Bar	Executive Vice President, General Counsel and Corporate Secretary
Craig M. LaTorre	Senior Vice President and Chief Human Resource Officer
John P. Mohr	Senior Vice President and Chief Information Officer

MARTIN MARIETTA 41

LETTER FROM COMMITTEE CHAIR  ◆

Letter from Committee Chair

Dear Shareholders:

The Management Development and Compensation Committee, among its many important human capital functions, is accountable for overseeing and utilizing Martin Marietta’s executive compensation program to motivate and retain its management team and to ensure alignment with shareholder value creation. One of the board’s and the Committee’s most important governance roles is to maintain corporate continuity via strong performance-based compensation and management continuity and succession. These require, and we have implemented, effective executive succession planning together with competitive and incentive-driven compensation for our top executives, including the CEO.

Mr. Nye, who was elected as the company’s CEO in 2010, deliberately set out to establish and maintain (1) an increasingly resilient company capable of withstanding the economic cycles inherent in the heavy building materials industry and (2) superior long-term value creation for shareholders. To do so, he led the creation of the company’s first Strategic Operating Analysis and Review (SOAR), Martin Marietta’s strategic plan initially launched in 2010 and since refreshed in five-year intervals. SOAR provides the framework to responsibly and sustainably grow our business and deploy capital for long-term success.

The disciplined creation, evolution and execution of SOAR has transformed Martin Marietta from a largely regional aggregates producer to a leading coast-to-coast supplier of heavy building materials, all while delivering exceptional financial results and total shareholder returns. During Mr. Nye’s tenure as CEO, our market capitalization has grown by $17 billion, from approximately $4 billion to $21 billion as of December 31, 2022, yielding a 14% CAGR.

Note: Building Materials Industry Group includes CEMEX, CRH, Eagle Materials, HeidelbergMaterials, Holcim and Vulcan Materials. The measurement period is December 31, 2010 to December 31, 2022.

Martin Marietta has a long history of strong absolute and relative TSR performance. In the five most recent 3-year periods, from 2016-2018 to 2020-2022, our cumulative shareholder return was well above median performance of our peers. Our stock price was down 23% in 2022, despite our strong financial results. Notwithstanding last year’s disappointing share price performance, our 3-year TSR through December 31, 2022 was +24%. The Committee strongly believes that the optimal way for shareholders and their advisors to measure our company’s and our CEO’s performance is to take the long view of his and our company’s results and to not view one year in isolation.

In 2022 we announced and/or completed over $1 billion of non-core asset divestitures. While these portfolio-shaping actions had a near-term dilutive effect to revenues and earnings, they significantly enhanced the durability of our business through economic cycles, maintained our commitment to an attractive margin profile and helped return our net leverage ratio to within our targeted range. These critical factors coalesce to best position the company to advance our SOAR-driven capital allocation priorities and build a resilient business for long-term success.

42 2023 PROXY STATEMENT

  ◆  LETTER FROM COMMITTEE CHAIR

Despite notable year-over-year inflation and our 2022 divestitures, Martin Marietta had a record year, achieving our 11th consecutive year of growth in products and services revenues, gross profit and adjusted EBITDA. These record financial results are a testament to Mr. Nye’s leadership, tenured experience, understanding of the cyclical nature of our business, our team’s disciplined execution of SOAR, and unyielding focus on what we can control – including multi-year, and industry-leading, world-class safety incident rates. We also made great progress on our Environmental, Social and Governance (ESG) commitments and strategies. Among others, these commitments included safety, environmental stewardship, diversity and inclusion, resilience, and employee relations.

Importantly and foundationally, the company returned to expanding aggregates margins in the fourth quarter of 2022, underscored by an all-time quarterly record of aggregates pricing growth, which positions our company long-term to continue delivering record years – which is anticipated in our 2023 guidance.

* Please see Appendix B for a reconciliation of non-GAAP measures to GAAP measures.

** Leverage ratio includes the discharge of $700 million in notes due 2023.

As a result of this strong performance in 2022, the annual incentive for our CEO paid out at $2,878,400, which reflected 160% of his target bonus. This 2022 actual annual incentive amount is a reduction of 18% from the 2021 actual annual incentive of $3,500,000, which was 196% of his target bonus.

Also, as a result of impressive financial performance in 2020-2022, our PSUs paid out at 189.3% of the target grant, which is lower than the payout of 240% of the target earned for the 2019-2021 PSUs. The CEO’s 2022 stock grant of $7 million, allocated 55% in PSUs and 45% in RSUs, was consistent with his 2021 grant of $6.5 million. Moreover, the CEO’s 2023 long-term equity grant, which will be disclosed in our 2024 proxy statement, will reflect a decrease compared to the 2022 award value.

The MDCC believes that the declines in our 2022 annual and long-term incentive payouts, as well as the decrease in the 2023 stock grant value, reflect the appropriate alignment in the strong pay-for-performance model that we have created. The 2020-2022 PSU grant will pay out below the 2019-2021 payout due to the lower relative total shareholder return (TSR) modifier, which is purposefully creating the intended shareholder alignment. The annual incentive payout also reflects our share price decline during 2022, which is part of the holistic assessment of performance for the annual incentive.

As a result of the Company’s strong performance on short-term, long-term, and strategic objectives under Mr. Nye’s leadership, his total compensation is competitive and reflects the long tenure of a highly successful CEO. This proven approach to rewarding strong results for many years does not fit into external and homogenized pay-for-performance Say-on-Pay voting models.

To create even more alignment with shareholders, the Committee has successfully encouraged substantial stock ownership by all of our executives. For example, our stock ownership guidelines call for the CEO to own shares in Martin Marietta in an amount that is at least 7 times base salary; as of March 6, 2023, Mr. Nye’s share ownership is more than 50 times his base, or $74 million, which reflects his stock retention. Ownership is highly valuable and successful in aligning the interests of executives and shareholders. For 2022, the executives shared the shareholders’ experience of negative returns, demonstrating their strong shareholder alignment.

MARTIN MARIETTA 43

LETTER FROM COMMITTEE CHAIR  ◆

In closing, the Committee believes that we have a very robust business model that yields attractive increases in shareholder value and positions us well for the future. Our executive compensation program helps drive those goals, and rewards our management and employees when they are achieved. We appreciate your support and welcome your feedback on our executive compensation programs and look forward to ongoing dialogue. We hope that after reviewing the following materials, you will vote in favor of our Say-on-Pay proposal at our 2023 Annual Meeting of Shareholders.

Sincerely,

John J. Koraleski, Chair

Management Development and Compensation Committee

Lead Independent Director

44 2023 PROXY STATEMENT

Summary of Our Compensation Considerations

Overall, the Company had another exceptional year, realizing record financial results, achieving world-class safety incident rates and, making significant progress on our long-term strategic plan. This CD&A describes how our executive compensation philosophy and the pay programs applicable to our NEOs in 2022 help to drive our strategy and performance. The fundamental objectives of our executive compensation program are to motivate our executive team, align pay with performance, attract and retain high-performing talent, and drive shareholder value. These objectives were achieved in 2022 as our incentive programs paid out commensurate with our strong performance. The compensation programs described below have been developed and are overseen by the Committee to promote the achievement of these objectives and reflect the considerations described below.

Responsive to Shareholders: Shareholder Engagement and Feedback on Executive Compensation Programs

Avenues of engagement	Discussion highlights
We hold in-person and/or virtual meetings with investor groups across the globe

›  Company strategy, including acquisitions and divestitures

›  Financial and operating performance

›  Commercial and operational excellence goals

›  Safety, environment and sustainability

›  Inclusion, engagement and diversity efforts

›  Board oversight, refreshment and diversity

We conduct quarterly conference calls with analysts
We engage with investors continually through meetings, calls and emails
We report investor feedback to the Committee and the Board to assist in aligning pay and performance

We consider the input of our shareholders, along with emerging best practices, to ensure alignment of our executive pay programs with shareholder interests. At our 2022 Annual Meeting of Shareholders, 94% of the shares cast voted in favor of the advisory vote on executive compensation, or Say On Pay vote.

Our 2022 Performance

Building on prior-year success and continuing to demonstrate the resiliency and strength of our business, 2022 proved to be another year of outstanding financial and safety performance for Martin Marietta. We achieved our 11th consecutive year of growth in products and services revenues, Gross Profit and Adjusted EBITDA. For continuing operations, we achieved consolidated revenues of $6.2 billion, up 13.8% from $5.4 billion in the prior year. These record revenues, as well as our record Adjusted EBITDA from continuing operations of $1.6 billion in 2022, were driven by double-digit pricing gains across all product lines, and full-year contributions from acquired operations which more than offset inflationary pressure from rising input costs and divestiture impacts on an absolute basis. Earnings per diluted share from continuing operations were $13.70, and Adjusted Diluted Earnings Per Share from continuing operations were $12.07. We also delivered world-class safety performance. For the second consecutive year, our Total Injury Incident Rate (TIIR) surpassed the world class benchmark, while our Total Lost Time Incident Rate (LTIR) achieved the world-class level for the sixth consecutive year. Additionally, we completed two divestitures of non-core cement and ready-mixed concrete businesses in California, Colorado, and Texas, which generated $650 million of proceeds to advance longstanding capital allocation priorities. Despite market volatility in 2022, we continue to maintain our industry-leading TSR position over 5- and 10-year periods.

MARTIN MARIETTA 45

SUMMARY OF OUR COMPENSATION CONSIDERATIONS  ◆

NET EARNINGS attributable to Martin Marietta from continuing operations of $856.3 million and record ADJUSTED EBITDA FROM CONTINUING OPERATIONS* OF $1.6 BILLION	Repaid and discharged $700 million of debt, exiting year at 2.49x net leverage ratio, and increased dividend by 8% to $2.64/share on an annualized basis

Continuous commitment to SUSTAINABILITY, which is included in our strategy and compensation decisions	Successful integration of business acquired in California and Arizona in 2021, including 1,250+ employees, following end of Transition Services Agreement

Sixth consecutive year of WORLD-CLASS SAFETY performance	Successful completion of two portfolio optimizing divestitures in line with the Company’s SOAR 2025 Strategic Plan that generated $650 million in proceeds

*	See Appendix B for reconciliation to reported net earnings from continuing operations attributable to Martin Marietta. Adjusted EBITDA is a metric used for executive performance targets.

In 2022, we continued to execute on our strategic initiatives to enhance our attractive footprint and advance the goals included in our latest five-year strategic plan, SOAR (Strategic Operating Analysis and Review) 2025, which was developed in 2020. The SOAR process, supplemented by our annual planning process, has guided us since 2010 as we have grown the business in an intentional, contemplative, and disciplined manner. SOAR 2025 set ambitious yet achievable targets for future growth and value creation, and the four acquisitions completed in 2021 as well as the two divestitures completed in 2022 were all well aligned with our SOAR 2025 goals. Importantly, the company’s strategic efforts and proactive balance sheet management in 2022 provide a platform for continued expansion in future years.

2022 Highlights

Record consolidated revenues on continuing operations of $6.2 billion, reflecting pricing gains across all product lines, and full-year contributions from operations acquired in 2021
Achieved 11th consecutive year of growth in products and services revenues, gross profit and Adjusted EBITDA
Record-setting results from 2012 to 2022 yielded a 10-year TSR of 295% versus the S&P 500 return of 227% during the same period

Disciplined Capital Allocation

$75 million contributed to the Company’s fully-funded qualified pension plan
Board approved a 8% quarterly dividend increase ($2.64 per share on an annualized basis), continuing the Company’s track record of dividend growth
Repaid $700 million in debt through discharge and repurchases, exiting the year with a 2.49x leverage ratio

We believe these goals and execution of our strategy has resulted in our TSR performance to be well above the median performance of the Building Materials Industry Group in the five most recent 3-year periods.

3-Year Performance Period	3-Year TSR
	MLM	Building Materials Industry Group*

2020-2022	24%	13%

2019-2021	163%	85%

2018-2020	32%	10%

2017-2019	30%	7%

2016-2018	29%	-9%

Average	73%	33%

*	Reflects median TSR performance over the stated period for CRH plc, Eagle Materials, Inc., HeidelbergCement AG, Holcim Ltd., Summit Materials, Inc., Vulcan Materials Company,

46 2023 PROXY STATEMENT

  ◆  SUMMARY OF OUR COMPENSATION CONSIDERATIONS

Martin Marietta is a leading upstream materials-led platform, whose long-term performance reflects our resiliency, disciplined strategic development, and the power of our SOAR process

1 Based on 2022 annual production level; 2 As of December 31, 2010

Through the expansion and portfolio optimization achieved in recent years in line with our thoughtful SOAR strategic plan, we have been able to position our business as an aggregates leader in approximately 90% of the geographies in which we operate and align our product offerings to leverage strategic cement and targeted downstream opportunities.

MARTIN MARIETTA 47

SUMMARY OF OUR COMPENSATION CONSIDERATIONS  ◆

Sustainability, Safety and the Well-Being of Our Employees

Our sustainability efforts and our unwavering commitment to our employees go hand-in-hand. We discuss these important topics in several places in our public filings, including our annual Sustainability Report and our Annual Report on Form 10-K for the year ended December 31, 2022 where we discuss the importance of human capital to our Company. We encourage you to read those materials to better understand the many ways we ensure the ongoing well-being of our employees, who are the foundation of our success, as well as our communities and the environment. In this section, we highlight several of these topics and tell you about our achievements in these areas, namely how Sustainability is embedded in our company culture through Environmental Stewardship, Safety and our Employees.

Sustainability

Our approach to Sustainability is embedded in four vital pillars of Safety, Environment, Employees, and Community. We continued to achieve improvements in each of these areas in 2022.

Safe Operations Protecting all who come in contact with our products & operations, and creating a culture of responsible leadership	Environmental Stewardship Protecting the Earth’s resources and reducing our environmental impact	Employee Well-Being Supporting and investing in our exceptional people and continuously reinforcing our engaging, inclusive and diverse culture	Community Well-Being Being a responsible neighbor and supporting the communities that are home to our operations

Track records such as ours are built purposefully; they are the result of a deliberate focus on fulfilling our responsibilities to our shareholders, our employees and other stakeholders. These responsibilities include:

Demanding and facilitating a safe, ethical workplace for our employees	Creating a positive, lasting impact on our communities and the environment	Growing our business and responsibly investing our capital for maximum return

In furtherance of these continuing commitments, we have:

•  Included performance relating to Environment, Health, Safety and Sustainability (collectively, EHS) in our management strategy

•  Considered achievement of individual and company-wide goals in regard to EHS in management compensation decisions

•  Developed a task force relating to Sustainability with a view towards assessing and improving Company performance and disclosure against world-class achievements

•  Overseen EHS matters at the Board of Directors level, including reporting regularly, at least four times annually, our progress on EHS issues to our Ethics, Environment, Safety and Health (EESH) Committee, an independent Committee of the Board of Directors

48 2023 PROXY STATEMENT

  ◆  SUMMARY OF OUR COMPENSATION CONSIDERATIONS

These critical matters are important to this Committee, the full Board, and management of Martin Marietta.

SOAR, supplemented by our annual plan, has guided us since 2010 as we have grown our business, driven our safety incidents to world-class, record low levels, achieved record financial performance and created positive impacts on our communities and the environment. Key managers from across our business and our senior leadership team engage throughout the year on material topics, including safety, employee diversity and well-being, community well-being and the environment.

Both SOAR and our annual plan are reviewed and endorsed by all members of our Board of Directors. Importantly, our EESH Committee is an experienced, diverse and knowledgeable group and has for decades overseen our ongoing efforts to hone truly sustainable business practices. Our full Board visits our operations regularly to hear firsthand from our team and see the positive impact we have on our communities.

Sustainability is a key component of our strategy and business plan at Martin Marietta. Sustainability excellence is not only the right thing to do and a key driver of shareholder value, it is a vital component of both our strategic planning process, SOAR, and our annual planning process.

Environmental Stewardship

We have made the following enhancements to our Sustainability activities:

•

In our 2021 Sustainability Report, issued in April 2022, we expanded our roadmap for achieving our stated Scope 1 greenhouse gas (GHG) emissions targets for 2030, increased disclosure about Board of Directors’ governance of our sustainability efforts, and released new targets for Scope 2 emissions, including a net zero 2050 target. While our Scope 2 emissions are a small component of our GHG footprint, establishing relevant targets is an important part of our sustainability journey for the future.

•

We continued our work during 2022 to reach our 2030 goals for Scope 1 reductions through efficiency projects, equipment optimization and the rollout of Portland Limestone Cement (PLC) or Type 1L in Texas.

•

All necessary local approvals were obtained for a wind turbine project that will supply a significant portion of electrical energy needed for our quarry in Woodville, Ohio. The new wind turbines will provide an emission-free and renewable source of energy for the plant going forward.

•

Our participation in the recycled aggregates market grew with the acquisitions of recycling assets in Texas, California and Minnesota in recent years, and we processed and shipped 3.4 million tons of concrete and asphalt generated from various construction and demolition projects in 2022.

•

During 2022, our Chairman and CEO, joined by other senior managers, engaged with an increased number of investors and others relating to our Sustainability story. This specific outreach in 2022 included detailed phone conversations, written communications, and in-person meetings with more than 30 investors and groups. In total, we discussed our sustainability strategy, commitments and achievements with almost all of the approximately 200 investor groups we met with through personal conversations, virtual conferences, roadshows, field trips, and group meetings during the year.

MARTIN MARIETTA 49

SUMMARY OF OUR COMPENSATION CONSIDERATIONS  ◆

Safety

2022 was another year of world-class safety performance which strengthens our belief that Zero is Possible. This means operating our business without any safety incidents. Our goal is zero. We look to world-class companies and safety incident rates for guidance as to how we achieve this. We continued to make significant progress in 2022 towards this important goal, driven by extraordinary employee focus and increased engagement.

While all awards are meaningful, it is particularly satisfying when we are recognized for achievement of one of our core values. Consistent with previous years, several of our facilities were recognized by the National Stone, Sand and Gravel Association (NSSGA) as Safety Excellence Award winners in 2022. These awards recognize operations that have gone the longest duration without a reportable incident in their size category, based on data provided by the U.S. Department of Labor’s Mine Safety and Health Administration. In 2022, our Benson Quarry in North Carolina won gold-level honors, our Onslow Quarry in North Carolina earned silver-level honors, and our San Pedro Quarry in Texas earned bronze-level honors. As an enterprise, Martin Marietta received bronze-level honors in the large company category by the NSSGA in its Louis Greisemer Sterling Safety Awards.

Additionally, three Martin Marietta sites earned Sentinels of Safety Awards from the National Mining Association in 2022. This award is the oldest and most esteemed honor in the mining industry, recognizing mining teams that record the most hours in a calendar year without a single lost-time injury. The National Ready Mixed Concrete Association (NRMCA) recognized 43 Martin Marietta ready-mixed concrete plants for gold-level Excellence in Safety achievement in 2022, and the Portland Cement Association presented its Chairman’s Safety Award to Martin Marietta’s Hunter, Texas Cement Plant.

We achieved our sixth consecutive year of world-class Lost-Time Incident Rate (LTIR) performance and our second year of world-class Total Incident Injury Rate (TIIR) performance

Sixth Year of World-Class LTIR Performance	Second Year of World-Class TIIR Results

Note: Safety data as of 12/31/22. LTIR per 200,000 hours worked. World-class levels based on general industries.

For Martin Marietta, safety performance sets our foundation for long-term financial strength and successful SOAR execution. Simply said, a safe operation is a profitable one.

50 2023 PROXY STATEMENT

  ◆  SUMMARY OF OUR COMPENSATION CONSIDERATIONS

Our Employees

Martin Marietta’s diverse, engaged and dedicated workforce is our greatest asset, and the continuing well-being of our employees is critically important for our success. We are committed to providing all employees with the programs, resources, support and opportunity necessary to grow. We strive to create safe, healthy, diverse and highly engaging workplaces and hope that our decisions in this area will extend far beyond our business, positively affecting people and communities for generations to come.

We successfully onboarded more than 1,250 employees in California and Arizona in mid-2022 after the conclusion of the transition services agreement from the 2021 acquisition of Lehigh Hanson’s West Region.

We continued to enhance our attractive offering of employee health, welfare and retirement benefits, including a fully funded defined benefit pension plan. We significantly increased the value of the pension retirement benefit offered to hourly employees in 2022, and we added company-paid long-term disability insurance for hourly workers for 2023.

Through a multi-channel communications campaign in 2022, we increased our employees’ understanding and appreciation of Martin Marietta’s highly competitive retirement benefits package.

We strengthened Martin Marietta’s presence on numerous social media platforms to enhance our brand recognition and recruitment efforts.

Through these important efforts in 2022 and many more, we continued to build a compelling connection with current and potential employees, increase the visibility and attractiveness of Martin Marietta as an employer of choice to strengthen our talent pipeline, and increase employee engagement, development, morale and retention.

Importantly, we continued the efforts of our Inclusion and Engagement (I&E) Task Force in 2022. This group, co-chaired by our Chairman and CEO and our Chief Human Resource Officer, is focused on ensuring that our culture is welcoming to all current and future employees, as well as open to new and diverse thought. We believe that employee engagement happens when we bring together exceptional and diverse talent with different backgrounds, genders, ethnicities, qualifications, perspectives, experiences, voices and skills to ensure that we will consistently develop the best ideas and advance our world-class ambition. Enabled by an inclusive environment where each person feels like they belong, are valued and can speak up, engagement allows us to forge stronger, more productive connections fueled by trust, compassion and authenticity. It ensures we pursue excellence and continuously improve – as ONE Team.

Importantly, our impactful achievements related to inclusion and engagement in 2022 included:

•

Developed and launched an inclusion and engagement awareness communications campaign to help managers and employees better understand why inclusion and engagement matters and how inclusion and engagement are already ingrained in Martin Marietta’s culture and values. The campaign highlights that ensuring we maintain an inclusive and engaging culture will help create a competitive advantage for the Company.

•	Launched a dedicated section on our Company’s website highlighting Inclusion, Engagement and Diversity at Martin Marietta.

•	Developed guidelines and strategies to launch Martin Marietta’s first three Employee Resource Groups, supporting veterans, women and diverse cultures, in early 2023.

•	Joined the CEO Action for Diversity & Inclusion coalition.

•	Elevated the Head of Inclusion and Engagement position to a vice president level.

MARTIN MARIETTA 51

SUMMARY OF OUR COMPENSATION CONSIDERATIONS  ◆

Diversity and Inclusion at a Glance

41%	of workforce are minorities	33%	of workforce are racially/ethnically diverse	11%	of workforce are women

We are committed to fostering diversity and inclusion, and strive to maintain a culture and adherence to core values that attract and celebrate diversity in our workplace. We believe that diversity promotes creativity, innovation, and mutual respect, which are all core to our values. We recognize that the unique viewpoints and experiences of every employee are important to achieving our mission to be a world-class organization, and have implemented initiatives that we believe will allow us to continue to improve on those objectives.

Although we do not necessarily believe that the Equal Employment Opportunity Commission data required on Form EEO-1 fully reflects our job-role structure, we are making the data available on our website.

Compensation Decisions Yielding Alignment with Performance and Enhancing Our Corporate Resilience

In determining compensation, the Committee considers many factors in order to align performance with the compensation received by our executives. As described below under 2022 Actual Incentive Cash Earned, the objective financial metrics in our annual plan that were measured for purposes of the 2022 Annual Cash Incentive were Pre-Tax Earnings and Adjusted EBITDA, which are viewed as indicative of the Company’s profitability, and Days Sales Outstanding (DSO), which is viewed as indicative of the Company’s cash flow. All of these are important measures reflecting our performance and the creation of value for shareholders. In addition, the Committee considered the factors summarized below.

Summary of Our Compensation Considerations:

•	A detailed assessment of Martin Marietta’s overall financial performance and each segment’s financial performance, including the highlights and the challenges.

•	Shareholder returns, including the consistent delivery of value to Martin Marietta’s shareholders.

•	Our safety performance, which continues to be world class and industry leading.

•	Outstanding environmental and regulatory compliance results, sustainability initiatives, and cybersecurity protections.

•	Continuing achievement of excellent management of working capital.

•	The successful organic and inorganic growth of Martin Marietta.

•	Execution of our talent management and succession planning strategies.

The Company’s exceptional performance in 2022 resulted in strong payouts and reinforces our pay-for-performance strategy which aligns our performance with management’s pay and with shareholders’ interests.

We also want to continuously ensure that our Company and business model are resilient and robust to survive and thrive under all challenging circumstances, regardless of whether they are predictable or within management’s control. In this regard, the Committee developed a Resilience Scorecard in 2020 that includes the key criteria described in the chart below that in our view measure our company’s ability to remain strong through severe, unexpected circumstances, as well as assessing management’s actions and whether they were appropriate in responding to and managing through extraordinary events such as the COVID-19 pandemic. The Resilience Scorecard allows the Committee to apply a multiplier of 0.75x to 1.25x to management’s annual award that would be otherwise based on pre-event factors. These qualitative factors are important to position the Company to minimize the adverse impact from these unexpected events.

52 2023 PROXY STATEMENT

  ◆  SUMMARY OF OUR COMPENSATION CONSIDERATIONS

While it was introduced in the context of the COVID-19 pandemic, we believe this scorecard is valuable to us under all circumstances. The Committee has determined not to apply any multiplier in the Resilience Scorecard to management’s executive compensation in 2022, nor did it make any adjustments to our compensation based on the scorecard.

Category	Resilience Assessment Criteria

1. Employees

•  Act effectively to keep employees safe and productive through appropriate protocols, consistent with medical and occupational experts, including cleaning protocols, access to vaccinations, education and other programs

•  Effectively and promptly communicate and manage guidance and instructions, change and disruption to employees through communications, digital boards, direct emails, and other outreach

•  Significantly enhanced the pension benefit for hourly employees to strengthen our employee retention efforts

•  Offer opportunities for continued employee growth, development, retention and engagement

•  Execute the successful integration of recent acquisitions while successfully completing the divestitures of non-core Ready-Mix and Cement operations

•  Maintain successful employee attraction and retention results in the face of a significantly challenging employment environment

2. Operations & Commercial Excellence

•  Management response to a continued challenging supply chain environment (related to the pandemic, the Texas freeze, logistics slowdowns, recessionary environment, and other factors)

•  Effectively managed a highly inflationary environment through a product pricing strategy that ensures that the value for our products is properly captured while seeking to reduce the supply chain inflationary impact

•  Take steps to appropriately manage fixed and variables costs

3. Financial

•  Optimize revenues and cash management/liquidity without jeopardizing the future

•  Protect the balance sheet and allocate capital responsibly, including with regard to internal projects, transactions, dividends, debt and share repurchases

4. Customers/ Suppliers

•  Ensure on-time delivery and completion of projects during global supply chain disruptions or other unusual events

•  Effectively manage inventory to satisfy customer needs

•  Communicate operating status and preventative measures being taken during extraordinary events

5. Strategy	• Successful execution of M&A actions and SOAR • Maintaining Company long-term vision and strategic direction • Actions taken to ensure continuation and execution of strategic transactions

6. Stakeholder Engagement

•  Leadership effectiveness

•  Frequently communicate and engage with the Board to keep them well-informed and ensuring questions are answered

•  Engage in open dialogue and transparency with shareholders, analysts, potential investors and other stakeholders

7. ESG

•  Community outreach efforts (disaster preparedness support, corporate giving)

•  Focus on safety, as well as health of employees, customers and visitors

•  Environmental compliance and enhanced disclosure and responsiveness regarding sustainability goals

Overall	• Holistic Assessment of the Above Criteria Resulting in Multiplier in Range of 0.75x - 1.25x

MARTIN MARIETTA 53

COMPENSATION DISCUSSION AND ANALYSIS  ◆  PAY DECISIONS AND COMPENSATION GOVERNANCE PRACTICES

Pay Decisions and Compensation Governance Practices

A number of key 2022 compensation-related decisions resulted from our achievements, which are discussed more fully in this section. The Committee believes that our executive compensation program continues to reflect a strong pay-for-performance philosophy and is well aligned with the interests of shareholders. In addition, we believe that our compensation practices are consistent with our pay decisions.

WHAT WE DO	YES

Pay for performance	Tie pay to performance by ensuring that a significant portion of NEO compensation is performance-based and at-risk.

Median compensation targets	We generally aim to align all target compensation elements for our executives with the median of our peer group companies.

PSUs are a substantial portion of LTI	PSU grants, tied to our achievement of specified performance measures, comprised approximately 55% of the total value of annual long-term incentive grants made to our NEOs in 2022. Performance-based RSUs comprised the remaining 45%.

Independent compensation consultant	The Committee retains an independent compensation consultant.

Robust share ownership requirements	We have robust stock ownership guidelines of 7 times base salary for the CEO, 5 times base salary for our other NEOs, and 5 times annual retainer for Directors. We also have an equity retention requirement of 50% of net shares paid as incentive compensation until ownership guidelines are met.

Clawback policy	We have a compensation recovery (clawback) policy that requires officers to forfeit certain cash-based incentive compensation and/or equity-based incentive compensation if the company restates its financial statements due to the officer’s misconduct.

Regular engagement with shareholders	We engage with shareholders to hear their views on compensation and other issues.

Annual elections	All of our Directors stand for election each year.

WHAT WE DON’T DO	NO

No employment contracts	None of our NEOs or other executive officers have employment contracts that guarantee continued employment.

No dividends on unvested awards	Our 2022 RSU and PSU awards require three years to fully vest and dividends paid on shares of common stock of Martin Marietta during the vesting period are only paid to award holders if and when an award vests.

No pledging of shares	Our directors and executive officers are not permitted to pledge Martin Marietta shares as collateral for loans or any other purpose.

No hedging	We prohibit directors and executive officers from engaging in short sales of Martin Marietta stock or similar transactions intended to hedge or offset the market value of Martin Marietta stock owned by them.

No 280G gross-ups	We do not provide executives with Section 280G excise tax gross-ups.

No single trigger equity vesting	Equity awards will not automatically vest as a result of a change in control.

Minimal executive perquisites	We do not provide NEOs with country club reimbursements, personal use of the Company aircraft unrelated to business travel, or other excessive perks.

54 2023 PROXY STATEMENT

DETERMINATION OF CEO COMPENSATION  ◆  COMPENSATION DISCUSSION AND ANALYSIS

Determination of CEO Compensation

At each February Committee meeting, without the CEO present, the Committee reviews and evaluates CEO performance, and determines achievement levels for the prior year. At this meeting, the Committee also discusses an evaluation of the CEO’s performance, competitive compensation data, and salary and annual incentive pay recommendations with the independent members of the Board. In addition, the Committee reviews and discusses an award of RSUs and the target PSU grant size for the CEO at that meeting, which is also discussed with the independent members of the Board. The Committee’s independent compensation consultant provides the Committee with comparative compensation, background materials and analysis, and its recommendation in connection with these determinations.

CEO Target Opportunity Mix*

*	We consider base salary and annual incentives as short-term pay and PSUs and RSUs as long-term pay. We do not include retirement or other compensation components in the chart.

2022 Chairman, President and CEO Compensation

Base Salary

For 2022, Mr. Nye’s base salary remained at $1,285,000 (effective March 1, 2022).

2022 Annual Incentive

Mr. Nye’s target annual incentive amount for 2022 was $1,799,000 (140% of base salary received for the year). His actual annual incentive for 2022 was $2,878,400 or 160% of target, which was a reduction from the previous year.

2022-2024 Long-Term Incentives

In 2022, Mr. Nye’s target LTI award was 490% of base salary. He was granted an LTI award of approximately $7.0 million, which was allocated 55%, or $3.85 million, in PSUs and 45%, or $3.15 million, in performance-based RSUs. RSUs will vest pro rata over three years if the performance measure is satisfied, while the vesting of PSUs will be based upon our results relative to the three-year performance goals that were established in the beginning of 2022.

Benefit and Retirement Plans

Mr. Nye is eligible for benefit and retirement programs similar to other employees. None of our executives received additional years of service credits or other forms of formula enhancements under our benefit or retirement plans. Our pension formula is based on years of service and pension eligible compensation, which is a similar formula offered by other companies with defined benefit plans. Mr. Nye is not eligible for retiree health benefits.

Perquisites

Mr. Nye received limited executive perquisites. We provide company-leased cars to the NEOs for their use. Additionally, we pay for the insurance, maintenance and fuel for such vehicles. The value of personal mileage is charged to the NEO as imputed income. We make the company-owned aircraft available to the CEO and other senior executives for business travel only. We do not provide other perquisites, such as country club memberships, to the NEOs. The Committee reviews our policies and determines whether and to what extent perquisites should be modified or continued.

2022 Target Pay Mix

We believe that most of the compensation opportunities to our CEO should be variable and the variable elements of the compensation package should tie to the Company’s long-term success and the achievement of sustainable long-term total return to our shareholders. A significant portion of our CEO’s target compensation is variable and in the form of LTI, and more than half of total target pay is in the form of equity incentives.

MARTIN MARIETTA 55

COMPENSATION DISCUSSION AND ANALYSIS  ◆  2022 NAMED EXECUTIVE OFFICERS’ COMPENSATION—OUR COMPENSATION STRATEGY

2022 Named Executive Officers’ Compensation – Our Compensation Strategy

Our executive compensation program is specifically designed to:

•	Attract and retain top-caliber, knowledgeable and experienced senior executives.

•	Motivate our executives to achieve superior results and build long-term value for shareholders.

•	Reward performance that meets or exceeds established goals consistent with our strategic aims and upholding integrity.

•	Align individual objectives with the Company’s objectives without fostering excessive or inappropriate risk-taking.

•	Encourage an ownership mentality and align the long-term financial interests of our executives with those of our shareholders.

•	Be market competitive with our peers with whom we compete for talent.

•	Provide reward systems that are measurable and easily understood by our executives and shareholders.

•	Inspire exceptional management and resiliency in times of unexpected and extraordinary circumstances.

•

Reinforce the succession planning process undertaken on a company-wide basis by building bench strength and by identifying and retaining senior leadership capable of achieving the Company’s long-term growth, profitability and other objectives.

In 2022, our executive compensation structure consisted of three primary components: base salary, annual incentives, and long-term incentives. Within the long-term incentive component, we utilized a balanced portfolio of PSUs and performance-based RSUs.

Martin Marietta has a long-standing commitment to pay for performance. We fulfill that aim by providing a majority of compensation through programs in which the amounts ultimately received vary in order to best reflect our financial, operational and strategic performance.

56 2023 PROXY STATEMENT

2022 NAMED EXECUTIVE OFFICERS’ COMPENSATION—OUR COMPENSATION STRATEGY  ◆  COMPENSATION DISCUSSION AND ANALYSIS

The following table summarizes the key elements of our 2022 executive compensation program:

Element	Primary Purpose	Key Characteristics

Base Salary	To compensate the executive fairly and competitively for the responsibility level of the position.	Fixed compensation that is reviewed annually.

Annual Performance-Based Incentive Awards	To motivate and reward organizational and individual achievement of annual, Company and individual objectives.	Variable compensation component; based on pre-established Company and individual performance goals.
Incentive Stock Plan	To enable executives to invest certain levels of their annual incentive compensation into Martin Marietta stock units.	NEOs may elect to convert up to 50% of their annual cash incentive compensation into common stock units.

Long-Term Incentive Awards	To align executives with shareholder interests, to reinforce long-term value creation, and to provide a balanced portfolio of long-term incentive opportunities.	Variable compensation component. Reviewed and granted annually. Program splits long-term incentives for NEOs at 55% PSUs and 45% RSUs.
Performance Share Units (PSUs)	To motivate executives by tying incentives to our multi-year financial goals and relative TSR reinforcing the link between our executive officers and our shareholders.	Grants based on three-year adjusted EBITDA and Sales Growth goals, with a modifier based on TSR performance relative to peers.
Performance-Based Restricted Stock Units (RSUs)	To motivate the appropriate behaviors for delivering superior long-term total shareholder return.	Stock price growth. Awards are subject to achievement of one-year adjusted EBITDA goals.

Health/Welfare Plan and Retirement Benefits	To provide competitive benefits promoting employee health and productivity and support financial security.	Fixed compensation component.

Perquisites and Other Benefits	To provide limited business-related benefits, where appropriate, and to assist in attracting and retaining executive officers.	Fixed compensation component.

Change-in-Control Protection	To provide continuity of management and bridge future employment if terminated following a change in control.	Fixed compensation component; only paid in the event the executive’s employment is terminated other than for “cause” or for “good reason,” in either case, in connection with a change in control.

MARTIN MARIETTA 57

COMPENSATION DISCUSSION AND ANALYSIS  ◆  CONSIDERATIONS REGARDING 2022 COMPENSATION

Considerations Regarding 2022 Compensation

The following chart summarizes the target compensation in our 2022 executive compensation program:

Pay Component	Summary

Base Salary	• At the February 2022 meeting, the Committee reviewed competitive market data and individual performance evaluations. Increases were effective March 1, 2022 for all NEOs.

Target Annual Cash Incentives

•  Our CEO’s target incentive for 2022 was 140% of base earnings. For other NEOs’ target incentives for 2022 were 70% to 80% of base earnings.

•  Our CEO and other NEOs have the option to invest up to 50% of their annual cash bonuses into stock units, which are required to be held generally for a period of three years.

Long-Term Incentives

•  Our LTI structure consists of PSUs and performance-based RSUs.

•  The LTI awards for NEOs in 2022 were weighted 55% PSUs and 45% RSUs. The LTI grant size is based on competitive market data.

•  PSU awards in 2022 are earned based on achievement of performance levels, with 33% based on three-year cumulative Sales Growth and 67% based on three-year cumulative adjusted EBITDA performance. The Company’s relative TSR ranking compared to the S&P 500 provides a modifier to the award, which may be adjusted up or down by up to 20%.

•  RSU awards to NEOs in 2022 are subject to the achievement of one-year adjusted EBITDA performance.

Total Compensation

•  The Committee uses the size-adjusted 50th percentile of our Compensation Peer Group as a guide in setting the target for the total compensation opportunity, but considers a variety of factors in setting compensation, including the short-term and longer-term performance and leadership characteristics of the executive, and compensation may vary materially. Overall, the Committee believes targeted compensation should be more heavily weighted on variable “at-risk” compensation and longer-term components.

The committee approved the following actual compensation items in February 2022:

2022 Base Salary

The Committee determines base salaries for the NEOs and other executives based on a number of factors, including but not limited to, market data, individual performance, the Company’s performance, internal pay equity, the advice of the Committee’s independent compensation consultant, management recommendations (except for the CEO), and, for the CEO, the Committee’s assessment of Mr. Nye’s performance. Based on these factors, the Committee approved the following increases in base salary.

•	Mr. Nye: base salary remained unchanged.

•	Other NEOs: approximately 4.7% to 8.1% increases, based on a review of competitive market data and individual performance evaluations.

NEO	2022 Base Salary	2021 Base Salary

C. Howard Nye	$1,285,000	$1,285,000

James A. J. Nickolas	$638,000	$590,000

Roselyn R. Bar	$648,000	$615,000

Craig M. LaTorre	$540,000	$515,800

John P. Mohr	$426,000	$406,200

58 2023 PROXY STATEMENT

2022 ANNUAL CASH INCENTIVE GOALS AND RESULTS  ◆  COMPENSATION DISCUSSION AND ANALYSIS

2022 Annual Cash Incentive Goals and Results

NEOs and other executives are eligible to earn annual incentive compensation under our Executive Cash Incentive Plan based on the achievement of various performance metrics. Individual NEO targets (as a percent of base salary) are approved by the Committee at the beginning of the year based on a review of competitive market data, the advice of the Committee’s independent compensation consultant, and internal pay equity.

The Committee awards actual annual cash incentive compensation based on achievement against corporate performance objectives and individualized targeted goals. This furthers Martin Marietta’s compensation philosophy to encourage superior performance and reward the achievement of Martin Marietta’s annual goals. The Committee determined the 2022 incentive awards in February 2023. In 2022, all of the executive officers participated in the plan. The annual incentive compensation level paid for 2022 for the NEOs other than Mr. Nye was 160% to 185% of target. The annual incentive compensation level paid for 2022 for Mr. Nye was 160%.

In determining the incentive payment for the CEO, the Committee first reviews the achievements of Martin Marietta for the past year as compared to its targeted goals set at the end of the previous year. Our financial goals are established at the completion of our annual planning process, which for 2022 were determined in November 2021. The annual planning process includes reviews of the assumptions used by the business segments in generating their financial projections, such as industry trends and competitive assessments, current and future projected performance levels, and the risks and opportunities surrounding these baseline assumptions. The annual plan on which our financial goals are based is tied to the business environment in which we operate and can vary year-over-year.

Key individual performance criteria are established for each NEO, which are intended to drive strategic focus and support operational results in the Company and the functional groups. For the NEOs other than Mr. Nye, 50% of the determination is made with respect to Martin Marietta’s performance against the same goals as Mr. Nye and 50% is based on the individual’s performance against established objectives.

The individualized target goals are tailored for each executive, based on his or her specific areas of responsibility and the then-current and longer-term goals of Martin Marietta. In addition, the NEO’s achievement of the goals typically is in part dependent on conditions outside the control of each of the NEOs. For example, our business may be adversely affected by hurricanes or other weather-related conditions, which could have the result of impeding the achievement of certain performance-based goals. Similar to the Committee’s assessment of financial goals, the Committee’s assessment of individual performance goals generally excludes unusual or extraordinary items.

The Committee also reviewed and considered management’s furtherance of its strategic plan, including a primary objective of value-enhancing growth, and the advancement of the Mission, Vision, and Values of the Company to unify management with the same objectives.

The Committee conducted a comparative review of the individual contributions of each of the executive officers towards achieving these goals. The Committee also considered qualitative measures of performance for the executive officers, such as adherence to and implementation of Martin Marietta’s Code of Ethical Business Conduct, customer satisfaction, and product quality.

The maximum incentive compensation is fixed based on objective criteria as described in the Executive Cash Incentive Plan, and the Committee then determines an appropriate award payout beneath the maximum amount based on the factors described above. We set challenging, but attainable, targets and our NEOs have a reasonable expectation of receiving cash incentive awards that reflect the achievement of our short- and long-term objectives as well as their individual performances.

2022 Actual Incentive Cash Earned

In 2022, the Committee determined that Company and individual performance warranted the annual incentive payments in the following chart based on a review of financial metrics and other important achievements. The Committee reviews

MARTIN MARIETTA 59

COMPENSATION DISCUSSION AND ANALYSIS  ◆  2022 ACTUAL INCENTIVE CASH EARNED

the NEOs’ performance based on continuous improvement from the preceding year. As described above, the Committee considered the following financial metrics in making this determination:

•	Pre-Tax Earnings (profitability) as against prior year and current year plan

•	EBITDA (profitability) as against prior year and current year plan

•	DSO (cash flow) as against prior year and current year plan

•	The factors outlined in the Resilience Scorecard, although the Committee did not adjust the award based on these factors

The table below summarizes the targets for 2022, individual achievements and annual incentive award earned by each NEO:

NEO	2022 Individual Goals	Target Annual Incentive Bonus (% of Salary)	2022 Target Annual Incentive*	2022 Actual Annual Incentive

C. Howard Nye	• Drive continuous improvement in the Company’s safety culture and performance • Generate long-term value for shareholders through development and execution of the Company’s Strategic Operating Analysis and Review (SOAR) Plan, organic and inorganic growth, including prudent allocation of capital • Ongoing delivery and execution of management succession and development plans • Management of enterprise challenges, including ongoing leadership through the ongoing global pandemic	140%	$1,799,000	$2,878,400

James A. J. Nickolas	• Effective development and oversight of financial filings, audits and accounting • Continue to develop and execute necessary plans to ensure the strength of the Company’s balance sheet • Continue to develop the talent and capability of finance team	75%	$472,500	$803,558

Roselyn R. Bar	• Effective management of the legal department, including appropriate handling of compliance and securities laws matters, annual and periodic reporting, corporate governance, transactions, and robust case assessment • Provide oversight of ethics program as Chief Ethics Officer • Oversee Sustainability function • Continue to improve processes and management of Corporate Secretary function	80%	$514,000	$950,000

Craig M. LaTorre	• Define and develop the safety strategy and gain business alignment on long-term safety initiatives • Continuously evaluate, update and execute protocols to protect employee health and safety • Develop and implement key Human Resources priorities, which include talent acquisition, employee development, performance management and succession planning • Effective leadership of the Company’s total rewards, diversity, inclusion, employee engagement efforts	70%	$375,177	$600,419

John P. Mohr	• Promote and drive tech initiatives, including mobility initiatives, that both support short term needs and create a foundation for future growth • Continue to simplify application portfolio, streamline and automate new solutions and realize cost savings • Provide ongoing support for existing systems to ensure reliability, security and data integrity	70%	$295,890	$473,536

*	Based on actual base salary earned in 2022.

60 2023 PROXY STATEMENT

ANNUAL INCENTIVE FEATURE: STOCK PURCHASE PLAN  ◆  COMPENSATION DISCUSSION AND ANALYSIS

Annual Incentive Feature: Stock Purchase Plan

The Incentive Stock Plan further promotes the alignment of executive compensation levels with our investors’ financial interests by allowing a portion of the annual bonus award to be deferred into Company stock units that vest based on continued service. The voluntary election allows executives to invest up to 50% of their annual cash incentive compensation to purchase units that are subsequently converted into shares of common stock pursuant to the terms of the plan at a 20% discount from the market price of Martin Marietta’s common stock on the date the amount of the incentive compensation is determined. The discount is used to account for the risk of trading current cash compensation for “at-risk” shares which may decline in value.

The units generally vest in three years from the date of the award and are distributed in shares of common stock. If an executive officer voluntarily terminates employment before the units vest, the stock units are forfeited and the executive officer receives a cash payment equal to the lesser of the cash that was invested or the fair value of the share units on the day of termination.

The contribution directly links a portion of executive officer compensation to shareholder returns. The vesting aspect, combined with the yearly stock purchase requirement, creates continuous overlapping three-year cycles, which encourage executive officer retention and provide a continuous link of a significant portion of executive officer compensation with shareholder return over the long-term to reward these executive officers in line with our shareholders when our stock price increases.

2022 Long-Term Incentive Compensation Overview

Our LTI plan design reflects the objectives of our compensation program and is in-line with current market approaches, based on the advice of the Committee’s independent compensation consultant. Our plan design objectives are a simplified LTI program that is transparent and enhances the line of sight between our performance and compensation.

The award in 2022 for all NEOs was determined as a fixed percentage of base salary with some variation for position and grade, which amount was converted into common stock units based on the average Martin Marietta stock price for the 20-day period ending on February 14, 2022, the day the Martin Marietta Board of Directors confirmed the award, or $380.93. This award value was then divided into PSUs and performance-based RSUs, with 55% of the total award for NEOs consisting of the PSUs at target level and 45% of the total award for NEOs consisting of performance-based RSUs. The Committee believes that the incentive mix (PSUs and performance-based RSUs) constitutes an appropriate pay process and streamlined plan, which more fully reflects the performance of the Company and is better aligned with each NEO’s role within Martin Marietta. See a further description under Outstanding Equity Awards at Fiscal Year-End and corresponding footnotes on page 75.

The following table provides a notional example of the LTI plan design.

Salary $	LTI Target %	LTI Target Value $	PSU %	PSU Value $	RSU %	RSU Value $

$150,000	140%	$210,000	55%	$115,500	45%	$94,500

PSU Awards (55% of LTI Award)

One of our compensation objectives is to align the potential rewards to senior management with increases in shareholder value. In that regard, the PSUs give the recipient the opportunity to receive Martin Marietta common stock if specific performance goals are achieved, consisting of:

1)	Adjusted earnings before Interest, Income Taxes, Depreciation and Amortization (EBITDA), measuring profitability and comprising 67% of the total target award, and

2)	Sales Growth, measuring growth and comprising 33% of the total target award.

MARTIN MARIETTA 61

COMPENSATION DISCUSSION AND ANALYSIS  ◆  PSU AWARDS (55% OF LTI AWARD)

3)

In addition, relative Total Shareholder Return (rTSR) will act as a modifier for the performance such that Martin Marietta’s performance will be measured against the S&P 500, and will modify the total award by a range of -20% to +20%.

The following table summarizes the weighting of our PSU performance measures:

Cumulative EBITDA	Cumulative Sales Growth	Relative TSR Modifier

67%	33%	+/-20%

Adjusted EBITDA and Sales Growth are two of the drivers of our performance and metrics of significance to our investors. The total payout opportunity for PSUs in 2022 was 0% to 240%: 50% of target if the threshold level is satisfied, 100% of target if the target level is satisfied, and 200% of target if the maximum level is satisfied. The rTSR modifier over the three-year measurement period is then applied to the final award to adjust it up or down by up to 20%. The threshold must be satisfied to receive PSUs for each performance metric. If the threshold is not met, none of the PSUs relating to that metric will vest.

Performance for each metric is measured independently, so PSUs can be earned as long as the threshold is satisfied for at least one metric. The “Target” level is generally viewed as achievable although it has not been achieved every year. The “Maximum” level is attainable if we outperform in the area measured. PSU payments are capped at the target level if three-year TSR is negative.

The performance will be measured in February 2025 for the three-year period beginning January 2022 through December 2024 to determine (1) the three-year cumulative Adjusted EBITDA for Martin Marietta against the target identified in the PSU Award Agreement, and (2) the three-year cumulative Sales Growth against the target identified in the PSU Award Agreement. The payment amount will be further modified by the rTSR for the three-year period as against the S&P 500, as set forth in the PSU Award Agreement. The Committee in its discretion may adjust the final award values only as set forth in the Agreement, either collectively or on an individual basis, in recognition of factors that are unusual or nonrecurring.

Over the three-year performance period, up to one-third of the target PSUs may be locked-in each year, subject to the rTSR modifier, based on one-third of the three-year cumulative EBITDA and Sales Growth goals. Each year, any earned PSUs are not distributed until the end of the three-year measurement period when the cumulative three-year performance is determined. The actual PSUs will equal the greater of the total PSUs earned for each of the annual periods or the amount earned for cumulative three-year performance (capped at 200% of target). The final amount of earned PSUs to be distributed is then subject to the three-year rTSR modifier.

The PSUs will convert to unrestricted common stock and be distributed to the extent that the performance goals have been met, which will be determined in February 2025. These awards are also generally subject to continued employment through the date the PSUs vest. The actual financial performance targets and achievement against those targets will be disclosed at the end of the three-year performance period.

Selection of Relative TSR

We selected rTSR for the PSUs to measure our performance against the companies in the S&P 500 index. We recognize that every industry faces different challenges and opportunities, and that the S&P 500 index does not perfectly correlate to the environment in which Martin Marietta operates. However, we believe that the majority of similar companies in the building construction materials industry are not publicly-held companies or are not U.S. companies, and therefore accurate information to potentially use as comparisons is not readily available. As a result, we believe that comparing our TSR against the S&P 500 index is appropriate because (1) it measures the interest of investors for whom we compete, (2) there is no consensus of a significantly better peer group with readily available comparable financial information; and (3) by using rTSR as a modifier rather than a primary measurement, we give our other performance measures more weight and their focus on profitability and growth both provide long-term value creation.

We believe that Adjusted EBITDA, Sales Growth and rTSR metrics drive the behaviors of our management team in ways that are intended to create the most value for our shareholders.

62 2023 PROXY STATEMENT

PERFORMANCE-BASED RSU AWARDS (45% OF LTI AWARD)  ◆  COMPENSATION DISCUSSION AND ANALYSIS

Performance-Based RSU Awards (45% of LTI Award)

RSUs vest in three equal portions, each on the anniversary of the grant date (February 14, 2022) over a period of three years, subject to satisfaction of the performance measure and generally to continued employment through each one of those anniversaries. Once the restricted period ends (each anniversary for one third of the total RSU award), the recipient will be issued unrestricted shares of common stock (minus applicable taxes). The 2022 RSUs awarded to executive officers are also subject to a performance measure that a stated level of Adjusted EBITDA be achieved during the first year. If the performance measure is satisfied, then the RSUs will continue to vest. If the performance measure is not satisfied, then the RSUs will be forfeited. For the 2022 grants, the performance measure was satisfied.

2022-2024 Performance Goals

In setting minimum and maximum levels of payment, we reviewed historical levels of performance against our long-range plan commitments and conducted sensitivity analyses on alternative outcomes focused on identifying likely minimum and maximum boundary performance levels. Levels between 100% and the minimum and maximum levels were derived using linear interpolation between the performance hurdles.

The specific Adjusted EBITDA and Sales Growth target values for the 2022-2024 PSUs are not publicly disclosed at the time of grant due to the proprietary nature and competitive sensitivity of the information. However, the method used to calculate the awards will be based on actual performance compared to our 2022-2024 targets, with straight-line interpolation between points. The individual award agreements require the adjustment of goals to ensure that the ultimate payouts are not impacted to the benefit or detriment of management by specified events, such as unplanned pension contributions, changes in accounting (GAAP) standards or impact of an acquisition or divestiture. The Committee may exercise its discretion to reduce the final vesting percentage to no more than target if the Company’s three-year TSR is less than zero.

The following table provides a summary of the long-term incentives that each of the NEOs was granted in 2022.

NEO	RSUs (3 year annual installment vesting subject to achievement of performance measure) (# of shares)	PSUs – Target (3 year cliff vesting subject to achievement of performance measures) (# of shares)

C. Howard Nye	8,270	10,107

James A. J. Nickolas	1,508	1,843

Roselyn R. Bar	1,531	1,872

Craig M. LaTorre	1,117	1,365

John P. Mohr	781	954

In setting performance goals for the three-year PSUs awarded in 2022, the Committee considered various factors and received advice from its independent compensation consultant in choosing the metrics and establishing the goals, including:

•	The metrics reflect drivers of our performance and we believe are important to our investors.

•	The goals are consistent with our business plan and positive over prior year.

•	We have a history of setting challenging target and maximum goals.

In addition, we have looked at the alignment of our payouts with the Company’s performance, including TSR, and found that pay and performance are aligned.

MARTIN MARIETTA 63

COMPENSATION DISCUSSION AND ANALYSIS  ◆  2022-2024 PERFORMANCE GOALS

2022 Performance Goals and Metrics

Relative TSR (Modifier +/- 20%)*		EBITDA (67%)***		Sales Growth (33%)

TSR Percentile Achievement	Payout Factor	EBITDA Achievement	Payout Factor**	Sales Growth Achievement	Payout Factor**

≥ 75th	+20% (Maximum)	Plan + ≥ $.515B	200% (Maximum)	Plan + ≥ 6.0%	200% (Maximum)

50th	0% adjustment (Target)	Plan EBITDA	100% (Target)	Plan Growth	100% (Target)

≤ 25th	-20% (Threshold)	Plan - $1.568B	50% (Threshold)	Plan - 3.0%	50% (Threshold)

		Plan - > $1.568B	0%	Plan - > 3.0%	0%

*

rTSR is calculated as (i) the average of our closing stock price over the final 20 trading days of the measurement period, minus the average of our closing stock price over the first 20 trading days of the measurement period, plus the value of reinvested dividends divided by (ii) the average of our closing stock price over the first 20 trading days of the measurement period, and is measured against each of the companies in the S&P 500 index (excluding any Companies acquired during the measurement period).

**	Threshold and maximum are a percentage of the target.
***

Adjusted EBITDA is calculated from Martin Marietta’s audited financial statements in the same manner as set forth in the reconciliations as provided in Appendix B, with the exception that adjustments are taken for certain nonrecurring items in accordance with the award agreements.

2020-2022 PSU Award Payouts

PSUs that were granted in 2020 vested on December 31, 2022, because the applicable performance criteria were satisfied. These PSUs were certified and paid out in February 2023. The PSU payouts for the three-year performance period ended December 31, 2022 were calculated by comparing actual corporate performance for each metric for the period January 1, 2020 through December 31, 2022, against a table of payment levels from 0% to 200% (with the 100% payout level being considered target) established at the beginning of the performance period.

For the three-year performance period ended December 31, 2022, actual results were 173.2% of target. The results were above targeted level for each metric. Adjusted EBITDA (weighted 67%) was $4.29 billion compared to our pre-established target of $3.97 billion and generated a 107.2% payout factor and Sales Growth (weighted 33%) was 22.44% compared to our pre-established target of 4.5% and generated a 66% payout factor. The rTSR modifier, which provides for an adjustment up or down of up to 20%, resulted in a 109.3% adjustment as our TSR over the three-year measurement period was at the 61.6th percentile of S&P 500 companies over the same period. The awards are calculated pursuant to the provisions provided in the award agreements. The Committee cannot make any adjustments to the final payout factor beyond the adjustments specified in the award agreements.

Measure	Performance Target	Performance Result	Weighting	Weighted Payout Factor

Adjusted EBITDA	$3.97B	$4.29B	67%	107.2%

Sales Growth	4.5%	22.44%	33%	66%

Relative TSR	50th percentile	61.6th percentile	+/-20%	109.3% of total award

64 2023 PROXY STATEMENT

2020-2022 PSU AWARD PAYOUTS  ◆  COMPENSATION DISCUSSION AND ANALYSIS

Based on a weighted payout factor of 189%, the following table shows the payouts under the 2020-2022 PSUs.

Payment Calculation for PSUs Granted in 2020 Certified on February 21, 2023
NEO	Target Units Granted in 2020 (shares)	Payout (shares)

C. Howard Nye	11,804	22,347

James A. J. Nickolas	1,946	3,684

Roselyn R. Bar	2,032	3,847

Craig M. LaTorre	1,461	2,766

John P. Mohr	985	1,865

Ongoing Corporate Governance Policies

We endeavor to maintain good corporate governance standards relating to our executive compensation policies and practices, including the following that were in effect during 2022 that directly impacted compensation:

•	The Committee is comprised solely of independent Directors who regularly schedule and meet in executive sessions without management present.

•	The Committee’s independent compensation consultant is retained directly by the Committee.

•

The Committee conducts an annual review of and approves our compensation strategy, including a review of our compensation-related risk profile, to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on the Company.

•	We pay for performance, with approximately 88% of our CEO’s total target pay opportunity being performance-based “at-risk” compensation.

•	We cap PSU payments at target if three-year TSR is negative, regardless of our ranking.

•	We limit perquisites and other benefits.

Compensation Decision Process

Role of Management and the Committee

The Committee is responsible for carrying out the philosophy and objectives of the Board of Directors related to executive compensation in addition to its responsibilities of overseeing the development and succession of executive management of Martin Marietta. The Committee has the authority to determine compensation and benefits for Martin Marietta’s executive officers. The Committee members are each non-employee, independent Board members pursuant to the NYSE rules, and the Committee operates pursuant to a written charter, a copy of which can be viewed on Martin Marietta’s website at ir.martinmarietta.com/corporate-governance.

The performance of the CEO and each other executive officer is reviewed regularly by the Committee. Based on this review, the Committee sets compensation for all executive officers. Compensation decisions with respect to the executive officers other than the CEO are based in part on recommendations by the CEO, with input from the Senior Vice President and Chief Human Resource Officer, with respect to salary adjustments and annual cash and equity awards. The Committee can accept, reject or modify any recommended adjustments or awards to executive officers. For the CEO, the Committee sets the levels of annual adjustments and awards based on the criteria it deems to be appropriate under the circumstances with input from the independent compensation consultant. There are no employment agreements between Martin Marietta and any executive officer of Martin Marietta, including the CEO.

MARTIN MARIETTA 65

COMPENSATION DISCUSSION AND ANALYSIS  ◆  COMPENSATION DECISION PROCESS

Role of the Independent Compensation Consultant

The Committee retained Pay Governance, an independent compensation consultant, in accordance with the Committee’s charter.

The consultant reports directly to the Committee. The Committee retains sole authority to hire or terminate the consultant, approve its compensation, determine the nature and scope of services, and evaluate performance. The compensation consultant attends Committee meetings, either in person or by telephone, as requested, and communicates with the Committee Chair between meetings. The Committee makes all final decisions.

The compensation consultant’s specific roles include, but are not limited to, the following:

•	Advise the Committee on executive compensation trends and regulatory developments and other factors affecting executive officer compensation, as well as any other areas of concern or risk.

•	Provide a total compensation assessment for executives compared to peer companies and recommendations for executive pay.

•	Serve as a resource to the Committee Chair for meeting agendas and supporting materials in advance of each meeting.

•	Review and comment on proxy disclosure items, including this CD&A.

•	Advise the Committee on management’s pay recommendations.

Based on these activities, the compensation consultant makes recommendations regarding, and proposes adjustments to, our executive officer compensation program as it deems appropriate. While the consultant works closely with the appropriate members of our executive management team in performing these activities, the consultant reports directly to and is retained by the Committee on all executive compensation matters, and speaks to the Committee and the Chair of the Committee on a regular basis without management present.

Role of Peer Companies and Competitive Market Data

The Committee considered peer groups for two elements of the executive compensation program in 2022: the Compensation Peer Group, consisting of 13 companies that the Committee believes compete with us for talent, and the TSR Peer Group, consisting of the S&P 500, which the Committee believes compete with us for investors and is used to assess the achievement of rTSR measured for the PSU awards.

Annually, the Committee studies competitive total compensation market data provided by its independent compensation consultant. To assess competitive pay levels, the Committee reviews and approves the composition of our Compensation Peer Group. The following peer group criteria are considered:

•	Company size;

•	Company market cap;

•	Companies in similar industries based on Global Industry Classification Standard (GICS) code classifications;

•	Direct competitors for business and management talent that are publicly-traded in the United States;

•	Companies covered by the investment analysts that track Martin Marietta; and

•	Companies that include Martin Marietta in their compensation peer group.

The following companies comprised our Compensation Peer Group for 2022 base salary and long-term incentive pay decisions:

Albemarle Corporation	Lennox International Inc.	Old Dominion Freight Line, Inc.	Vulcan Materials Company

CF Industries Holdings, Inc.	Masco Corporation	Owens Corning	Westlake Chemical Corporation

FMC Corporation	Newmont Corporation	Stanley Black & Decker, Inc.

Fortune Brands Home & Security, Inc.	Nucor Corporation

66 2023 PROXY STATEMENT

COMPENSATION DECISION PROCESS  ◆  COMPENSATION DISCUSSION AND ANALYSIS

The Committee studies competitive total compensation data from various sources, including proxy statements of the peer group. Since proxy statements do not provide precise comparisons by position to our executive officers, in 2022 the Committee also took into consideration published independent compensation surveys of companies with revenue in the range of $2.5 billion to $8.0 billion as to median levels for each executive officer as well as private compensation survey data. Where available, size-adjusted market values were developed using regression analysis. This statistical technique accounts for revenue size differences within the peer group and develops an estimated market value for a similar-size company as Martin Marietta. The size-adjusted 50th percentile for total compensation is a key reference point for the Committee. On average, the target for our NEO total compensation opportunities is competitively positioned within a reasonable range of the size-adjusted 50th percentile.

Although the Committee uses the size-adjusted 50th percentile as its starting point in setting compensation levels, the compensation packages for executive officers may vary materially from it based on several factors. Market data, position, tenure, individual and organization performance, retention needs and internal pay equity have been the primary factors considered in decisions to increase or decrease compensation opportunities. Specifically, the Committee typically sets compensation levels below the size-adjusted 50th percentile for executive officers with relatively less relevant experience, less responsibility, less tenure with Martin Marietta and/or lower performance ratings. Conversely, if an officer consistently receives favorable performance ratings, accumulates years of service and expertise in relevant areas, has more responsibility and/or has significant other achievements, his or her compensation will typically be above the size-adjusted 50th percentile.

Other Compensation Program Features

Compensation Program Risk Assessment

We perform a thorough annual review of our compensation program structure and all compensation programs, which are also reviewed in detail with the Committee. We believe our executive pay is appropriate and provides necessary incentives to our executives to achieve our financial and strategic goals without encouraging them to take excessive risks in their business decisions. Our compensation structure does not include features that are reasonably likely to have a material adverse effect on the Company. Compensation program features that mitigate against risks include the following:

•	Our annual incentive compensation plan does not provide payment for poor individual or corporate performance, regardless of whether the failure to achieve target was outside management’s control.

•	There are caps on the long-term equity awards, even if the required performance-related criteria are exceeded.

•	A majority of the NEOs’ compensation is long-term, with equity grants vesting over three to five years, depending on the award.

•	Our compensation is not based on highly leveraged short-term incentives that encourage high risk investments at the expense of long-term value.

•	Long-term compensation to executive officers is based on specific performance measures that balance long-term growth and returns.

•	The Committee uses benchmarking data and the advice of its independent compensation consultant to keep compensation in line with typical market practices and appropriate to Martin Marietta’s needs.

•	We use a balanced portfolio of long-term incentive programs.

•	The Committee’s governance process requires review and approval of all compensation over a certain amount.

Stock-Based Awards Generally

All of Martin Marietta’s active equity-based award plans have been approved by shareholders. Our Stock Plan requires a minimum vesting period of 12 months for restricted stock or RSUs and a minimum vesting period of 36 months for stock options or stock appreciation rights (SARs). The Company has not issued SARs and has not issued stock options since 2015.

MARTIN MARIETTA 67

COMPENSATION DISCUSSION AND ANALYSIS  ◆  STOCK OWNERSHIP REQUIREMENTS

Stock Ownership Requirements

In 2018, the Board adopted robust formal Stock Ownership Guidelines for executive officers and members of the Board of Directors. These require the following ownership levels as a multiple of base salary or annual cash retainer, as applicable:

Title	Annual Base Salary Multiple

Chairman, President and CEO	7 times

Other Executive Officers	5 times

Other Members of the Board of Directors	5 times

The following types of equity instruments count in determining stock ownership for purposes of these guidelines:

•	Shares owned separately by the covered person or owned either jointly with, or separately by, his or her immediate family members residing in the same household;

•	Shares held in trust for the benefit of the covered person or his or her immediate family members;

•	Shares purchased on the open market;

•	Shares obtained through stock option exercise (and not thereafter sold);

•	Vested shares pursuant to RSUs;

•	Unvested RSUs;

•	Shares held pursuant to deferred stock unit plans for Directors or executive officers; and

•	Shares acquired under the Company’s Savings and Investment Plan and similar plans or arrangements

Covered persons who are employees are expected to meet these requirements within five years of the later of becoming a covered person or the date of adoption of the policy, whichever is later. Until such time as such covered person has met these requirements, he or she is expected to retain 50% of any shares of common stock received upon vesting of RSUs, deferred stock unit awards, PSUs, the exercise of stock options, and other similar equity awards, net of amounts withheld to pay taxes and the exercise price of stock options until the applicable Guideline level is met.

Stock ownership does not include vested or unvested stock options, unvested PSUs and vested or unvested stock appreciation rights.

All of the Company’s executive officers and members of the Board of Directors are in compliance with the Stock Ownership Guidelines.

We also require a holding period of annual cash incentive compensation converted to Martin Marietta share equivalents as described below, with vesting generally in three years. There is no additional holding period beyond the vesting date, however a significant portion of the executive compensation program is in the form of equity awards that vest over three years generally.

Our CEO and executive officers can invest a portion of each year’s cash bonus award, up to 50%, in common stock units of Martin Marietta. Stock is purchased at a 20% discount to the price on the grant date to account for the additional risk of taking a common stock unit payment in lieu of a risk-free cash payment.

Anti-Hedging and Pledging Policy

Our policies prohibit hedging and pledging of Martin Marietta stock by all directors and executive officers. Under our policies, directors and executive officers may not engage in any hedging or monetization transactions, such as puts, calls, options, other derivative securities, prepaid variable forward contracts, equity swaps, collars, exchange funds and short

68 2023 PROXY STATEMENT

CLAWBACK POLICY  ◆  COMPENSATION DISCUSSION AND ANALYSIS

sales with respect to Company stock, the purpose of which is to hedge or offset any decrease in the market value of such stock. This policy also prohibits Directors and executive officers from purchasing Company stock on margin, borrowing against Company stock on margin, or pledging Company stock as collateral for any loan.

Clawback Policy

We also have a clawback policy. If the Board determines that an officer’s intentional misconduct, gross negligence or failure to report such acts by another person was a contributing factor in requiring us to restate any of our financial statements or constituted fraud, bribery or another illegal act (or contributed to another person’s fraud, bribery or other illegal act) which adversely impacted our financial position or reputation, then the Board shall take such action as it deems in the best interest of the Company and necessary to remedy the misconduct and prevent its recurrence. Among other actions, the Board may seek to recover or require reimbursement of any amount awarded to the officer in the form of an annual incentive bonus or LTI award. There were no events requiring Board consideration of a clawback action during 2022.

Our Use of Independent Compensation Consultants

The independent compensation consultant provides important information about market practices, the types and amounts of compensation offered to executives generally and the role of corporate governance considerations in making compensation decisions. The Committee’s charter authorizes it to retain outside advisors that it believes are appropriate to assist in evaluating executive compensation.

For 2022, the Committee continued to retain Pay Governance as an independent compensation consultant.

In connection with its retention of Pay Governance, the Committee considered the following factors in assessing Pay Governance’s independence:

•	Pay Governance does not provide any services to Martin Marietta other than compensation advisory services.

•	The compensation paid to Pay Governance is less than 1% of Pay Governance’s revenues.

•	Pay Governance has business ethics and insider trading and stock ownership policies, which are designed to avoid conflicts of interest.

•	Pay Governance employees supporting the engagement do not own Martin Marietta securities.

•	Pay Governance employees supporting the engagement have no business or personal relationships with members of the Compensation Committee or with any Martin Marietta executive officer.

The nature and scope of Pay Governance’s engagement was determined by the Committee and not limited in any way by management. The Committee also considered Pay Governance Global Business Standards intended to address potential conflicts of interests with respect to their executive compensation consulting services and the other factors required to be considered by applicable SEC and NYSE rules in approving the Committee’s engagement of Pay Governance for 2022. Based on this review, the Committee did not identify that Pay Governance had any conflicts of interest that would prevent Pay Governance from independently advising the Committee. Pay Governance did not provide any additional services beyond those relating to director and executive officer compensation in an amount in excess of $120,000 in 2022.

Practice Regarding Timing of Equity Grants

The stock purchase awards under our Incentive Stock Plan and the PSUs and RSUs awarded under our LTI program, each as described above, were granted in 2022 at the Committee’s regularly scheduled meetings in February following the availability of financial results for the prior year. Newly hired executive officers may, subject to the discretion of the Committee, receive an award of RSUs as of the date of their hire. The number of such RSUs is based on the average Martin Marietta stock price for the 20-day period ending on the date of the grant or the first date of employment, whichever is later. The Committee’s schedule is determined several months in advance and the proximity of any awards to earnings announcements or other market events is coincidental.

MARTIN MARIETTA 69

COMPENSATION DISCUSSION AND ANALYSIS  ◆  PRACTICE REGARDING TIMING OF EQUITY GRANTS

Our practice with regard to the timing of equity grants is:

•	No equity award may be backdated. A future date may be used if, among other reasons, the Committee’s action occurs in connection with a new employee who has not yet commenced employment.

•

Proposed equity awards are presented to the Committee in February of each year. Off-cycle awards may be considered in the Committee’s discretion in special circumstances, which may include hiring, retention or acquisition transactions.

In addition, our existing stock award plan prohibits repricing of stock options or paying cash for underwater stock options.

Perquisites

Martin Marietta provides executives with perquisites that the Committee believes are appropriate, reasonable and consistent with its overall compensation program to better enable Martin Marietta to attract and retain superior employees for key positions. The Committee periodically reviews the types and levels of perquisites provided to the NEOs. The value of each of the NEO’s perquisites, determined in accordance with SEC rules, is included in the annual compensation set forth in the Summary Compensation Table.

In 2022, we provided personal use of leased automobiles to NEOs. We pay for the insurance, maintenance and fuel for such vehicles, and the value of personal mileage and use is charged to the NEO as imputed income. We make the company-owned aircraft available to the CEO and other senior executives for business travel. If the NEO is accompanied by his or her spouse on such trips, that use is included in the NEO’s taxable income for the year and the incremental cost, if any, is included as “All Other Compensation” in the Summary Compensation Table required to be included in our Proxy Statement for that year.

Martin Marietta also provides to executive officers, as well as most other salaried employees, certain other fringe benefits such as tuition reimbursement, airline club dues, professional society dues, and food and recreational fees incidental to official company functions. We do not provide other perquisites, such as country club memberships or financial planning services, to the NEOs or other employees.

Retirement and Other Benefits

In order to maintain market competitive levels of compensation, we provide retirement and other benefits to the NEOs and other employees, including:

•	Medical and dental benefits

•	Life, accidental death and disability insurance

•	Pension and savings plans

The benefits under the defined benefit pension plan are more valuable for employees who remain with Martin Marietta for longer periods, thereby furthering our objectives of retaining individuals with more expertise in relevant areas and who can also participate in management development for purposes of executive succession planning. All of Martin Marietta’s salaried employees in the United States are eligible to participate in our retirement and other plans, and the NEOs participate in the plans on the same terms as Martin Marietta’s other salaried employees.

Additional information regarding these benefits is under the heading Pension Benefits Table on page 78 and the accompanying narrative.

Potential Payments upon Termination or Change of Control

We do not have written employment agreements with executives. Instead, each of our NEOs has a change of control severance agreement (an Employment Protection Agreement) that provides for retention and continuity in order to minimize disruptions during a pending or anticipated change of control. The agreements are triggered only by a qualifying termination of employment in connection with a change of control. Martin Marietta’s equity-based award plans and retirement plans also provide for certain post-termination payments and benefits. The Committee believes these payments

70 2023 PROXY STATEMENT

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL  ◆  COMPENSATION DISCUSSION AND ANALYSIS

and benefits are also important to align the interests of the executive officers with the interests of the shareholders because the agreements will reduce or eliminate the reluctance to pursue potential change of control transactions that may ultimately lead to termination of their employment but would otherwise be in the best interests of our shareholders. The Employment Protection Agreements are described on page 80 of this Proxy Statement.

Tax and Accounting Implications

In administering the compensation program for NEOs, for awards made in 2022 the Committee considered tax consequences, including the limit on deductibility on compensation in excess of $1 million to certain executive officers under Section 162(m) of the Internal Revenue Code and the consequences under financial accounting standards.

While the Committee considers the tax deductibility as one factor in determining executive compensation, the Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program to attract talent, promote retention, or recognize and reward desired performance even if the awards are not deductible for income tax purposes.

MARTIN MARIETTA 71

Executive Compensation

Executive Officer Compensation

The following tables show annual and long-term compensation, for services in all capacities to Martin Marietta, earned by the Chief Executive Officer, the Chief Financial Officer, and the three other most highly compensated executive officers in 2022, which we refer to collectively in this Proxy Statement as the “named executive officers” or “NEOs.” These tables and the accompanying narratives should be read in conjunction with the Compensation Discussion and Analysis section of this Proxy Statement, which provides a detailed overview of the methods used by Martin Marietta to compensate its officers, including the named executive officers.

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of the named executive officers for the fiscal years set forth below. Martin Marietta has not entered into any employment agreements with any of the named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)[1]	Bonus ($)	Stock Awards ($)[2]	Option Awards ($)[3]	Non-Equity Incentive Plan Compensation ($)[4]	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)[5]	All Other Compensation ($)[6]	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

C. Howard Nye Chairman, President and CEO	2022	1,285,000	–	7,316,720	–	2,878,400	1,266,898	37,233	12,784,251
	2021	1,275,000	–	8,485,027	–	2,275,000	2,873,669	30,891	14,939,587
	2020	1,212,500	–	6,751,124	–	1,650,000	3,172,259	32,705	12,818,588

James A. J. Nickolas Senior Vice President and CFO	2022	630,000	–	1,334,186	–	803,558	–	28,594	2,796,338
	2021	585,833	–	1,153,505	–	856,965	258,325	30,742	2,885,370
	2020	558,333	–	1,000,155	–	636,625	306,951	29,682	2,531,747

Roselyn R. Bar Executive Vice President, General Counsel and Corporate Secretary	2022	642,500	–	1,639,900	–	665,000	94,491	38,161	3,080,052
	2021	610,833	–	1,452,666	–	751,480	1,014,135	37,398	3,866,512
	2020	586,667	–	1,173,894	–	689,984	1,618,248	31,368	4,100,161

Craig M. LaTorre Senior Vice President, Chief Human Resource Officer	2022	535,967	–	988,195	–	600,419	55,466	24,806	2,204,853
	2021	512,333	–	1,002,288	–	552,000	252,524	22,056	2,341,201
	2020	491,667	–	769,024	–	550,728	270,763	25,627	2,107,809

John P. Mohr Senior Vice President, Chief Infromation Officer[7]	2022	422,700	–	690,776	–	473,536	69,560	17,669	1,674,241
	2021	402,667	–	590,038	–	540,000	309,014	21,629	1,863,348

1	The amounts in column (c) reflect the base salary actually paid.
2

The amounts in column (e) reflect the aggregate grant date fair value of awards made in the year reported, determined in accordance with FASB ASC Topic 718 (without any assumption for early forfeiture), of awards of RSUs and awards of PSUs, which are described in more detail on pages 61-65 under the heading “2022 Long-Term Incentive Compensation Overview.” The amounts included in the table reflects the value of the units granted, which are subject to forfeiture if the executive does not remain in the employment of Martin Marietta for the requisite time period (generally three years) or if Martin Marietta does not achieve the performance criteria, where applicable. The amounts reported include the amounts of cash bonuses deferred in common stock units by each named executive officer pursuant to Martin Marietta’s Incentive Stock Plan, which is discussed in further detail on page 61 under the heading “Annual Incentive Feature: Stock Purchase Plan”. The amount in column (e) includes PSUs based on the target level of performance. Assuming the maximum payout under the PSUs granted in 2022, whose payout will be determined in February 2025 based on the Company’s performance in 2022-2024, the amounts reported above for 2022 would be as follows: Mr. Nye, $9,945,046; Mr. Nickolas, $1,813,469; Ms. Bar, $1,842,002; Mr. LaTorre, $1,343,126; and Mr. Mohr, $938,712. Assumptions used in the calculation of these amounts are included in Note A to Martin Marietta’s audited financial statements for the fiscal year ended December 31, 2022, included in Martin Marietta’s Annual Report on Form 10-K filed with the SEC on February 24, 2023. The amounts of cash bonus deferred in 2022 for each named executive officer are included in column (e) as follows: Mr. Nye, $0; Mr. Nickolas, $0; Ms. Bar, $285,000; Mr. LaTorre, $0; and Mr. Mohr, $0.

3	The Company does not issue SARs and has not granted any stock options since 2015. The Stock Plan prohibits share recycling for stock options or SARs.

72 2023 PROXY STATEMENT

GRANTS OF PLAN-BASED AWARDS  ◆  EXECUTIVE COMPENSATION

4

The amounts in column (g) for 2022 reflect the cash paid to the named individuals earned in 2022 and paid in 2023 under annual incentive arrangements discussed in further detail beginning on page 59 under the headings “2022 Annual Cash Incentive Goals and Results” and “2022 Actual Incentive Cash Earned,” and not deferred pursuant to Martin Marietta’s Incentive Stock Plan, which is discussed in further detail on page 61 under the heading “Annual Incentive Feature: Stock Purchase Plan.”

5

The amounts in column (h) reflect the aggregate increase in the actuarial present value of the named executive officer’s accumulated benefits during 2022, 2021 and 2020, respectively, under all defined benefit retirement plans established by Martin Marietta determined using interest rate and mortality rate assumptions consistent with those used in Martin Marietta’s financial statements and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested.

6

The amount shown in column (i) for 2022 reflects for each named executive officer: matching contributions allocated by Martin Marietta to each of the named executive officers pursuant to the Savings and Investment Plan, which is more fully described on pages under the heading “Retirement and Other Benefits” in the following amounts: Mr. Nye, $10,675; Mr. Nickolas, $9,000; Ms. Bar, $7,368; Mr. LaTorre, $7,386; and Mr. Mohr, $10,675; the value attributable to life insurance benefits provided to the named executive officers, which is more fully described on page 70 under the heading “Retirement and Other Benefits” in the following amounts: Mr. Nye, $15,444; Mr. Nickolas, $5,382; Ms. Bar, $15,444; Mr. LaTorre, $3,883; and Mr. Mohr, $3,008; the value attributable to personal use of leased automobiles provided by Martin Marietta in the following amounts: Mr. Nye, $10,662; Mr. Nickolas, $14,212; Ms. Bar, $15,349; Mr. LaTorre, $13,537; and Mr. Mohr, $3,986. These values are included as compensation on the W-2 of named executive officers who receive such benefits. Each such named executive officer is responsible for paying income tax on such amount. The amounts in column (i) also reflect the dollar value of dividend equivalents on units credited under the equity awards as computed for financial statement reporting purposes for each fiscal year ended December 31, 2022, 2021 and 2020 in accordance with FASB ASC Topic 718.

7	Mr. Mohr was not a named executive officer for purposes of the Summary Compensation Table in 2020.

Grants of Plan-Based Awards

The table below shows each grant of an award made to a named executive officer in the fiscal year ended December 31, 2022. This includes equity awards made to the named executive officers under the Stock Plan and the Incentive Stock Plan.

Grants of Plan-Based Awards Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Award			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock and Option Awards[4] ($) (j)
Name (a)	Grant Date (b)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
		(c)	(d)	(e)	(f)	(g)	(h)

C. Howard Nye	02/21/23[1]		1,799,000	7,500,000		–	–		–
	02/18/22[2]				4,043	10,107	24,257		4,143,769
	02/18/22[3]							8,270	3,172,951

James A. J. Nickolas	02/21/23[1]		472,500	7,500,000		–	–		–
	02/18/22[2]				738	1,843	4,424		755,612
	02/18/22[3]							1,508	578,574

Roselyn R. Bar	02/21/23[1]		359,800	5,250,000		533	7,768		192,989
	02/18/22[2]				749	1,872	4,493		767,501
	02/18/22[3]							1,531	587,399

Craig M. LaTorre	02/21/23[1]		375,177	7,500,000		–	–		–
	02/18/22[2]				546	1,365	3,276		559,636
	02/18/22[3]							1,117	428,559

John P. Mohr	02/21/23[1]		295,890	7,500,000		–	–		–
	02/18/22[2]				382	954	2,290		391,130
	02/18/22[3]							781	299,646

1

The amounts shown in this row reflect the annual bonus that could have been earned in 2022, payable in 2023, pursuant to the Executive Cash Incentive Plan. For each named executive officer, the amounts shown in columns (d) and (e) reflect the portion of the annual bonus that would have been paid in cash if, respectively, target and maximum performance was achieved for the year (i.e., after reduction for the total portion that would be deferred pursuant to the Incentive Stock Plan pursuant to voluntary deferrals). The amounts shown in columns (g) and (h) reflect the portion of the annual bonus that would have been deferred pursuant to the Incentive Stock Plan if, respectively, target and maximum performance was achieved for the year, inclusive of the 20% discount. Participants in the Incentive Stock Plan for 2022 were approved on May 12, 2022. These awards are discussed under the heading “Annual Incentive Feature: Stock Purchase Plan” on page 61. The actual amounts paid are reflected in the Summary Compensation Table on page 72.

2

The amounts shown in columns (f), (g) and (h) reflect the threshold, target and maximum, respectively, levels of PSUs payable if the performance measurements are satisfied in the period 2022-2024. These awards are discussed under the heading “2022 Long-Term Incentive Compensation” on pages 61-65.

3

The amounts shown in column (i) reflect the number of RSUs granted in 2022 to each of the named executive officers pursuant to the Stock Plan. These awards are discussed under the heading “2022 Long-Term Incentive Compensation” on pages 61-65. These awards are also included in column (e) of the Summary Compensation Table on page 72.

4

The amounts shown in column (l) reflect the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718. No options to purchase shares of Martin Marietta’s common stock were granted in 2022.

MARTIN MARIETTA 73

EXECUTIVE COMPENSATION  ◆  GRANTS OF PLAN-BASED AWARDS

Stock-based incentive awards have been a significant component of Martin Marietta’s management compensation. In 1998, the Board of Directors adopted and Martin Marietta’s shareholders approved the Stock Plan. In 2016, the Board of Directors and the shareholders approved amendments to the plan increasing the number of shares of Martin Marietta’s common stock available for equity awards. They also approved amendments to the plan designed to more directly tie long-term compensation incentives to Martin Marietta’s performance and enhance flexibility in structuring long-term incentive compensation packages by providing a mix of different types of long-term stock-based incentives. In addition, the amendments provided that dividend equivalents that would have been paid in cash during the vesting period will be paid only if and when an award vests.

As amended, the Stock Plan authorizes the Management Development and Compensation Committee to award stock options, restricted stock and other stock-based incentive awards to employees of Martin Marietta for the purpose of attracting, motivating, retaining and rewarding talented and experienced employees. Since 2016, Martin Marietta’s long-term compensation program consists of a mix of RSUs and PSUs for senior level employees and other select employees.

Vesting of the awards granted in 2022 is based on the achievement by Martin Marietta of performance measures described under “2022 Long-Term Incentive Compensation” on pages 61-65.

A maximum of 5,800,000 shares of Martin Marietta’s common stock are authorized under the plan for grants to key employees. Each award under the plan is evidenced by an award agreement setting forth the number and type of stock-based incentives subject to the award and such other terms and conditions applicable to the award as determined by the Committee. No employee may receive annual grants for more than 300,000 shares of common stock with respect to (i) full-value awards or (ii) stock options or stock appreciation rights.

74 2023 PROXY STATEMENT

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END  ◆  EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The table below shows for each of the named executive officers information with respect to the unexercised stock options (columns (b), (c), (e), and (f)), stock unit awards (columns (g) and (h)) that have not vested, and equity incentive plan awards (columns (i) and (j)) outstanding on December 31, 2022.

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested[1] (#)	Market Value of Shares or Units Of Stock That Have Not Vested[1] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested (#)	Equity Incentive Plan Awards: Market Payout Value or Unearned Shares, Units or Other Rights That Have Not Vested[1] ($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)

C. Howard Nye					3,380[2]	1,142,339	11,804[7]	3,989,398
					6,400[3]	2,163,008	11,735[8]	3,966,078
					8,270[4]	2,795,012	10,107[9]	3,415,863
					6,341[5]	2,143,068
					4,150[6]	1,402,576

James A. J. Nickolas					557[2]	188,249	1,946[7]	657,690
					1,017[3]	343,715	1,864[8]	629,976
					1,508[4]	509,659	1,843[9]	622,879
					612[5]	206,838

Roselyn R. Bar					582[2]	196,699	2,032[7]	686,755
					1,060[3]	358,248	1,943[8]	656,676
					1,468[4]	496,140	1,872[9]	632,680
					1,137[5]	384,272
					849[6]	286,937

Craig M. LaTorre					418[2]	141,271	1,461[7]	493,774
					1,964[10]	663,773	1,397[8]	472,144
					762[3]	257,533	1,365[9]	461,329
					1,117[4]	377,512

					530[5]	179,124

					468[6]	158,170

John P. Mohr					282[2]	95,308	985[7]	332,900
					520[3]	175,744	954[8]	322,423
					3,992[11]	1,349,176	954[9]	322,423
					781[4]	263,955
					411[5]	138,906

1	Based on the closing price of our common stock as of December 31, 2022 ($337.97).
2	RSU restrictions lapsed on February 19, 2023.
3	RSU restrictions lapse ratably in installments on February 17, 2023 and February 17, 2024.
4	RSU restrictions lapse ratably in installments on February 18, 2023, February 18, 2024 and February 18, 2025.
5	Incentive Stock Plan units restrictions lapse on December 1, 2023.
6	Incentive Stock Plan units restrictions lapse on December 1, 2024.
7	The amount for these outstanding awards of PSUs are presented at the target performance levels. The awards generally vested at December 31, 2022.
8	The amount for these outstanding awards of PSUs are presented at the target performance levels. The awards generally vest at December 31, 2023.
9	The amount for these outstanding awards of PSUs are presented at the target performance levels. The awards generally vest at December 31, 2024.
10	RSUs fully vest subject to continued employment on August 23, 2023.
11	RSUs vest as follows subject to continued employment on the dates of vesting: 1,996 units vest on February 20, 2023 and 1,996 units vest on February 20, 2024.

MARTIN MARIETTA 75

EXECUTIVE COMPENSATION  ◆  OPTION EXERCISES AND STOCK VESTED

Option Exercises and Stock Vested

The table below shows on an aggregated basis for each of the named executive officers information on (1) the exercise of options for the purchase of Martin Marietta’s common stock and (2) the vesting of stock, including RSUs, PSUs and Incentive Stock Plan units, during the last completed fiscal year. There are no awards of stock appreciation rights for Martin Marietta’s common stock or other similar instruments.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[1] ($)
(a)	(b)	(c)	(d)	(e)

C. Howard Nye			39,707	14,549,215

James A. J. Nickolas			10,190	3,694,804

Roselyn R. Bar			6,989	2,561,154

Craig M. LaTorre			6,765	2,461,476

John P. Mohr			5,221	1,941,367

1	The amounts in column (e) include the value of RSUs and PSUs at the time of vesting and the appreciation of units received under the Incentive Stock Plan.

Retirement and Other Benefits

In order to maintain market competitive levels of compensation, we provide retirement and other benefits to the named executive officers and other employees. The benefits under the defined benefit pension plan are more valuable for employees who remain with Martin Marietta for longer periods, thereby furthering Martin Marietta’s objectives of retaining individuals with more expertise in relevant areas and who can participate in management development for purposes of executive succession planning. All of Martin Marietta’s salaried employees in the United States are eligible to participate in the following retirement and other plans. The named executive officers participate in the plans on the same terms as Martin Marietta’s other salaried employees.

Pension Plan. We have a tax qualified defined benefit pension plan (Pension Plan) under which eligible full-time salaried employees of Martin Marietta who have completed five continuous years of employment with Martin Marietta, including the named executive officers, earn the right to receive certain benefits upon retirement on a reduced basis at or after age 55 and on an unreduced basis at or after age 62. Retirement benefits are monthly payments for life based on a multiple of the years of service and the final average eligible pay for the five highest consecutive years in the last ten years before retirement, less an offset for social security. The amount is equal to the sum of (A), (B) and (C) below:

(A)	1.165% of the participant’s final average eligible pay up to social security covered compensation, multiplied by the participant’s credited years of service up to 35 years;

(B)	1.50% of the participant’s final average eligible pay in excess of social security covered compensation, multiplied by the participant’s credited years of service up to 35 years; and

(C)	1.50% of the participant’s final average eligible pay multiplied by the participant’s credited years of service in excess of 35 years.

76 2023 PROXY STATEMENT

RETIREMENT AND OTHER BENEFITS  ◆  EXECUTIVE COMPENSATION

Supplemental Excess Retirement Plan (SERP). We also have a non-qualified restoration plan that covers any employee in the defined benefit pension plan, including the named executive officers, who are highly compensated and whose qualified plan benefit is reduced by Internal Revenue Code benefit or pay limits in Sections 415(b) and 401(a)(17). The plan is based on the same formula as the qualified Pension Plan described above. Benefits under our nonqualified plan are paid from our general assets.

Savings and Investment Plan. The Savings and Investment Plan is a tax-qualified defined contribution retirement savings plan pursuant to which all employees in the United States, including the named executive officers, are eligible to contribute up to 25% of pay or the limit prescribed by the Internal Revenue Service on a ROTH individual retirement account on a before-tax basis and up to an additional 17% of pay on an after-tax basis not to exceed a total of 25% of pay. We match 100% of the first 1% of pay and 50% of the next 5% of pay that is contributed by employees to the Savings and Investment Plan up to Internal Revenue Service limitations. All contributions as well as any matching contributions are fully vested upon contribution. Prior to 2015, the Company sponsored two defined contribution savings plans, the Performance Sharing Plan for salaried employees and the Savings and Investment Plan for hourly employees generally. The two plans were merged in 2014.

Retiree Medical. Eligible salaried employees who commenced employment with Martin Marietta prior to December 1, 1999 and who retire with at least 5 years of service are currently eligible for retiree medical benefits until age 65 and then will receive a one-time payment of $1,000 upon reaching age 65 (or upon retirement, if after reaching age 65). Eligible salaried employees who commenced employment with Martin Marietta between December 1, 1999 and December 31, 2001 and who retire with at least 15 years of service are currently eligible for retiree medical benefits until age 65. Eligible employees share the cost of retiree medical based on their years of service and a predetermined cap on total payments by Martin Marietta. Employees who commenced employment with Martin Marietta on or after January 1, 2002 are not eligible for retiree medical benefits. Mr. Nye, Mr. Nickolas, Mr. LaTorre and Mr. Mohr are not eligible for retiree medical benefits as each commenced employment with Martin Marietta after 2002.

Medical Insurance. Martin Marietta provides an opportunity to all of its salaried employees in the United States and the employees’ immediate family members to select health, dental and vision insurance coverage. Martin Marietta pays a portion of the premiums for this insurance for all employees. All employees in the United States, including the named executive officers, pay a portion of the premiums depending on the coverage they choose.

Life and Disability Insurance. Martin Marietta provides to all of its salaried employees in the United States, including the named executive officers, long-term disability and life insurance that provides up to 1.5 times base salary at no cost to the employee. All of our employees in the United States, including the named executive officers, can choose additional coverage and pay a portion of the premiums depending on the coverage they choose. In addition, Martin Marietta pays an amount equal to one year of base salary in the event of death of any active salaried employee.

Housing Allowance and Relocation Costs. Martin Marietta provides relocation benefits, including a housing allowance, to certain employees upon their employment with Martin Marietta or in conjunction with a job relocation or promotion.

MARTIN MARIETTA 77

EXECUTIVE COMPENSATION  ◆  PENSION BENEFITS

Pension Benefits

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under our Pension Plan and SERP, determined using interest rate and mortality rate assumptions consistent with those used in Martin Marietta’s financial statements.

Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)[1]	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)

C. Howard Nye	Pension Plan	16.417	704,437
	SERP	16.417	15,497,125	–

James A. J. Nickolas	Pension Plan	5.417	145,799
	SERP	5.417	735,685	–

Roselyn R. Bar	Pension Plan	28.5	1,366,632
	SERP	28.5	8,623,189	–

Craig M. LaTorre	Pension Plan	4.5	151,034
	SERP	4.5	597,501	–

John P. Mohr	Pension Plan	7.167	277,159
	SERP	7.167	804,832	–

1

Amounts in column (d) reflect the valuation method and use the assumptions that are included in Notes A and K to Martin Marietta’s audited financial statements for the fiscal year ended December 31, 2022, included in Martin Marietta’s Annual Report on Form 10-K filed with the SEC on February 24, 2023.

The Pension Plan is a defined benefit plan sponsored by Martin Marietta and covers all of Martin Marietta’s executive officers, including the named executive officers, and substantially all of the salaried employees of Martin Marietta on a non-contributing basis. Compensation covered by the Pension Plan generally includes, but is not limited to, base salary, executive incentive compensation awards, lump sum payments in lieu of a salary increase, and overtime. The normal retirement age under the Pension Plan is 65, but unreduced early retirement benefits are available at age 62 and reduced benefits are available as early as age 55. The calculation of benefits under the Pension Plan is generally based on an annual accrual rate, average compensation for the highest consecutive five years of the ten years preceding retirement, and the participant’s number of years of credited service (1.165% of average compensation up to social security covered compensation for service up to 35 years and 1.50% of average compensation over social security covered compensation for service up to 35 years and 1.50% of average compensation for service over 35 years). Benefits payable under the Pension Plan are subject to current Internal Revenue Code limitations, including a limitation on the amount of annual compensation for purposes of calculating eligible remuneration for a participant under a qualified retirement plan ($305,000 in 2022). Martin Marietta’s SERP is a restoration plan that generally provides for the payment of benefits in excess of the Internal Revenue Code limits, which benefits vest in the same manner that benefits vest under the Pension Plan. The SERP provides for a lump sum payment of the vested benefits provided by the SERP subject to the provisions of Section 409A of the Internal Revenue Code. Of the named executive officers, Mr. Nye, Mr. Nickolas, Ms. Bar and Mr. Mohr are each eligible for early retirement, which allows for payment to employees who are age 55 or older with at least five years of service at a reduced benefit based on the number of years of service and the number of years prior to age 62 at which the benefits began. Mr. LaTorre is not yet eligible for early retirement, but would be eligible for payments after 5 years of service at a reduced benefit based on the number of years of service and the number of years prior to age 65 at which the benefits began. The present value of the Pension Plan and SERP benefit, respectively, for Mr. Nye, Mr. Nickolas, Ms. Bar, Mr. LaTorre, and Mr. Mohr, if they had terminated on December 31, 2022 and began collecting benefits at age 55 or current age if older would be as follows: Mr. Nye, $750,158 and $16,872,398, respectively; Mr. Nickolas, $103,456 and $562,049, respectively; Ms. Bar, $1,366,632 and $8,623,189, respectively; Mr. LaTorre, $0 and $0, respectively, since he has less than five years of service with Martin Marietta and therefore is not vested in the plans; and Mr. Mohr, $298,827 and $900,031, respectively. The amounts listed in the foregoing table are not subject to any deduction for Social Security benefits or other offset amounts.

78 2023 PROXY STATEMENT

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL  ◆  EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change of Control

The discussion and tables below reflect the amount of potential payments and benefits to each of the named executive officers at, following, or in connection with any termination of such executive’s employment, including voluntary termination, involuntary not-for-cause termination, for-cause termination, normal retirement, early retirement, in the event of disability or death of the executive, and termination following a change of control. The amounts assume that such termination was effective as of December 31, 2022 and thus includes amounts earned through such time and are estimates of the amounts that would have been paid out to the executives upon their termination at such time. The actual amounts to be paid out can only be determined at the time of such executive’s actual separation from Martin Marietta.

Payments Upon Any Termination. Regardless of the manner in which the employment of a named executive officer terminates, he or she is entitled to receive the amounts earned during the term of employment, including cash compensation earned during the fiscal year, amounts contributed by the employee and Martin Marietta’s matching contributions to the Savings and Investment Plan, unused earned vacation pay and amounts accrued and vested through Martin Marietta’s Pension Plan and SERP.

Payments Upon Voluntary Termination. In addition to the amounts described under the heading Payments Upon Any Termination, upon a voluntary termination of employment, the named executive officer would be entitled to receive the lower of the amount of cash contributed to the Incentive Stock Plan or the current market value of the common stock units credited to the employee measured by the NYSE closing price of Martin Marietta’s common stock on the date of termination.

Payments Upon Involuntary Not-For-Cause Termination. In addition to the amounts described under the heading Payments Upon Any Termination, upon an involuntary termination of employment not for cause, the named executive officer would be entitled to receive a prorated share of the common stock units credited to him or her under the Incentive Stock Plan paid out as shares of common stock and the remaining cash contribution invested by the employee in the plan.

Payments Upon Involuntary For-Cause Termination. In the event of involuntary termination for cause, which is defined in the Employment Protection Agreement and the Stock Plan, the named executive officer would be entitled to receive the payments and benefits described under the heading Payments Upon Any Termination.

Payments Upon Retirement. In the event of the retirement at age 62 or above of a named executive officer, in addition to the items described under the heading Payments Upon Any Termination, the executive will receive a portion of the cash incentive bonus based upon performance and payable under the Executive Cash Incentive Plan that correlates to the percentage of the year in which the employee worked for the Company; will continue to hold all outstanding options unaffected by the retirement and retain such options for the remainder of the outstanding term; will continue to hold all awards of RSUs and PSUs for the remainder of the outstanding term unaffected by the retirement; will vest in all outstanding awards of common stock units under the Incentive Stock Plan; in the case of Ms. Bar, will be eligible to receive health and welfare benefits as described under the heading Retiree Medical on page 77; and will continue to receive life insurance coverage until his or her death.

Payments Made Upon Early Retirement. In the event of retirement prior to reaching age 62 but on or after reaching age 55, the named executive officer will receive benefits as described under the heading Payments Upon Voluntary Termination. In addition, the named executive officer will receive reduced benefits of the type described under Pension Benefits on page 78 and may be eligible for benefits described under the heading Retiree Medical beginning on page 77 at a higher cost.

Payments Upon Death or Disability. In the event of the death or disability of a named executive officer, in addition to the payments and benefits under the heading Payments Upon Any Termination, the named executive officer or his or her estate will receive benefits under Martin Marietta’s long-term disability plan or life insurance plan, as applicable, and a death benefit payment, as applicable, equal to the then-current base salary of such employee paid under the Pension Plan plus one month base salary. In addition, in the event of death, all options will vest and the executor of their estate will have one year to exercise the options. In the event of disability, the executive will receive a portion of the cash incentive compensation based upon performance and payable under the Executive Cash Incentive Plan that correlates to the percentage of the year in which the employee worked for the Company; will continue to hold all outstanding options unaffected by the disability and will retain such options for the remainder of the outstanding term; will continue to hold all awards of PSUs and RSUs for the remainder of the outstanding term unaffected by the disability; and will vest in all outstanding awards of common stock units under the Incentive Stock Plan.

MARTIN MARIETTA 79

EXECUTIVE COMPENSATION  ◆  POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Payments Upon or in Connection With a Change of Control. Martin Marietta has entered into Employment Protection Agreements, as amended from time to time, with each of the named executive officers. The purpose of these agreements is to provide Martin Marietta’s key executives with payments and benefits upon certain types of terminations within two years following a “Change of Control.” For purposes of the agreements, a Change of Control is generally defined as (i) the acquisition by any person, or related group of persons, of 40% or more of either the outstanding common stock of Martin Marietta or the combined voting power of Martin Marietta’s outstanding securities, (ii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of Martin Marietta’s assets following which Martin Marietta’s shareholders before such event fail to own more than 50% of the resulting entity, (iii) a change in the majority membership of the Board, or (iv) a liquidation or dissolution of Martin Marietta.

The agreements provide that if, within the two-year period following a Change of Control, an executive is terminated without “Cause” (as defined in the agreements) or terminates his or her employment with “Good Reason” (as defined in the agreements), Martin Marietta is obligated to pay the executive, in a lump sum, an amount equal to three times the sum of the executive’s base salary, annual bonus, and Martin Marietta’s match to the defined contribution plan; the payment of a pro-rata annual target bonus in the year of termination as determined under the Executive Cash Incentive Plan (for Mr. Nye such target bonus is 140% for purposes of the Employment Protection Agreement) and to provide continuation of health, medical and other insurance benefits for a period of three years following termination. The rationale for selecting these triggers is to encourage the named executive officers to remain focused on Martin Marietta, its performance and matters that are in the best interests of its shareholders rather than be distracted by the personal impact to their employment that the Change of Control may have. For purposes of the agreements, “base salary” means the highest annual rate of base salary that the executive received within the twelve-month period ending on the date of the Change of Control, and “annual bonus” means the executive’s highest annual bonus paid during the period beginning five years prior to the Change of Control and ending on the date of the executive’s termination of employment. Executives also are credited with an additional three years of service under the Pension Plan and are eligible to retire after age 55 without reduction in benefits and with a lump sum payment based on a 0% discount rate. Martin Marietta must also continue to provide the executive all benefits provided under Martin Marietta’s defined benefit and defined contribution retirement plans and provide the executive with the same retiree medical benefits that were in effect for retirees immediately prior to the Change of Control. The agreements also have confidentiality requirements to ensure that the executives do not disclose any confidential information relating to Martin Marietta.

The agreements were amended in December 2018 in response to the 2018 Say On Pay vote that was supported by 78.9% of the shareholders that voted. The amendments eliminated (1) the “gross up” payments that compensate the executives for any golden parachute excise taxes imposed under the Internal Revenue Code; (2) the “walk-right” if the executive voluntarily terminates his or her employment for any reason during the thirty-day period following the second anniversary of the Change of Control; and (3) the inclusion of the value of perquisites in the severance payment provided for in the agreements.

The term of the agreements is one year following their effective dates. On each anniversary date of the effective date, the agreements are renewed for one additional year, unless either party gives notice of its intent to cancel the automatic extension. If, prior to termination, a Change of Control occurs or the Board becomes aware of circumstances which in the ordinary course could result in a Change of Control, then under no circumstances will the agreements terminate prior to the second anniversary of the Change of Control.

In addition, the Stock Plan, pursuant to which equity-based awards are made to the executive officers, provides that upon the occurrence of a Change of Control of Martin Marietta as provided in the Employment Protection Agreements, all time periods for purposes of vesting in, or realizing gain from, any outstanding award under the plan will automatically accelerate. For purposes of such vesting, any performance criteria will be deemed achieved at the greater of target performance and actual performance, as measured through the date of the Change of Control. In December 2018, in response to the 2018 Say On Pay vote, the Company’s form of RSU award agreement and PSU award agreement were changed such that future grants of RSUs and PSUs will require termination of the executive’s employment in connection with a Change of Control in order for accelerated vesting to occur.

80 2023 PROXY STATEMENT

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL  ◆  EXECUTIVE COMPENSATION

Value of Payments Upon Termination. The following table shows the potential incremental value of payments to each of our named executive officers upon termination, including in the event of a Change of Control of Martin Marietta, assuming a December 31, 2022 termination date and, where applicable, using the NYSE closing price per share of our common stock of $337.97 on December 30, 2022 (the last trading day of 2022).

Potential Incremental Value of Payments Upon Termination or Change of Control at December 31, 2022

Name	Benefit or Payment[1]	Retirement ($)	Involuntary Not-for-Cause Termination ($)	Disability ($)	Death ($)	Change-of-Control

C. Howard Nye	Cash Severance[2]					14,355,000
	Unvested RSUs[3]	6,150,653		6,150,653	6,150,653	6,150,653
	Unexercisable Stock Options
	Unvested Incentive Stock Plan Units[4]	3,545,643	251,190	3,545,643	3,545,643	3,545,643
	PSUs[5]	11,247,279		11,247,279	11,247,279	11,247,279
	Retirement Plans[6]					18,000,272
	Health and Welfare Benefits[7]					67,667

James A. J. Nickolas	Cash Severance[2]					4,610,895
	Unvested RSUs[3]	1,050,327		1,050,327	1,050,327	1,050,327
	Unexercisable Stock Options
	Unvested Incentive Stock Plan Units[4]	206,838	15,706	206,838	206,838	206,838
	PSUs[5]	1,867,433		1,867,433	1,867,433	1,867,433
	Retirement Plans[6]			1,126,056		4,244,186
	Health and Welfare Benefits[7]					64,024

Roselyn R. Bar	Cash Severance[2]					5,249,550
	Unvested RSUs[3]	1,080,955		1,080,955	1,080,955	1,080,955
	Unexercisable Stock Options
	Unvested Incentive Stock Plan Units[4]	671,208	47,334	671,208	671,208	671,208
	PSUs[5]	1,929,856		1,929,856	1,929,856	1,929,856
	Retirement Plans[6]					5,498,933
	Health and Welfare Benefits[7]					38,140

Craig M. LaTorre	Cash Severance[2]					3,762,900
	Unvested RSUs[3]	1,453,175		1,453,175	1,453,175	1,453,175
	Unexercisable Stock Options
	Unvested Incentive Stock Plan Units[4]	337,294	23,662	337,294	337,294	337,294
	PSUs[5]	1,394,036		1,394,036	1,394,036	1,394,036
	Retirement Plans[6]			1,277,178		2,918,572
	Health and Welfare Benefits[7]					76,385

John P. Mohr	Cash Severance[2]					2,955,510
	Unvested RSUs[3]	1,913,021		1,913,021	1,913,021	1,913,021
	Unexercisable Stock Options
	Unvested Incentive Stock Plan Units[4]	138,906	10,549	138,906	138,906	138,906
	PSUs[5]	959,417		959,417	959,417	959,417
	Retirement Plans[6]			207,775		2,320,260
	Health and Welfare Benefits[7]					21,990

1

The table does not include information with respect to plans or arrangements that are available generally to all salaried employees and that do not discriminate in favor of executive officers. The table reflects the incremental value over the amounts to which the named executive officer would have been entitled on a voluntary resignation on December 31, 2022.

2	Assumes all earned base salary has been paid.
3	Reflects the estimated lump-sum intrinsic value of all unvested RSUs.
4	Reflects the difference between the value of the unvested Incentive Stock Plan share units at year-end and the amount of cash invested by the executive officer in the share units.
5	Reflects the estimated lump-sum intrinsic value of all unvested PSUs.

MARTIN MARIETTA 81

CEO PAY RATIO DISCLOSURE  ◆

6

The table does not include information related to the form and amount of payments or benefits that are not enhanced or accelerated in connection with any termination that would be provided by Martin Marietta’s retirement plans, which is disclosed in the Pension Benefits Table and the accompanying narrative on pages 78-79. Change of Control values include the incremental value of the benefit (including three times Martin Marietta’s match to the defined contribution plan) payable upon a qualifying termination of employment following a Change of Control.

7

Reflects the estimated incremental lump-sum present value of all future premiums that would be paid on behalf of the named executive officer under Martin Marietta’s health and welfare plans, including long-term disability and life insurance plans.

Required Pay Disclosures

CEO Pay Ratio Disclosure

The Company is required to disclose in its Proxy Statement the annual total compensation of the median-compensated employee of, generally, all Company employees (excluding the CEO), the annual total compensation of its CEO, and the ratio of the CEO compensation to the median employee’s compensation.

In 2022, the Company employed approximately 9,400 employees that were located primarily in the United States with a limited number of employees in Canada and The Bahamas.

The methodology described in this section was used to identify the median employee in 2022. The methodology described in this section was used to identify the median employee in 2022. The median employee compensation was identified using a consistently applied compensation measure, encompassing base salary, overtime, and incentive compensation with a performance period of one year or less (such as annual incentives and sales or other bonuses). As allowed under the SEC rules, base pay was annualized for employees hired during the year to reflect a full year of service and the de minimis exemption was applied to excluded approximately 205 employees located in Canada and The Bahamas.

We determined the required ratio by:

•	calculating the compensation based on a consistently applied measure as described above of all employees except the CEO, and then sorting those employees from highest to lowest;

•

determining the median employee from that list, including evaluating employees situated slightly above and below the calculated median to ensure the selected employee reflects our population as a whole; and

•	calculating the total annual compensation of our CEO and of the median employee using the same methodology required for the Summary Compensation Table.

The total annual compensation for our CEO for fiscal year 2022 was $12,784,251. The total annual compensation in 2022 for the median employee (other than our CEO) was $79,848. The resulting ratio of CEO pay to the pay of our median employee for fiscal year 2022 is 155 to one.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median-compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the amount of compensation of the median-compensated employee and the pay ratio reported by other companies may not be comparable to our estimates reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

82 2023 PROXY STATEMENT

◆
  PAY VERSUS PERFORMANCE

Pay Versus Performance
The Company is required to disclose in its Proxy Statement information that shows the relationship between “Compensation
A
ctually Paid” as defined in Item 402(v) of Regulation
S-K
and the financial performance of the Company. The Management Development and Compensation Committee did not consider the Pay Versus Performance disclosure when making its executive pay or incentive compensation decisions for any of the years shown. For a discussion of how the Management Development and Compensation Committee seeks to align pay with performance when making compensation decisions, please review the Compensation Discussion and Analysis beginning on page 41. The table and notes below provide this disclosure for the fiscal years ending December 31, 2022, 2021 and 2020.

				Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)		Value of Initial Fixed $100 Investment Based on:
Year (1)	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO (2),(3) ($)					Total Shareholder Return (7) ($)	Peer Group Total Shareholder Return (7) ($)	Net Income ($)	Company Selected Measure (Adjusted EBITDA) (8) ($)

2022	12,784,251	6,452,731	(4)	2,438,871	1,415,556	(4)	123.76	133.61	866,740,000	1,617,010,000

2021	14,939,587	39,031,817	(5)	2,739,108	6,627,252	(5)	160.17	159.52	702,770,000	1,533,200,000

2020	12,818,588	12,254,009	(6)	2,618,321	2,456,130	(6)	102.59	121.61	721,050,000	1,392,820,000

(1)	The PEO and NEOs included in the above compensation columns reflect the following:

Year	PEO	NEOs

2022	C. Howard Nye	James A. J. Nickolas, Roselyn R. Bar, Craig M. LaTorre, John P. Mohr

2021	C. Howard Nye	James A. J. Nickolas, Roselyn R. Bar, Craig M. LaTorre, John P. Mohr

2020	C. Howard Nye	James A. J. Nickolas, Roselyn R. Bar, Daniel L. Grant, Craig M. LaTorre

(2)
The dollar amounts reported for our PEO and NEOs under “Compensation Actually Paid” represent the amount of “Compensation Actually Paid” to the PEO and NEOs, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO or NEOs during the applicable year.

(3)	For the portion of “Compensation Actually Paid” that is based on year-end stock prices, the following prices were used: for 2022: $337.97, for 2021: $440.52 and for 2020: $283.97.

MARTIN MARIETTA 8 3

PAY VERSUS PERFORMANCE
◆

(4)
2022 “Compensation Actually Paid” to the PEO and the average “Compensation Actually Paid” to the NEOs reflect the following adjustments from Total Compensation reported in the Summary Compensation Table:

	PEO	Average for non-PEO NEOs

Total Reported in 2022 Summary Compensation Table (SCT)	12,784,251	2,438,871

Less, Value of Stock Awards Reported in SCT	(7,316,720)	(1,163,264)

Less, Change in Pension Value and Non-Qualified Deferred Compensation Earnings in SCT	(1,266,898)	(54,879)

Plus, Pension Service Cost	755,392	206,170

Plus, Year-End Value of Awards Granted in Fiscal Year that are Unvested and Outstanding	10,862,136	1,517,952

Plus, Change in Fair Value of Prior Year Awards that are Unvested and Outstanding	(4,734,115)	(759,106)

Plus, FMV of Awards Granted this Year and that Vested this Year	–	5,668

Plus, Change in Fair Value (from Prior Year-End) of Prior Year Awards that Vested this Year	(4,631,315)	(775,856)

Less, Prior Year Fair Value of Prior Year Awards that Failed to Vest this Year	–	–

Total Adjustments	(6,331,520)	(1,023,315)

“Compensation Actually Paid” for Fiscal Year 2022	6,452,731	1,415,556

(5)
2021 “Compensation Actually Paid” to the PEO and the average “Compensation Actually Paid” to the NEOs reflect the following adjustments from Total Compensation reported in the Summary Compensation Table:

	PEO	Average for non-PEO NEOs

Total Reported in 2021 Summary Compensation Table (SCT)	14,939,587	2,739,108

Less, Value of Stock Awards Reported in SCT	(8,485,027)	(1,049,624)

Less, Change in Pension Value and Non-Qualified Deferred Compensation Earnings in SCT	(2,873,669)	(458,500)

Plus, Pension Service Cost	885,742	227,889

Plus, Year-End Value of Awards Granted in Fiscal Year that are Unvested and Outstanding	18,489,038	2,348,282

Plus, Change in Fair Value of Prior Year Awards that are Unvested and Outstanding	9,249,830	1,789,807

Plus, FMV of Awards Granted this Year and that Vested this Year	–	7,091

Plus, Change in Fair Value (from Prior Year-End) of Prior Year Awards that Vested this Year	6,826,316	1,023,199

Less, Prior Year Fair Value of Prior Year Awards that Failed to Vest this Year	–	–

Total Adjustments	24,092,230	3,888,144

“Compensation Actually Paid” for Fiscal Year 2021	39,031,817	6,627,252

8 4 2023 PROXY STATEMENT

◆
  PAY VERSUS PERFORMANCE

(6)
2020 “Compensation Actually Paid” to the PEO and the average “Compensation Actually Paid” to the NEOs reflect the following adjustments from Total Compensation reported in the Summary Compensation Table:

	PEO	Average for non-PEO NEOs

Total Reported in 2020 Summary Compensation Table (SCT)	12,818,588	2,618,321

Less, Value of Stock Awards Reported in SCT	(6,751,124)	(849,090)

Less, Change in Pension Value and Non-Qualified Deferred Compensation Earnings in SCT	(3,172,259)	(616,977)

Plus, Pension Service Cost	692,201	171,534

Plus, Year-End Value of Awards Granted in Fiscal Year that are Unvested and Outstanding	9,412,921	1,210,308

Plus, Change in Fair Value of Prior Year Awards that are Unvested and Outstanding	66,908	19,950

Plus, FMV of Awards Granted this Year and that Vested this Year	–	7,241

Plus, Change in Fair Value (from Prior Year-End) of Prior Year Awards that Vested this Year	(813,226)	(105,157)

Less, Prior Year Fair Value of Prior Year Awards that Failed to Vest this Year	–	–

Total Adjustments	(564,579)	(162,191)

“Compensation Actually Paid” for Fiscal Year 2020	12,254,009	2,456,130

(7)
Company and Peer Group TSR reflects the Company’s peer group (S&P 500 Materials Index) as reflected in our Annual Report on Form
10-K
pursuant to Item 201(e) of Regulation
S-K
for the fiscal year ended December 31, 2022. Each year reflects what the cumulative $100 investment would be, including the reinvestment of dividends, if such amount were invested on December 31, 2019.

(8)
Consolidated earnings before interest; income taxes; depreciation, depletion and amortization; earnings/loss from nonconsolidated equity affiliates; acquisition and integration expenses; the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting; and the nonrecurring gain on the divestiture of certain ready mixed concrete operations (Adjusted EBITDA) is an indicator used by the Company and investors to evaluate the Company’s operating performance from period to period. Adjusted EBITDA was selected as the 2022 “Company-Selected Measure” as defined in Item 402(v). Please see Appendix B for a reconciliation of non-GAAP
measures to GAAP measures.

Financial Performance Measures
The following table lists on an unranked basis the three financial performance measures that, in the Company’s assessment represent the most important performance measures used to link “Compensation Actually Paid” for our NEOs to Company performance for 2022.

Adjusted EBITDA

rTSR

Total Revenues

MARTIN MARIETTA 8 5

PAY VERSUS PERFORMANCE
◆

Relationship Between “Compensation Actually Paid” and Performance
The graphs below show the relationship of “Compensation Actually Paid” to our PEO and other NEOs to (i) Adjusted EBITDA, (ii) the Company’s net income and (iii) TSR of the S&P 500 Materials Index, and the relationship of the Company’s TSR to TSR of the S&P 500 Materials Index
.

8 6 2023 PROXY STATEMENT

◆
  PAY VERSUS PERFORMANC
E

MARTIN MARIETTA 8 7

Proposal 3:	Advisory Vote on the Compensation of
Our Named Executive Officers

Public companies are required to provide their shareholders with a periodic opportunity to endorse or not endorse their executive officer pay program and policies. The Board of Directors has elected to do so annually and intends to present the following non-binding resolution for approval by shareholders at the Annual Meeting:

“RESOLVED, that the shareholders approve, on an advisory basis, the overall compensation paid to Martin Marietta’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in this Proxy Statement in the Compensation Discussion and Analysis and in the narrative and tabular disclosure under the heading “Executive Compensation.”

Shareholders are urged to read the Compensation Discussion and Analysis and consider the various factors regarding compensation that are discussed. We believe that our executive compensation program is reasonable, competitive and strongly focused on pay-for-performance principles. Our executive compensation policies have enabled us to implement our compensation philosophy and achieve its goals. We believe that compensation awarded to our named executive officers in 2022 was appropriate and aligned with 2022 performance and positions us for growth in future years. The results of the vote on this resolution are advisory and will not be binding upon the Board of Directors. However, the Board values our shareholders’ opinions, and consistent with our record of shareholder engagement, will consider the outcome of the vote in making future executive compensation decisions. The next such vote will occur at the 2024 Annual Meeting.

The Board Unanimously Recommends a Vote “FOR” this Proposal 3

88 2023 PROXY STATEMENT

Proposal 4:	Advisory Vote on the Frequency of
Executive Compensation Vote

The Dodd-Frank Act and Section 14A of the Exchange Act enable our shareholders, at least once every six years, to indicate their preference regarding how frequently we should solicit a ‘‘Say on Pay’’ advisory vote such as Proposal 3 described on the preceding page. Specifically, shareholders must be given the opportunity to vote on our executive compensation programs either every 1 year, every 2 years or every 3 years. Although this vote is advisory and nonbinding, our Board of Directors will review voting results and give serious consideration to the outcome of such voting.

Our Board of Directors recognizes the importance of receiving regular input from our shareholders on important issues such as our compensation programs. Our Board also believes that a well-structured compensation program should include plans that drive creation of shareholder value over the long-term, and that it should receive advisory input from our shareholders each year. Accordingly, as indicated below, the Board recommends that you vote in favor of an advisory vote on our compensation programs every 1 year.

Shareholders may cast their vote on their preferred voting frequency by choosing the option of every 1 year, every 2 years, every 3 years or abstain from voting. You are not voting to approve or disapprove the Board’s recommendation on this item. The frequency option that receives the highest number of votes cast on the proposal will be considered the frequency preferred by our shareholders. However, as indicated above, the shareholder vote on the frequency of nonbinding shareholder votes to approve executive compensation will not be binding on us or the Board, and will not be construed as overruling any decision by us or the Board. The vote will not be construed to create or imply any change to our fiduciary duties or those of the Board, or to create or imply any additional fiduciary duties for us or the Board. However, the Board values our shareholders’ opinions, and consistent with our record of shareholder engagement, will consider the outcome of the vote in making a determination concerning the frequency of advisory votes on executive compensation.

The Board Unanimously Recommends EVERY 1 YEAR as the Vote for this Proposal 4

MARTIN MARIETTA 89

Proposal 5:	Shareholder Proposal, if Properly
Presented at the Meeting, Requesting the Establishment Within a Year of GHG Reduction Targets

Amundi Asset Management has notified the Company that they intend to submit the following shareholder proposal at this year’s Annual Meeting of Shareholders. As explained below, the Board recommends voting AGAINST their proposal.

The proponent is responsible for the content of the following proposal, for which the Company and the Board accept no responsibility including the footnotes including web addresses which are not incorporated into this proxy statement.

Shareholder Proposal – Greenhouse Gas Emissions Reduction Targets

WHEREAS: The Intergovernmental Panel on Climate Change (IPCC) has advised that greenhouse gas (GHG) emissions must be halved by 2030 and reach net zero by 2050 to limit global warming to 1.5°C.

As investors, we believe failing to meet the Paris Agreement’s goal will have a devastating impact on the value of our clients’ portfolios.

In its 2021 10-K, Martin Marietta Materials (“Martin Marietta”, or “the Company”) noted, “Climate change may result in physical and financial impacts that could have adverse effects on the Company’s operations or financial condition.”1 The Company’s emissions reduction strategy falls short of what is needed to shield it and investors from climate-related risks. The Company does not have emissions reduction targets covering its entire Scope 1 footprint, nor does it have a strategy to limit those emissions.

Without stronger GHG emissions reduction targets, Martin Marietta is falling behind its peers. Construction materials companies such as CEMEX, HeidelbergCement AG, Holcim Ltd., Imerys and many others have already committed to set a long-term net zero target through the Science Based Targets initiative (SBTi) for its entire carbon footprint and has promised to deliver net-zero concrete to all customers globally by 2050.2

There is growing interest from investors for increased disclosure into how companies are addressing the climate crisis and plan to transition their business model to one that aligns with efforts to limit global warming, in line with the Paris Agreement goals. To assist companies in developing transition plans, groups including We Mean Business, CDP, and the Task Force on Climate-Related Financial Disclosures (TCFD) have provided guidance on writing comprehensive transition plans to achieve science-based GHG reductions.

The Science-Based Target initiative (SBTi) has recently released, in September 2022, its guidance for the cement sector3. This guidance is applicable to all companies for which clinker/cement production makes up more than 5% of their greenhouse gas emissions. In Martin Marietta’s case, in 2021 cement production represented 59% of scope 1 emissions.

Proponents believe Martin Marietta must take additional action to address its full climate impact, including the physical risks to its operations and supply chain, and the transition risk associated with new regulation and a global shift to a low carbon economy. The Company can do this by adopting science-based targets for its full carbon footprint supported by a comprehensive transition plan.

RESOLVED:

Shareholders request Martin Marietta Materials, within a year, issue near, medium and long-term science-based GHG reduction targets aligned with the Paris Agreement’s ambition of maintaining global temperature rise to well below 2°C above pre-industrial levels, and pursuing efforts to limit the temperature increase to 1.5°C, and summarize plans to

[1]	https://www.sec.gov/ix?doc=/Archies/edgar/data/916076/000156459022005965/mlm-10k_20211231.htm p.9
[2]	https://sciencebasedtargets.org/companies-taking-action
[3]	https://sciencebasedtargets.org/sectors/cement

90 2023 PROXY STATEMENT

  ◆  PROPOSAL 5: ADVISORY VOTE ON A SHAREHOLDER PROPOSAL REGARDING GREENHOUSE GAS EMISSIONS REDUCTION TARGETS

achieve them. The targets should cover the Company’s full range of operational and supply chain emissions. In addition, these targets should omit proprietary and personal information.

SUPPORTING STATEMENT:

In assessing targets, we recommend, at Board’s discretion:

•	Consideration of approaches used by advisory groups, such as the one developed by the SBTi;[4]

•	Development of a transition plan that shows how the Company plans to meet its goals, taking into consideration criteria used by advisory groups; and

•	Consideration of supporting targets for renewable energy, energy efficiency, and other measures deemed appropriate by management.

BOARD RECOMMENDATION

The Board recommends you vote AGAINST this proposal for the following reasons:

Martin Marietta is committed to greenhouse gas (GHG) reductions in both the short and long term, including meeting our previously established GHG reduction targets and goals, and we have been actively engaged with the proponent and many of our shareholders about these issues over the past few years. We take these conversations seriously and have engaged with the proponent and many other shareholders at the highest level within the Company including our Chairman and CEO, our Executive Vice President and General Counsel and our Chief Financial Officer among others. We share the concern for companies doing their part to combat climate change that led to the proponent’s proposal (the “Proposal”), but the Proposal is unworkable as drafted, it asks us to commit now to steps we are still evaluating and working toward, and the Board urges you to vote against it while it restates our strong and unequivocal commitment to our common goals.

The Proposal requests that we align our reduction targets within a year with certain science-based frameworks, which would include measuring, reporting and likely setting reduction targets for so-called Scope 3 emissions. Scope 3 emissions are those from operations controlled entirely by third parties (such as our suppliers), both up and down our value chain. Measuring such emissions is a significant and complex undertaking, and the reporting of such emissions is the subject of significant public debate, including in still-pending rulemaking by the U.S. Securities and Exchange Commission. Many companies do not currently report Scope 3 emissions, including many of our aggregates peers, and we believe that adopting an approach to collecting and reporting Scope 3 emissions while these rules remain pending is imprudent.

Unfortunately, one of the primary reasons for the proponent’s submitting the Proposal is a misclassification of our Company in a peer group in which it does not belong. Martin Marietta is overwhelmingly an aggregates (crushed stone, sand and gravel) business from the perspective of our revenue, profitability and the number of facilities. The proponent insists on identifying us as a cement company due to the ownership of two cement plants in Texas. In doing so, the proponent also advised us it is pursuing strict GHG remedies against us in a mechanical, rather than thoughtful approach out of proportion to our climate impact. Given the unavoidable process emissions inherent to cement production, it is commonly acknowledged by independent standards-setting bodies and others that science-based reduction targets for cement plants would require technologies that are still unproven at a commercial scale and may remain so for years. If adopted, the Proposal would box the Company into a commitment that may not be achievable or a situation where it may not even be possible to “prove” that the requisite conditions have been met.

For these and other reasons described in greater detail below, the Proposal is unnecessary and unrealistic, and we urge you to vote against it.

Our Engagement and Response

Due to the importance of the subject matter, we have conducted substantial engagement with many investors, including the proponent, regarding our GHG activities, which the proponent acknowledged in its correspondence has been engagement at the “Company’s highest levels.” Over the past year, we have welcomed numerous calls and other communications with the proponent with respect to the matters addressed in the Proposal. In response to these

[4]	https://sciencebasedtargets.org/resources/files/SBTi-Cement-Guidance.pdf

MARTIN MARIETTA 91

PROPOSAL 5: ADVISORY VOTE ON A SHAREHOLDER PROPOSAL REGARDING GREENHOUSE GAS EMISSIONS REDUCTION TARGETS   ◆

conversations, we have made important additional GHG-related commitments that we believe are in the best interests of the Company and our shareholders more broadly, including the proponent.

Management has also engaged with numerous other shareholders and interested stakeholders on questions around environmental stewardship, GHG reductions and other sustainability issues over the past few years with many of these calls occurring during the last year, and we believe based on those discussions that our shareholders are generally satisfied with the Company’s own current ambitious plans for addressing these issues. As discussed further below and in our Sustainability Report, management reports on these matters to the Board, which meets regularly to review our sustainability goals, including with respect to GHG reductions. Simply put, these are issues and risks we are giving significant attention and subjecting to rigorous review from the top down.

We have made several important commitments in response to this engagement. These include expanding our previously-announced Net Zero by 2050 target for our Scope 2 emissions (indirect emissions from our energy purchases) to a Net Zero ambition for our Scope 1 emissions (direct emissions from our operations), across all our product lines, which we will announce in our forthcoming 2022 Sustainability Report. The proponent acknowledged the importance of this commitment and stated that our willingness to make this commitment is “critical” to them. We also have committed to the proponent that we will consider potential opportunities to expand the coverage of our existing Scope 1 and 2 reduction targets for 2030 and continue to evaluate a process for undertaking the measurement of our Scope 3 emissions. Advancing our efforts in both of these areas are necessary to being able to set and verify reduction targets under the Science Based Target initiative (SBTi) framework, as requested by the Proposal. The proponent has expressly acknowledged the importance of the above commitments in its communications to us.

Despite the efforts and achievements described above and our track record of attention to these issues, the proponent has repeatedly failed both to credit our strong commitment to continuously advancing our efforts relating to GHG emissions reductions or to appreciate key aspects of our business, including dramatic differences between U.S. and non-U.S. product specifications in the cement industry and emission calculations methodology.

Proponent’s request to issue science-based targets within one year is unnecessary; the commitments described above are requisite first steps in that process and, thus, voting against the Proposal would not delay or prohibit our ability to set such targets in the future. Under the SBTi framework requirements, if we were to commit to setting science-based targets, we would have two years to develop, submit and verify such standards (rather than one year, as requested by the Proposal). Given the progress we have already made and that we are committed to continue meeting the challenges of reducing emissions, it would impose a needless constraint to commit now to adopt the goals and fixed timetable sought by the Proposal.

Moreover, committing now to science-based targets would likely require us to measure and report Scope 3 emissions well within that time frame, which is unrealistic, even given the significant attention we are already dedicating to GHG matters. While we are committed to advancing our efforts to meet the challenges of GHG emissions reduction, our approach is appropriately thoughtful and deliberate, which includes balancing the needs of our businesses, employees, investors and other stakeholders and understanding the implications on our operations and our ability to meet any such commitments. It also is commonly acknowledged (including by the proponent) that E.U. cement companies that have set long-term science-based target are relying on the advancement of carbon capture technology that remains unproven on a commercial scale. We believe that setting targets that require substantial future technological achievements outside our control could create reputational risk and potential harm to our business and shareholders should such advancements fail to materialize. It is not in the interest of the Company or our shareholders for us to engage in greenwashing and make commitments dependent on speculative developments while we are continuing to advance our more rigorous processes. These same companies have also set near term targets that rely on reducing clinker factor in their cement by product blending and other favorable regulatory advantages currently unavailable to U.S. operators. In the absence of similar regulatory opportunities in the U.S., we have achieved GHG reductions through significant investment in our plants and other operational improvements.

Our GHG Approach and Profile

Our approach to addressing GHG emissions in our operations starts with the oversight of our Board and management. The Board considers sustainability issues an integral part of its business oversight and takes an active role in determining Martin

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Marietta’s strategic priorities with respect to climate change. We established an Ethics, Environment, Safety and Health Committee in 1994 whose responsibilities include reviewing Martin Marietta’s climate and other sustainability goals, as well as Martin Marietta’s sustainability-related performance and engagement with investors.

As noted previously, Martin Marietta is overwhelmingly an aggregates (crushed stone, sand and gravel) business, from the perspective of our revenue, profitability and the number of facilities we own or operate, including approximately 350 quarries and other aggregates-related facilities. We operate two heritage cement plants only, both located in Texas.

To support its demands during our engagement efforts (including its demands to issue science-based targets), the proponent has consistently compared Martin Marietta to largely European-based cement companies with substantially larger GHG emissions profiles. As shown by the charts1 below, however, Martin Marietta has a relatively low GHG emissions profile compared to those and other cement companies.

Sources: 2021 annual reports, sustainability reports and corporate websites.

Sources: 2021 annual reports, sustainability reports and corporate websites.

[1]	These emissions are derived from public disclosures by the applicable companies and we do not adopt any of their disclosures as our own statements.

MARTIN MARIETTA 93

PROPOSAL 5: ADVISORY VOTE ON A SHAREHOLDER PROPOSAL REGARDING GREENHOUSE GAS EMISSIONS REDUCTION TARGETS  ◆

Sources: 2021 annual reports, sustainability reports and corporate websites.

In fact, we are a very small (<0.2%) contributor to the overall Scope 1 emissions (which are direct GHG emissions that occur from sources that are controlled or owned by an organization) and Scope 2 emissions (which are indirect emissions associated with the purchase of electricity, steam, heat and cooling) attributed to the global cement sector.

Our GHG Reduction Commitments and Initiatives

Martin Marietta completed its first Sustainability Report for calendar year 2018 (which was published in 2019) and has continued to publish subsequent annual Sustainability Reports2. We have taken a stepped approach that has consistently built on our disclosure and commitments in each subsequent year with respect to GHG and other sustainability matters.

Our two cement plants have been publicly reporting their Scope 1 GHG emissions under the U.S. Environmental Protection Agency’s Greenhouse Gas Reporting Rule since approximately 2010, and we believe they are among the industry’s most modern. In fact, we have invested over a billion dollars in plant modernization in those two plants since 2008. Many of the other cement producers have more plants that are significantly older and less efficient, and/or operate outside the U.S. in more lenient jurisdictions that do not require emissions reporting to regulatory authorities. We know that our plants are industry leaders in comparison to facilities of the other cement companies to which the proponent has compared us, from emissions, efficiency and safety perspectives as we have acquired some of those operations in the past.

As reflected in our past actions, we understand the importance of doing our part in the battle against climate change. As described in our annual Sustainability Reports, the Company has made and continues to pursue, reassess and expand various important commitments to reduce GHG emissions, along with continuing to advance our sustainability-related disclosures generally each year. In particular, these commitments include:

•

in our 2019 Sustainability Report, setting 15% Scope 1 carbon intensity reduction targets for 2030 covering our cement and magnesia businesses, which are responsible for approximately 87% of our Scope 1 GHG emissions;

•	in our 2020 Sustainability Report, disclosing our Scope 2 GHG emissions;

•

in our 2021 Sustainability Report, setting Scope 2 GHG reduction targets of 30% by 2030 (over a 2021 baseline year) and committing to be carbon neutral for our Scope 2 GHG emissions by 2050 across all product lines; and

•	in our forthcoming 2022 Sustainability Report, expanding our 2050 Net Zero Target commitments on Scope 2 GHG emissions to include a Net Zero ambition on Scope 1 GHG emissions.

[2]

All references to disclosures in our Sustainability Reports are subject to the assumptions and limitations described therein, and none of our Sustainability Reports are being incorporated by reference into this proxy statement.

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In conjunction with these GHG reduction targets and goals, and in response to feedback from various investors and stakeholders, we have disclosed Our Roadmap to achieving such goals in our Sustainability Report, which includes numerous actions that we believe are currently achievable to which we have committed, through current or recent investments and operational improvements, as well as future steps we are evaluating.

As a direct result of our engagement with numerous shareholders and other stakeholders, including the proponent, we will be updating and providing additional detail to Our Roadmap in our forthcoming 2022 Sustainability Report.

As we have discussed with the proponent, we will continue to consider the business and operational implications of verifying or setting targets in alignment with science-based frameworks or guidance, including continuing to evaluate potential opportunities both to expand the coverage of our existing Scope 1 and 2 reduction targets and to measure and assess our Scope 3 GHG emissions.

Carbon Intensity Considerations

As discussed in detail in our 2021 Sustainability Report and as will be discussed in our forthcoming 2022 Sustainability Report, we believe our reduction efforts and commitments compare favorably to other cement operators, particularly when taking into account important differences in applicable regulatory schemes and incentives applicable to E.U. cement operators. First, as a result of our reduction efforts to date, our current carbon intensity (which is a measure of CO2(e) emissions per unit of cement produced) is already lower than the U.S. domestic cement industry average, and we believe the targets we have set will continue to position us favorably in that respect. Second, E.U. cement operators that report lower carbon intensity metrics rely on blending cement clinker with non-clinker materials at levels that are simply not permitted under applicable standards in the U.S., where our two cement plants are located. Those operators also benefit from more favorable regulatory incentives for combusting certain alternative fuel sources (such as discarded tires) and from using emissions calculation methodologies that allow them to report lower emissions by omitting emissions associated with those fuels from carbon intensity calculations. These calculation methodologies, however, are not permitted under U.S. regulations.

This discrepancy results in a false comparison between commonly used U.S. and non-U.S. carbon intensity figures; in its correspondence with us, even the proponent has acknowledged our “concerns about being compared with misleading figures.”

In short, as illustrated above, we believe the steps we have taken to date, and those we will continue to take in the future, make us a leader in the aggregates sector, where many of our aggregates competitors have not made similar disclosures or commitments. In addition, we believe that our small, strategic cement business compares favorably to large U.S. and E.U. cement operators, particularly after accounting for regulatory differences and given that our reductions to date and future targets reflect efficiency and other improvements that we believe result in real and meaningful operational emissions reductions. Importantly, we also believe that we have demonstrated that we are actively engaging with both the proponent as well as other shareholders and stakeholders to learn more about our business and the path forward for carbon neutrality, as well as understanding any concerns.

The Proposal by does not acknowledge the significant work, commitment and continuing efforts by Martin Marietta to reduce its GHG emissions, nor does the Proposal contemplate commitments that are currently practical, appropriately deliberate or tailored to the specifics of our business in the U.S. Rather, the Proposal seeks commitments to set targets on a timeframe that is not operationally viable or advisable, that rely on speculative future technologies, and that dismiss the potentially adverse consequences to our business and all of our shareholders’ interests if we make expensive, technologically impossible commitments.

Therefore, the Board recommends a vote AGAINST this proposal.

MARTIN MARIETTA 95

Securities Authorized for Issuance Under Equity Compensation Plans

The following table shows information as of December 31, 2022 regarding Martin Marietta’s compensation plans that allow Martin Marietta to issue its equity securities. Martin Marietta’s equity compensation plans consist of the Amended and Restated Martin Marietta Materials, Inc. Common Stock Purchase Plan for Directors (the Directors’ Plan), the Stock Plan, the Martin Marietta Materials, Inc. Amended and Restated Stock-Based Award Plan (the Stock-Based Award Plan), under which the Incentive Stock Plan was adopted, the Martin Marietta Materials, Inc. Amended Omnibus Securities Award Plan (the Omnibus Securities Award Plan), and the Martin Marietta Materials, Inc. Shareholder Value Achievement Plan (the Achievement Plan). Martin Marietta’s shareholders have approved all of these plans. Martin Marietta has not entered into any individual compensation arrangements that would allow it to issue its equity securities to employees or non-employees in exchange for goods or services.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)[2]	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)

Equity compensation plans approved by shareholders	366,871[1]	$229.29	816,234[3]

Equity compensation plans not approved by shareholders	0[2]	0	0[4]

TOTAL	366,871	$229.29	816,234

1

Includes 15,283 stock options that have a weighted-average exercise price of $136.55; 319,439 restricted stock units that have a $0 exercise price; and 32,149 stock units granted in accordance with the Incentive Stock Plan that are credited to participants at an average weighted cost of $273.38. The restricted stock units and stock units granted in accordance with the Incentive Stock Plan represent Martin Marietta’s obligation to issue shares in the future subject to certain conditions in accordance with the Stock-Based Award Plan.

2	The weighted-average exercise price does not take into account the restricted stock units and stock units for which there is no exercise price.
3

Includes shares of Martin Marietta’s common stock available for issuance (other than those reported in column (a)) under Martin Marietta’s equity compensation plans as of December 31, 2022 in the following amounts: Directors’ Plan (134,231 shares), Stock-Based Award Plan (474,028 shares), and Achievement Plan (207,975 shares). Also excludes Texas Industries Inc. stock-based award plans (1,897,770 shares). The Directors’ Plan provides that nonemployee directors may elect to receive all or a portion of their fees in the form of common stock. Under the Achievement Plan, awards can be granted to key senior employees based on certain common stock performance over a long-term period. No awards have been granted under this plan since 2000.

4

There are 1,897,770 shares of Martin Marietta’s common stock available for issuance to legacy TXI employees. These shares will be used to settle currently outstanding awards but no further awards will be granted for these shares, as indicated by management in connection with the approval by shareholders of the Stock-Based Award Plan on May 19, 2017.

On July 1, 2014, in conjunction with the merger of TXI into a wholly-owned subsidiary of Martin Marietta, the Company assumed the TXI 2004 Omnibus Equity Compensation Plan (TXI Legacy Plan) and TXI’s Management Deferred Compensation Plan (the TXI DC Plan) and shares available for future issuance under the TXI Legacy Plan and the TXI DC Plan following the merger.

Description of the TXI Legacy Plan

The TXI Legacy Plan became effective as of July 11, 2012 terminated on July 11, 2022. All legacy employees of TXI and its affiliates and subsidiaries were eligible to receive awards. However, no further awards were granted under the TXI Legacy Plan, as indicated by management in connection with the approval by shareholders of the Amended and Restated Stock-Based Award Plan on May 19, 2017.

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DESCRIPTION OF THE DEFERRED COMPENSATION PLAN  ◆  SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

If Martin Marietta is dissolved or liquidated, or if substantially all of its assets are sold or there is a merger or consolidation and the acquiring or surviving entity does not substitute equivalent awards for the awards then outstanding, each award granted under the TXI Legacy Plan will become fully vested and exercisable and all restrictions on it will lapse. All options and stock appreciation rights not exercised upon the occurrence of such a corporate event will terminate, and the Company may, in its discretion cancel all other awards then outstanding and pay the award holder its then current value as determined by the Committee.

Description of the Deferred Compensation Plan

The TXI DC Plan became effective as of July 11, 2012 and terminated on July 11, 2022. Key management legacy employees of TXI, its subsidiaries and its affiliates were eligible to participate in the TXI DC Plan. Under the terms of the TXI DC Plan, participants may elect each year to defer all or a portion of their eligible compensation received during that year. However, no further awards were granted under the TXI DC Plan, as indicated by management in connection with the approval by shareholders of the Stock-Based Award Plan on May 19, 2017.

If Martin Marietta is dissolved or liquidated, or if substantially all of its assets are sold (or there is a merger or consolidation) and the acquiring or surviving entity does not substitute equivalent awards for the awards then outstanding, each award granted under the TXI DC Plan will become fully vested and all restrictions on it will lapse.

MARTIN MARIETTA 97

Annual Meeting and Voting Information

What is the purpose of the Annual Meeting?

At our Annual Meeting, shareholders will act on the matters outlined in the accompanying Notice of Annual Meeting of Shareholders. This statement is furnished in connection with the solicitation by Martin Marietta’s Board of Directors of proxies to be used at the meeting and at any and all adjournments or postponements of the meeting.

Whether or not you plan to attend the meeting, we encourage you to date, sign, and return your proxy in the enclosed envelope or electronically as instructed in the notice of this Proxy Statement and below under How do I vote?

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on March 6, 2023 are entitled to notice of and to participate in the Annual Meeting. If you were a shareholder of record on that date, you will be entitled to vote all the shares that you held on that date at the meeting, or any adjournments or postponements of the meeting.

What are the voting rights of the holders of Martin Marietta common stock?

Each share of Martin Marietta common stock is entitled to one vote on each matter considered at the meeting.

Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, beneficial owners presenting satisfactory evidence of ownership as of the record date, and invited guests of Martin Marietta may attend the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the common stock outstanding on the record date constitutes a quorum, permitting shareholders to take action at the meeting. On March 6, 2023, there were 61,996,967 shares outstanding of Martin Marietta’s common stock, $.01 par value per share, and each share of common stock is entitled to one vote per share.

Who will oversee the voting results?

Votes cast by proxy or in person at the Annual Meeting will be tabulated by an independent inspector of election appointed by Martin Marietta’s Board of Directors for the Annual Meeting. The inspector of election will determine whether a quorum is present. For purposes of determining the presence of a quorum, abstentions and broker non-votes (which are described below) will be counted as shares that are present and entitled to vote.

How do I vote?

Registered shareholders: Registered shareholders have four voting options:

•	over the Internet at the internet address shown on the enclosed Proxy Card;

•	by telephone through the number shown on the enclosed Proxy Card;

•	by completing, signing, dating and returning the enclosed Proxy Card by mail; or

•	in person at the meeting.

Even if you plan to attend the meeting, we encourage you to vote your shares by submitting your proxy. If you choose to vote your shares at the meeting, please bring proof of stock ownership and proof of your identity for entrance to the meeting.

Beneficial shareholders: If you hold your Martin Marietta shares in street name, your ability to vote by internet or telephone depends on the voting process of the bank, broker or other nominee through which you hold the shares. Please follow their directions carefully. If you want to vote at the meeting, you must request a legal proxy from your bank, broker or other nominee and present that proxy, together with proof of your identity, for entrance to the meeting.

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If you complete and properly sign the accompanying Proxy Card and return it to Martin Marietta, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed Proxy Card or vote in person. Shareholders whose shares are held by brokers, banks, or other nominees who wish to vote at the meeting will need to obtain a proxy form from the institution that holds its shares.

What can I do if I change my mind after I vote my shares?

Even if you have submitted your vote, you may revoke your proxy and change your vote at any time before voting begins at the Annual Meeting.

Registered shareholders: Registered shareholders may change their votes in one of two ways:

•	by voting on a later date by telephone or over the Internet (only your last dated Proxy Card or telephone or Internet vote is counted); or

•

by delivering a later dated Proxy Card to our Secretary, either prior to or at the meeting; or by voting your shares in person at the meeting. In order to vote your shares at the meeting, you must specifically revoke a previously submitted proxy.

Beneficial shareholders: If you hold your shares in street name, you should contact your bank, broker or other nominee to find out how to revoke your proxy.

How do I vote my 401(k) shares?

Each participant in Martin Marietta’s Savings and Investment Plan may direct the trustee as to the manner in which shares of common stock allocated to the plan participant’s account are to be voted. If the plan participant does not return a signed voting instruction card to the trustee in a timely manner or returns a card without indicating any voting instructions, the trustee will vote the shares in the same proportion as shares for which the trustee receives voting instructions for that plan.

Will my broker vote my shares for me if I do not give voting instructions? What are “broker non-votes”?

Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the beneficial owners. If specific instructions are not received, brokers may generally vote these shares at their discretion. However, the NYSE rules preclude brokers from exercising their voting discretion on certain proposals, such as the election of Directors and executive compensation matters. In such cases, absent specific instructions from the beneficial owner, the broker may not vote on those proposals. This results in what is known as a “broker non-vote.” The approval of the ratification of the appointment of independent auditors is not a proposal subject to this rule. Accordingly, if you want your broker to vote your shares on the election of Directors or, the approval on an advisory basis of the compensation of our named executive officers, and the approval on an advisory basis of the frequency of voting on our executive compensation, you must provide specific voting instructions to your broker. Conversely, any broker holding shares for you may vote your shares at their discretion with respect to the ratification of the appointment of independent auditors unless you give them specific instructions on how you wish for them to vote.

What vote is required to approve each item?

Martin Marietta amended its Articles of Incorporation following the 2013 Annual Meeting of Shareholders to provide for majority voting in the election of Directors. As a result, in an uncontested Director election (i.e., an election where the only nominees are those proposed by our Board of Directors, such as at the 2023 Annual Meeting), Directors are elected by a majority of the votes cast by holders of our common stock present in person or by proxy at the meeting. For purposes of uncontested Director elections, a majority of votes cast means that the number of votes cast “for” a nominee’s election exceeds the number of votes cast “against” that nominee’s election. Abstentions and broker non-votes will not be counted as votes cast in the election of Directors and will have no effect on the outcome of the election of Directors.

Under North Carolina law, if an incumbent director is not re-elected at an Annual Meeting, then, even though his or her term has expired, the incumbent director continues to serve in office as a holdover director until his or her successor is elected or until there is a decrease in the number of directors.

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ANNUAL MEETING AND VOTING INFORMATION  ◆

North Carolina law further provides that if the shareholders fail to elect the full authorized number of directors, a board of directors may fill the vacancy by electing a successor. Accordingly, Martin Marietta’s Articles of Incorporation provide that if a nominee is not elected by a vote of the majority of the votes cast with respect to that nominee’s election, the Board of Directors may decrease the number of Directors, fill any vacancy or take other appropriate action.

The ratification of the selection of independent auditors, the advisory vote to approve the compensation of the named executive officers, and any other proposal presented at the meeting, will be approved if more votes are cast by proxy or in person in favor of the proposal than are cast against it. With respect to the vote on the frequency of future advisory votes on executive compensation the period receiving the greatest number of votes (every 1 year, every 2 years or every 3 years) will be considered the preference selected by the shareholders.

Abstentions and broker non-votes, if any, will not be counted “for” or “against” any of these proposals.

What is required to attend the meeting?

Attendance at the Annual Meeting will be limited to our shareholders as of the record date of March 6, 2023 and their proxies. If you are a shareholder and plan to attend the Annual Meeting and your shares are held in street name (for example, if your shares are held through an account maintained by a bank or securities broker), you must present evidence of your stock ownership as of March 6, 2023 in order to be admitted to the Annual Meeting. You can obtain this evidence from your bank or brokerage firm. If your shares are held in street name as of March 6, 2023 and you intend to vote your shares at the Annual Meeting, you must also request a legal proxy appointment from your bank, broker or other nominee and present that proxy appointment at the Annual Meeting’s registration desk. Whether you are a registered shareholder, your shares are held in street name, or you are a duly authorized proxy for a shareholder, a government-issued identification will be required to obtain admittance to the Annual Meeting.

We speak to almost all of our largest shareholders each year and we rarely have any shareholders in attendance at our shareholders’ meetings. In addition, the proposals to be considered at the 2023 Annual Meeting are routine. For these reasons, we currently intend to hold the Annual Meeting in person. In the event that alternative arrangements for the Annual Meeting are required, we intend to promptly advise our shareholders. Please monitor our website, https://ir.martinmarietta.com/events-presentations, for updated information if you are planning to attend the Annual Meeting. To assist with logistical planning for the Annual Meeting, we request that shareholders planning on attending the Annual Meeting notify us by email at corporatesecretary@martinmarietta.com. Providing such notice is not required for attendance at the Annual Meeting and is requested solely to assist in our planning.

Where can I find voting results for the Annual Meeting?

We will announce preliminary voting results at the conclusion of the meeting and publish final results in a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting.

Where can I find out more information about Martin Marietta?

We maintain a website at www.martinmarietta.com where you can find additional information about Martin Marietta. Visitors to the website can view and print copies of Martin Marietta’s SEC filings, including periodic and current reports on Forms 10-K, 10-Q and 8-K, as soon as reasonably practicable after those filings are made with the SEC. Copies of the charters for each of our Audit Committee, Management Development and Compensation Committee, and Nominating and Corporate Governance Committee, Corporate Governance Guidelines, as well as our Code of Ethical Business Conduct are all available through the website. Alternatively, our shareholders and other interested parties may obtain, without charge, copies of all of these documents by writing to the Corporate Secretary, Martin Marietta, 4123 Parklake Avenue, Raleigh, NC 27612. Please note that the information contained on Martin Marietta’s website is not incorporated by reference in, or considered to be a part of, this document.

Who is paying for this Proxy Statement?

The entire cost of preparing, assembling, printing, and mailing the Notice of Meeting, this Proxy Statement, and proxies, and the cost of soliciting proxies relating to the meeting, if any, has been or will be paid by Martin Marietta. In addition to

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  ◆  ANNUAL MEETING AND VOTING INFORMATION

use of the mail, proxies may be solicited by Directors, officers, and other regular employees of Martin Marietta by telephone, facsimile, or personal solicitation, and no additional compensation will be paid to such individuals. Martin Marietta will use the services of Morrow Sodali LLC, 470 West Avenue, Stamford, CT 06902, a professional soliciting organization, to assist in obtaining in person or by proxy shareholder votes. Martin Marietta estimates its expenses for solicitation services will not exceed $10,000. Martin Marietta will, if requested, reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy materials to their principals.

Incorporation by Reference

The Audit Committee Report on page 39 and the Management Development and Compensation Committee Report on page 40 do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by Martin Marietta under the Securities Act of 1933 or the Exchange Act, or subject to Regulation 14A or to the liabilities of Section 18 of the Exchange Act, except to the extent that Martin Marietta specifically requests that the information be treated as soliciting material or specifically incorporates such information by reference.

Shareholders’ Proposals for 2024 Annual Meeting

Proposals by shareholders intended to be presented at the 2024 Annual Meeting of Shareholders of Martin Marietta must be received by the Secretary of Martin Marietta no later than December 15, 2023 in order to be included in the Proxy Statement and on the Proxy Card that will be solicited by the Board of Directors in connection with that meeting. The inclusion of any proposal will be subject to applicable rules of the SEC. In addition, the Bylaws of Martin Marietta establish an advance notice requirement for any proposal of business to be considered at an Annual Meeting, including the nomination of any person for election as Director. In general, written notice must be received by the Secretary of Martin Marietta at its principal executive office, 4123 Parklake Avenue, Raleigh, North Carolina 27612, not less than 60 days nor more than 90 days prior to the first anniversary of the mailing of the preceding year’s Proxy Statement in connection with the Annual Meeting and must contain specified information concerning the matter to be brought before such meeting and concerning the shareholder proposing such a matter. Accordingly, to be considered at the 2024 Annual Meeting, proposals must be received by the Secretary of Martin Marietta no earlier than January 14, 2024 and no later than February 13, 2024. Any waiver by Martin Marietta of these requirements with respect to the submission of a particular shareholder proposal shall not constitute a waiver with respect to the submission of any other shareholder proposal nor shall it obligate Martin Marietta to waive these requirements with respect to future submissions of the shareholder proposal or any other shareholder proposal. Our Bylaws provide a proxy access right to permit a shareholder, or a group of up to 20 shareholders, owning at least 3% of our outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director nominees constituting up to 25% of the Board of Directors or two Directors, whichever is greater, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws. Under our Bylaws, compliant notice of proxy access Director nominations for the 2024 Annual Meeting must be submitted to the Corporate Secretary of Martin Marietta no earlier than November 15, 2023 and no later than December 15, 2023. The notice must contain the information required by the Bylaws. Any shareholder desiring a copy of the Bylaws of Martin Marietta will be furnished one without charge upon written request to the Secretary of Martin Marietta at its principal executive office, 4123 Parklake Avenue, Raleigh, North Carolina 27612. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Board of Directors’ nominees must provide notice that sets forth the information required by SEC Rule 14a-19 no later than March 12, 2024 and comply with the other requirements of our Bylaws applicable to such solicitations.

Martin Marietta Materials, Inc.

April 13, 2023

MARTIN MARIETTA 101

Appendix A

Martin Marietta

Guidelines for Potential New Board Members

Preamble: The following considerations are one of the tools used to assist the Nominating and Corporate Governance Committee in the exercise of its responsibility to evaluate the suitability of new potential candidates for the Board of Directors, consistent with any criteria set out in Martin Marietta’s Corporate Governance Guidelines. In evaluating a new potential candidate who is not an employee or former employee of Martin Marietta, the Nominating and Corporate Governance Committee would take into consideration the extent to which the candidate has the personal characteristics and core competencies outlined in one or more of the guidelines set out below, and would take into account all other factors it considers appropriate, including the overall composition of the Board. These guidelines are in addition to and are not intended to change or interpret any law or regulation, or Martin Marietta’s Articles of Incorporation or Bylaws. The guidelines are subject to modification from time to time by the Nominating and Corporate Governance Committee.

1.	Candidates should have a long-term history of the highest integrity and should ascribe fully to the ethics program of Martin Marietta.

2.	Candidates should be experienced, seasoned and have mature business judgment. It would be desirable if they are still active in their careers.

3.	Consideration should be given to matching the geographic base of the candidate with the geographic coverage of Martin Marietta.

4.

Consideration should be given to diversity on the Board. Such diversity may include type of experience, education, skill sets, ethnic origin, gender and other items that will enable the Board to have a broad knowledge base and diverse viewpoints.

5.	Generally, candidates should not come from firms or companies that are significant sellers or buyers of goods and services to or from Martin Marietta.

6.

Candidates who would serve on Martin Marietta’s Audit Committee, Nominating and Corporate Governance Committee, or Management Development and Compensation Committee should be “independent” as defined by the Securities and Exchange Commission, the New York Stock Exchange and Martin Marietta’s Corporate Governance Guidelines.

7.

Given the nature of Board governance, the background and expertise of candidates should reflect the skill needs of the Board and Martin Marietta. With the Securities and Exchange Commission requirements with respect to audit committees and the financial nature of much of what the Board is responsible for, a significant number of Board members need to have strong financial knowledge.

8.

Candidates should have significant professional experience to make a significant contribution to the Board such that the overall composition of the Board includes expertise in the following areas: audit committee financial experts, legal, human resources, business strategy, marketing, the primary businesses in which Martin Marietta operates, and other areas of importance to Martin Marietta.

9.	Public company experience is highly desirable.

10.	Candidates from education or nonprofit organizations will be considered where there is a specific priority need identified by the Board and where such a candidate can add value.

11.	Board candidates ideally would serve on no more than three for-profit boards inclusive of Martin Marietta Materials to assure adequate time to discharge the duties of a Board member.

MARTIN MARIETTA A-1

Appendix B

Non-GAAP Measures

Non-GAAP financial measures disclosed by management are provided as additional information to investors in order to provide them with an alternative method for assessing our financial condition and operating results, and are often requested by investors. These measures are not in accordance with, or a substitute for, generally accepted accounting principles (GAAP) and may be different from or inconsistent with non-GAAP financial measures used by other companies. Adjusted EBITDA is an indicator used by the Company and investors to evaluate the Company’s operating performance period to period.

EBITDA is a widely accepted financial indicator of a company’s ability to service and/or incur indebtedness. EBITDA is not defined by GAAP and, as such, should not be construed as an alternative to earnings from operations, net earnings or operating cash flow.

The following presents a reconciliation of net earnings from continuing operations attributable to Martin Marietta to consolidated Adjusted EBITDA from continuing operations for the years ended December 31, 2022, 2021, 2020, 2015 and 2010.

Consolidated Adjusted EBITDA for year ended December 31:

(dollars in millions)	2022	2021	2020	2015	2010

Net earnings from continuing operations attributable to Martin Marietta	$856.3	$702.0	721.0	$288.8	$96.8

Add back:

Interest expense, net of interest income	155.4	142.4	117.6	75.9	67.4

Income tax expense for controlling interests	234.8	153.1	168.2	124.8	29.2

Depreciation, depletion and amortization expense and earnings/loss from nonconsolidated equity affiliates	496.6	442.5	386.0	253.8	179.0

Acquisition and integration expenses	9.1	57.9	–	–	–

Impact of selling acquired inventory after markup to fair value as part of acquisition accounting	–	30.6	–	–	–

Nonrecurring gain on divestiture	(151.9)	–	–	–	–

Consolidated Adjusted EBITDA from continuing operations	$1,600.3	$1,528.5	$1,392.8	$743.3	$372.4

Total revenues	$6,160.7	$5,414.0	$4,729.0	$3,539.6	$1,782.9

Adjusted EBITDA margin	26.0%	28.2%	29.4%	21.0%	20.9%

The Company Selected Measure of Adjusted EBITDA for Pay Versus Performance on page 83 includes continuing operations and discontinued operations. The following presents a reconciliation of Consolidated Adjusted EBITDA from continuing operations to Adjusted EBITDA for Pay for Performance for the years ended December 31, 2022, 2021 and 2020.

(dollars in millions)	2022	2021	2020

Net earnings from discontinued operations	$10.5	$0.5	$–

Add back:

Interest expense	0.2	0.2	–

Income tax expense	5.0	0.1	–

Depreciation, depletion and amortization expense	0.3	0.8	–

Nonrecurring loss on divestiture	0.7	–	–

Impact of selling acquired inventory after mark up to fair value as part of acquisition accounting	–	3.1	–

Adjusted EBITDA from discontinued operations	16.7	4.7	–

Consolidated Adjusted EBITDA from continuing operations	1,600.3	1,528.5	1,392.8

Adjusted EBITDA for Pay for Performance	$1,617.0	$1,533.2	$1,392.8

2023 PROXY STATEMENT B-1

APPENDIX B  ◆

Leverage Ratio

The leverage ratio is our consolidated net debt-to-consolidated Adjusted EBITDA from continuing operations for the trailing twelve months. Management uses this ratio to assess its capacity for additional borrowings. The following calculations as of December 31, 2022 and 2021 are not intended to be a substitute for the Company’s leverage covenant under its credit facility:

(dollars in millions)	2022	2021

Net earnings from continuing operations attributable to Martin Marietta	$856.3	$702.0

Add back:

Interest expense, net of interest income	155.4	142.4

Income tax expense for controlling interests	234.8	153.1

Depreciation, depletion and amortization expense and earnings/loss from nonconsolidated equity affiliates	496.6	442.5

Acquisition and integration expenses	9.1	57.9

Nonrecurring gain on divestiture	(151.9)	–

Impact of selling acquired inventory after markup to fair value as part of acquisition accounting	–	30.6

Consolidated Adjusted EBITDA from continuing operations for the twelve months ended December 31	$1,600.3	$1,528.5

Consolidated debt at December 31, (2022 excludes the discharged $700 million Notes that mature in 2023)	$4,340.9	$5,100.9

Less: Unrestricted cash at December 31	(358.0)	(258.4)

Consolidated net debt at December 31	$3,982.9	$4,842.5

Consolidated net debt-to-consolidated EBITDA at December 31 for trailing-twelve months Consolidated Adjusted EBTIDA from continuing operations	2.5 times	3.2 times

Adjusted Earnings Per Diluted Share from Continuing Operations

Adjusted earnings per diluted share from continuing operations (Adjusted EPS) for the year ended December 31, 2022 excludes the impacts of the nonrecurring gain on divestiture and acquisition and integration expenses.

Management presents this non-GAAP measure to more accurately report the performance of the Company excluding these nonrecurring items.

The following reconciles reported earnings per diluted share from continuing operations to Adjusted EPS from continuing operations for the year ended December 31, 2022.

(dollars in millions, except per share)	Pretax	Income Tax	After-Tax	Per Share

Earnings per diluted share from continuing operations in accordance with GAAP				$13.70

Impact of nonrecurring gain on divestiture	$(151.9)	$43.1	$(108.8)	(1.74)

Acquisition and integration expenses	$9.1	$(2.2)	$6.9	0.11

Adjusted earnings per diluted share from continuing operations				$12.07

B-2 2023 PROXY STATEMENT

www.martinmarietta.com
NYSE Stock Symbol: MLM

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Martin Marietta 4123 Parklake Avenue Raleigh, NC 27612 (919) 781-4550 www.martinmarietta.com NYSE Stock Symbol. MLM

MARTINANNUALMARIETTAMEETING OF SHAREHOLDERSMATERIALS,OF INC. May 11, 2023 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM ET the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. company number ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The proxy statement, form of proxy card and 2022 Annual Report to Shareholders are available for review on the Internet at http://ir.martinmarietta.com/reports-filings Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” ITEMS 1, 2, 3, “EVERY 1 YEAR” ON PROPOSAL 4 AND “AGAINST” PROPOSAL 5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Election of Directors: Dorothy M. Ables Sue W. Cole Anthony R. Foxx John J. Koraleski C. Howard Nye Laree E. Perez Thomas H. Pike Michael J. Quillen Donald W. Slager David C. Wajsgras 2. Ratification of appointment of PricewaterhouseCoopers as independent auditors. 3. Approval, by a non-binding advisory vote, of the compensation of Martin Marietta Materials, Inc.’s named executive officers. 1 YEAR 2 YEARS 3 YEARS ABSTAIN 4.Selection, by a non-binding advisory vote, of the frequency of future shareholder votes to approve the compensation of Martin Marietta Materials, Inc.’s named executive officers. 5. Shareholder proposal, if properly presented at the meeting, requesting the establishment within a year of GHG reduction targets. Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. The Board of Directors recommends that you vote FOR Proposals 2 and 3 The Board of Directors recommends that you vote EVERY 1 YEAR on Proposal 4 The Board of Directors recommends that you vote AGAINST Proposal 5 This proxy is solicited by the Board of Directors of Martin Marietta Materials, Inc. and when properly executed will be voted as specified herein and, unless otherwise directed, will be voted FOR the election of all nominees as Directors, FOR the ratification of the selection of PricewaterhouseCoopers as independent auditors, FOR the approval, by a non-binding advisory vote, of the compensation of our named executive officers, EVERY 1 YEAR on the selection, by a non-binding advisory vote, of the frequency of votes for the approval of the compensation of our named executive officers, and AGAINST the shareholder proposal. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournments thereof. Receipt of Notice of Annual Meeting of Shareholders and accompanying Proxy Statement is hereby acknowledged. 00033333333333343000 5 051123

May 11, 2023 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The proxy statement, form of proxy card and 2022 Annual Report to Shareholders are available for review on the Internet at http://ir.martinmarietta.com/reports-filings Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. ANNUAL MEETING OF SHAREHOLDERS OFNOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The proxy statement, form of proxy card and 2022 Annual Report to Shareholders are available for review on the Internet at http://ir.martinmarietta.com/reports-filings Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” ITEMS 1, 2, 3, “EVERY 1 YEAR” ON PROPOSAL 4 AND “AGAINST” PROPOSAL 5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Election of Directors: Dorothy M. Ables Sue W. Cole Anthony R. Foxx John J. Koraleski C. Howard Nye Laree E. Perez Thomas H. Pike Michael J. Quillen Donald W. Slager David C. Wajsgras 2. Ratification of appointment of PricewaterhouseCoopers as independent auditors. 3. Approval, by a non-binding advisory vote, of the compensation of Martin Marietta Materials, Inc.’s named executive officers. 1 YEAR 2 YEARS 3 YEARS ABSTAIN 4.Selection, by a non-binding advisory vote, of the frequency of future shareholder votes to approve the compensation of Martin Marietta Materials, Inc.’s named executive officers. 5. Shareholder proposal, if properly presented at the meeting, requesting the establishment within a year of GHG reduction targets. Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. The Board of Directors recommends that you vote FOR Proposals 2 and 3 The Board of Directors recommends that you vote EVERY 1 YEAR on Proposal 4 The Board of Directors recommends that you vote AGAINST Proposal 5 This proxy is solicited by the Board of Directors of Martin Marietta Materials, Inc. and when properly executed will be voted as specified herein and, unless otherwise directed, will be voted FOR the election of all nominees as Directors, FOR the ratification of the selection of PricewaterhouseCoopers as independent auditors, FOR the approval, by a non-binding advisory vote, of the compensation of our named executive officers, EVERY 1 YEAR on the selection, by a non-binding advisory vote, of the frequency of votes for the approval of the compensation of our named executive officers, and AGAINST the shareholder proposal. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournments thereof. Receipt of Notice of Annual Meeting of Shareholders and accompanying Proxy Statement is hereby acknowledged. 00033333333333343000 5 051123 MARTIN MARIETTA MATERIALS, INC.

MARTIN MARIETTA MATERIALS, INC. Proxy solicited by the Board of Directors for the Annual Meeting to be held May 11, 2023 The undersigned hereby appoints C. Howard Nye and James A. J. Nickolas, and each or either of them, proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote, as designated below, all shares of the common stock of the undersigned in Martin Marietta Materials, Inc. at the Annual Meeting of Shareholders to be held on May 11, 2023, and at any adjournment thereof. (Continued and to be signed on the reverse side) 0 1.1 14475